Exhibit 2.1

BUSINESS COMBINATION AGREEMENT

dated as of

July 13, 2016

by and among

YATRA ONLINE, INC.,

T3 PARENT CORP.,

T3 MERGER SUB CORP.,

TERRAPIN 3 ACQUISITION CORPORATION,

MIHI LLC,

solely for purposes of Article X, together with the underlying provisions of this Agreement to the extent that they are impacted by Article X

and

SHAREHOLDER REPRESENTATIVE SERVICES LLC,

as the Shareholders’ Representative

TABLE OF CONTENTS

		Page

Article I

CERTAIN DEFINITIONS

Section 1.1	Definitions	2
Section 1.2	Further Definitions	13
Section 1.3	Construction	14
Section 1.4	Knowledge	14

Article II

THE MERGER; CLOSING

Section 2.1	Mergers; Effective Times	15
Section 2.2	Effects of the Mergers	15
Section 2.3	Closing	15
Section 2.4	Organizational Documents	16
Section 2.5	Directors and Officers of TRTL	16
Section 2.6	Use of Cash	16

Article III

Certain Governance Matters

Section 3.1	Company Board	17
Section 3.2	Company Board Chairman	17
Section 3.3	Company Board Committees	17
Section 3.4	Company Management	17

Article IV

EFFECTS OF THE MERGERS ON THE CAPITAL STOCK OF TRTL, TRTL PARENT, MERGER SUB, the Company SHARES AND THE COMPANY; EXCHANGE OF CERTIFICATES

Section 4.1	Effect of First Merger on TRTL Common Stock	18
Section 4.2	Effect of Second Merger on TRTL Parent Common Shares; TRTL Warrants; Company Shares; Company Options; Company Warrants	19
Section 4.3	Surrender and Payment	23
Section 4.4	TRTL Parent Common Shares	26
Section 4.5	TRTL Merger Sub Common Stock	26
Section 4.6	TRTL Warrants	26

i

EXHIBITS

Exhibit A – Form of Forfeiture Letter
Exhibit B – Form of Investor Rights Agreement
Exhibit C – Form of TRTL Amended and Restated Certificate of Incorporation
Exhibit D – Form of Surviving Company Certificate of Incorporation and Memorandum of Association
Exhibit E – Use of Cash
Exhibit F – Earnout
Exhibit G – Form of Amended Forward Purchase Contract
Exhibit H – Employment Agreement Terms
Exhibit I – Exchange and Support Agreement

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BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement (this “Agreement”), dated as of July 13, 2016, is entered into by and among YATRA ONLINE, INC., a Cayman Islands exempted company limited by shares (the “Company”), T3 PARENT CORP., a Delaware corporation (“TRTL Parent”), T3 MERGER SUB CORP., a Delaware corporation and a direct wholly owned Subsidiary of TRTL Parent (“TRTL Merger Sub”), TERRAPIN 3 ACQUISITION CORPORATION, a Delaware corporation (“TRTL”), MIHI LLC, solely for purposes of Article X, together with the underlying provisions of this Agreement to the extent that they are impacted by Article X, and SHAREHOLDER REPRESENTATIVE SERVICES LLC, a Colorado limited liability company, solely in its capacity as the Shareholders’ Representative. Except as otherwise indicated, capitalized terms used but not defined herein shall have the meanings set forth in Article I of this Agreement.

RECITALS

WHEREAS, TRTL is a blank check company incorporated to effect a Business Combination;

WHEREAS, TRTL Parent is a Delaware corporation newly formed by TRTL for the sole purposes of carrying out the transactions contemplated by this Agreement;

WHEREAS, the parties desire that, upon the terms and subject to the conditions hereof, TRTL Merger Sub will merge with and into TRTL (the “First Merger”), with TRTL surviving the First Merger as a partially owned Subsidiary of TRTL Parent (the “First Surviving Company”);

WHEREAS, the holders of TRTL’s Class F Common Stock shall, pursuant to a letter agreement to be entered into at Closing in substantially the form of Exhibit A (the “Forfeiture Letter”), forfeit to TRTL certain shares of TRTL Class F Common Stock, effective as of immediately prior to the First Effective Time;

WHEREAS, the parties desire that, upon the terms and subject to the conditions hereof, immediately following the consummation of the First Merger, TRTL Parent will merge with and into the Company (the “Second Merger” and together with the First Merger, the “Mergers”), with the Company surviving the Second Merger (the “Second Surviving Company”) and TRTL becoming a partially owned Subsidiary of the Company;

WHEREAS, in connection with the Mergers and as required by TRTL’s Certificate of Incorporation, certain TRTL Stockholders will be provided an opportunity to redeem their shares of TRTL Common Stock for cash rather than receive consideration in the Mergers;

WHEREAS, TRTL Stockholders that do not redeem their shares of TRTL Class A Common Stock for cash will be entitled to receive Company Ordinary Shares as consideration for the Mergers;

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WHEREAS, the board of directors of TRTL, TRTL Parent and Merger Sub have approved and declared advisable the transactions contemplated by this Agreement, including the Mergers, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”) and the Companies Law (2013 Revision, as amended (the “Companies Law”)), as applicable;

WHEREAS, the board of directors of the Company has approved the transactions contemplated by this Agreement, including the Second Merger, upon the terms and subject to the conditions of this Agreement and in accordance with the Companies Law;

WHEREAS, TRTL and the Company intend to use the funds available in the Trust Account as provided in this Agreement and for other corporate purposes;

WHEREAS, each of the parties intends that, for U.S. federal income tax purposes, the Mergers shall be treated in accordance with the Intended Tax Treatment (as defined herein).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the Company, the Shareholders, the Shareholders’ Representative, TRTL Parent, TRTL Merger Sub and TRTL hereby agree as follows:

Article I

CERTAIN DEFINITIONS

Section 1.1           Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Acquisition Inquiry” means an inquiry, indication of interest or request for information that could reasonably be expected to lead to an Acquisition Proposal.

“Acquisition Proposal” means any offer, proposal, inquiry or indication of interest relating to any Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of transactions with any Person other than the Company or TRTL, as applicable, involving: (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction; or (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets of such Person.

“Action” means any claim, action, suit, assessment, arbitration, proceeding or investigation, in each case that is by or before any Governmental Authority.

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“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. The term “control” as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of such corporation, or with respect to any Person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.

“Aggregate Exercise Price” means the aggregate cash exercise price payable upon exercise of all Company Options and Company Warrants issued and outstanding immediately prior to the Second Effective Time (excluding any Company Options and Company Warrants that are rolled over and not exercised prior to the Second Effective Time).

“Aggregate Preference Amount” means the sum of: (a) the Preference Amount in respect of the Company Series A Preference Shares multiplied by the aggregate number of Company Series A Preference Shares issued and outstanding as of immediately prior to the Second Effective Time; (b) the Preference Amount in respect of the Company Series B Preference Shares multiplied by the aggregate number of Company Series B Preference Shares issued and outstanding as of immediately prior to the Second Effective Time; (c) the Preference Amount in respect of the Company Series C Preference Shares multiplied by the aggregate number of Company Series C Preference Shares issued and outstanding as of immediately prior to the Second Effective Time; (d) the Preference Amount in respect of the Company Series D Preference Shares multiplied by the aggregate number of Company Series D Preference Shares issued and outstanding as of immediately prior to the Second Effective Time; (e) the Preference Amount in respect of the Company Series E Preference Shares multiplied by the aggregate number of Company Series E Preference Shares issued and outstanding as of immediately prior to the Second Effective Time; and (f) the Preference Amount in respect of the Company Series F Preference Shares multiplied by the aggregate number of Company Series F Preference Shares issued and outstanding as of immediately prior to the Second Effective Time.

“Available Cash” means the aggregate amount of cash held either in or outside the Trust Account and available or required to be released by TRTL to the Company and the Company Preference Holders as of immediately prior to the Second Effective Time.

“Business Combination” has the meaning ascribed to such term in the Certificate of Incorporation.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Cash and Cash Equivalents” means cash, checks, money orders, marketable securities, short-term instruments and other cash equivalents, funds in time and demand deposits or similar accounts, cash security deposits and other cash collateral posted with vendors, landlords, and other parties, and indebtedness issued or guaranteed by the United States government.

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“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of TRTL, dated as of July 16, 2014, as it may be amended pursuant to the Extension.

“Certificates” means (i) a certificate previously representing any Conversion Shares or Company Shares or (ii) Conversion Shares or Company Shares that are in non-certificated book-entry form.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Accounting Policies” means GAAP consistently applied using the same methodologies that were used in the preparation of the Audited Financial Statements.

“Company Cash” means the aggregate amount of all Cash and Cash Equivalents, including, without limitation, all bank account balances, marketable securities, short-term investments, municipal investments and certificates of deposit, held by the Company and its Subsidiaries as of June 30, 2016, as set forth in the balance sheet of the Company dated June 30, 2016 which shall be included in the Proxy Statement/Prospectus; provided, however, Company Cash shall not include the Aggregate Exercise Price or any Restricted Cash.

“Company Class F Shares” means the Class F Shares of the Company.

“Company Fully Diluted Shares” means the sum of: (a) the aggregate number of shares of Company Ordinary Shares that are issued and outstanding immediately prior to the Second Effective Time; plus (b) the aggregate number of Company Ordinary Shares issuable upon conversion of all Company Preference Shares that are issued and outstanding immediately prior to the Second Effective Time; plus (c) the aggregate number of Company Ordinary Shares issuable upon exercise of all Company Options and Company Warrants or other direct or indirect rights to acquire shares of Company Ordinary Shares that are issued and outstanding immediately prior to the Second Effective Time.

“Company Indebtedness” means the aggregate amount of all Indebtedness of the Company and its Subsidiaries as of June 30, 2016, as set forth in the balance sheet of the Company dated June 30, 2016 which shall be included in the Proxy Statement/Prospectus.

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“Company Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate, is, or is reasonably likely to be, materially adverse to (i) the business, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event will any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect” on the business, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole: (a) any change in applicable Laws or GAAP or any interpretation thereof, (b) any change in interest rates or economic, political, business, financial, commodity, currency or market conditions generally, (c) the announcement or the execution of this Agreement, the pendency of the Mergers or the performance of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees, (d) any change generally affecting the economy as a whole, (e) the compliance with the terms of this Agreement or the taking of any action required or contemplated by this Agreement or with the prior written consent of TRTL, (f) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, act of God or other force majeure event, (g) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, the Company operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel, (h) any failure of the Company and its Subsidiaries, taken as a whole, to meet any projections, forecasts or budgets, provided, that this clause (h) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect), (i) circumstances, events, effects or changes generally affecting the industries or segments thereof in which the Company operates (except for such events, circumstances, changes or effects that have a disproportionate effect on the Company or any of its Subsidiaries), (j) any matter or condition described in the Schedules and Exhibits to this Agreement, or (k) any announcement made or action taken by TRTL or its Affiliates; provided further, that any event, circumstance, change or effect referred to in clauses (f) or (g) shall be deemed to constitute or taken into account in determining whether a Company Material Adverse Effect has occurred to the extent such event, circumstance, change or effect has a disproportionate effect on the Company or any of its Subsidiaries; or (ii) the ability of the Company, TRTL Parent or TRTL Merger Sub to consummate the transactions contemplated hereby in accordance with the terms hereof.

“Company Option Plan” means the Yatra Online, Inc. 2006 Indian Share Plan.

“Company Options” means any option or other equity award to purchase or otherwise acquire shares of Company Ordinary Shares (whether or not vested) under the Company Option Plan.

“Company Ordinary Shares” means the Ordinary Shares in the share capital of the Company.

“Company Preference Holders” means the holders of Company Preference Shares as of immediately prior to the Second Effective Time.

“Company Preference Shares” means the Company Series A Preference Shares, Company Series B Preference Shares, Company Series C Preference Shares, Company Series D Preference Shares, Company Series E Preference Shares and Company Series F Preference Shares in the share capital of the Company.

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“Company Purchase Price” means an amount equal to: (a) the Enterprise Value; plus: (b) the Company Cash; plus (c) the Aggregate Exercise Price; minus (d) the Company Indebtedness.

“Company Series A Preference Shares” means the Series A Preference Shares in the share capital of the Company.

“Company Series B Preference Shares” means the Series B Preference Shares in the share capital of the Company.

“Company Series C Preference Shares” means the Series C Preference Shares in the share capital of the Company.

“Company Series D Preference Shares” means the Series D Preference Shares in the share capital of the Company.

“Company Series E Preference Shares” means the Series E Preference Shares in the share capital of the Company.

“Company Series F Preference Shares” means the Series F Preference Shares in the share capital of the Company.

“Company Share Value” means $10.00.

“Company Shares” means the Company Ordinary Shares and the Company Preference Shares.

“Company Warrants” means each unexercised warrant to purchase Company Shares, whether or not then vested or fully exercisable, outstanding as of immediately prior to the Second Effective Time.

“Confidential Information” means any information, knowledge or data concerning the businesses and affairs of the Company or its Subsidiaries that is not already generally available to the public.

“Confidentiality Agreement” means, collectively, that certain Confidentiality Agreement, dated as of May 12, 2016, by and between TRTL and the Company.

“Contracts” means any legally binding contracts, agreements, subcontracts, leases, and purchase orders, whether written or oral.

“Conversion Share” means a share of TRTL Class A Common Stock issued and outstanding immediately prior to the First Effective Time that is not (i) cancelled pursuant to Section 4.1(b) or (ii) a Redemption Share.

“Earnout Payments” has the meaning specified in Exhibit F.

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“Employee” means each individual who, as of the applicable date of determination, is an employee of the Company or any of its Subsidiaries.

“Enterprise Value” means $218,000,000.

“Environmental Laws” means any and all applicable Laws relating to pollution or protection of the environment (including natural resources) or the use, storage, emission, disposal or release of Hazardous Materials, each as in effect on and as interpreted as of the date hereof.

“Exchange Agreement” means that certain Exchange and Support Agreement, among the Company, TRTL and the holders of TRTL’s Class F Common Stock in substantially the form attached hereto as Exhibit I;

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expense Advancement Agreement” means that certain Expense Advancement Agreement, dated July 14, 2014, by and among TRTL, MIHI LLC, Apple Orange LLC, Noyac Path, LLC and Periscope, LLC.

“Expenses”, as used in this Agreement, shall include all reasonable out of pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing and filing of any filings with or notifications to the SEC or any stock exchange, the preparation, printing and mailing of any notices to stockholders, and all other matters related to the closing of the Mergers and the other transactions contemplated by this Agreement.

“Extension” means the proposals to (i) amend the Certificate of Incorporation (the “Extension Charter Amendment”) to extend the date by which TRTL has to consummate a Business Combination to December 19, 2016 (the “Extended Date”), provided that TRTL has executed a definitive agreement for a Business Combination on or before July 22, 2016, and (ii) amend the Trust Agreement (the “Extension Trust Amendment”) to extend the date on which to commence liquidating the Trust Account in the event TRTL has not consummated a Business Combination by the Extended Date, to be considered and voted upon by the TRTL Stockholders at the Extension Stockholders’ Meeting.

“Extension Stockholder Approval” means the affirmative vote of (i) with respect to the Extension Charter Amendment, holders of at least 65% of the outstanding shares of TRTL Common Stock entitled to vote at the Extension Stockholders’ Meeting, voting together as a single class, and (ii) with respect to the Extension Trust Amendment, holders of at least 65% of the outstanding shares of TRTL Class A Common Stock entitled to vote at the Extension Stockholders’ Meeting, in each case assuming a quorum is present.

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“Extension Stockholders’ Meeting” means the meeting of TRTL’s stockholders to consider and vote upon the Extension, currently scheduled for July 13, 2016.

“Forward Purchase” means the purchase of shares of TRTL Class A Common Stock, TRTL Class F Common Stock and warrants to purchase TRTL Class A Common Stock pursuant to the Forward Purchase Contract.

“Forward Purchase Contract” means that certain Forward Purchase Contract dated July 16, 2014, between MIHI LLC and TRTL, as such agreement may be assigned.

“GAAP” means the India generally accepted accounting principles, consistently applied.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal, or any arbitral tribunal.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, compliance agreement, settlement agreement, decision, determination or award, in each case, entered by or with any Governmental Authority or arbitrator.

“Hazardous Material” means material, substance or waste that is listed, regulated, or otherwise defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” (or words of similar intent or meaning) under applicable Environmental Law as in effect as of the date hereof, including but not limited to petroleum, petroleum by-products, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable or explosive substances, or pesticides.

“Indebtedness” of a Person means, as of any particular time, the unpaid principal amount of, and accrued interest on, (i) all indebtedness for borrowed money of such Person and its Subsidiaries (ii) any indebtedness of such Person and its Subsidiaries evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which such Person or any of its Subsidiaries is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business), (iv) any indebtedness guaranteed in any manner by such Person and its Subsidiaries, and (v) all obligations of such Person and its Subsidiaries under leases that have been recorded by such Person and its Subsidiaries as capital leases.

“Intellectual Property” means all intellectual property rights, including all (i) patents and patent applications, (ii) trademarks, service marks and trade names, (iii) copyrights, (iv) internet domain names, and (v) trade secrets or other proprietary rights in know-how, including ideas, formulas, compositions, and inventions (whether or not patentable or reduced to practice), protocols, processes, methods and techniques.

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“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor Rights Agreement” means that certain Investor Rights Agreement to be entered into by the Company, TRTL and certain other parties at Closing, substantially the form of Exhibit B.

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Leased Real Property” means the real property leased by the Company or any of its Subsidiaries as tenant, together with, to the extent leased by the Company or any of its Subsidiaries, all buildings and other structures, facilities or improvements located thereon, all fixtures, systems, equipment and items of personal property of the Company or its Subsidiaries attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Action or Governmental Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, encumbrance, security interest or other lien of any kind.

“Nasdaq” means the Nasdaq Capital Market.

“Ordinary Share Value” means an amount equal to the difference between: (a) the Company Purchase Price; minus (b) Aggregate Preference Amount.

“Organizational Documents” means (i) in the case of a Person that is a corporation, its articles or certificate of incorporation and its by-laws, memorandum and articles of association, regulations or similar governing instruments required by the laws of its jurisdiction of formation or organization; (ii) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (iii) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (iv) in the case of a Person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the laws of its jurisdiction of organization.

“Owned Real Property” means the real property in which the Company or any of its Subsidiaries has fee title (or equivalent) interest, together with all buildings and other structures, facilities or improvements located thereon, all fixtures, systems, equipment and items of personal property of the Company or its Subsidiaries attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

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“Per Share First Merger Consideration” means, for each Conversion Share, one (1) TRTL Parent Common Share.

“Permits” means all permits, licenses, certificates of authority, authorizations, approvals, registrations and other similar consents issued by or obtained from a Governmental Authority.

“Permitted Liens” means (i) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens that arise in the ordinary course of business, that relate to amounts not yet delinquent or that are being contested in good faith through appropriate Actions, (ii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iii) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate Actions, (iv) Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that (A) are matters of record, (B) would be disclosed by a current, accurate survey or physical inspection of such real property, or (C) do not materially interfere with the present uses of such real property and (v) Liens described on Schedule 1.1(b).

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Preference Amount” means: (a) $0.33333 per Company Series A Preference Share; (b) $1.28113 per Company Series B Preference Share; (c) $3.58 per Company Series C Preference Share; (d) $7.19 per Company Series D Preference Share; (e) $3.8837 per Company Series E Preference Share and (f) $4.9603 per Company Series F Preference Share.

“Preference Cash” means an amount equal to the product of: (a) eighty percent (80%); multiplied by (b) the difference between: (i) the Available Cash; minus (ii) One Hundred Million Dollars ($100,000,000.00); provided, however, that in no event will the Preference Cash be less than Zero Dollars ($0.00) or greater than Eighty Million Dollars ($80,000,000.00).

“Preference Pro Rata Share” means with respect to each Company Preference Share the quotient of: (a) the Preference Amount in respect of such Company Preference Share; divided by (b) the Aggregate Preference Amount.

“Preference Share Value” means an amount equal to the difference between: (a) the Aggregate Preference Amount; minus (b) the Preference Cash.

“Pro Rata Share” means the quotient of (a) One (1); divided by (b) the Company Fully Diluted Shares.

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“Redeeming Stockholder” means a TRTL Stockholder who demands that TRTL redeem its TRTL Common Stock for cash in connection with the transactions contemplated hereby and in accordance with the TRTL Organizational Documents.

“Redemption Share” means a share of TRTL Common Stock that is redeemed pursuant to the redemption provisions of the Certificate of Incorporation in connection with the consummation of the Merger.

“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors, and consultants of such Person.

“Restricted Cash” means Cash that is reserved for a specific purpose and therefore not available for immediate or general business use.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Series B Conversion Rate” means the Preference Amount with respect to the Company Series B Preference Shares divided by 1.50699.

“Series D Conversion Rate” means the Preference Amount with respect to the Company Series D Preference Shares divided by 6.7789.

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

“Tax” means any federal, state, provincial, territorial, local, foreign and other net income tax, alternative or add-on minimum tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, FICA, or FUTA) ad valorem, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, real property, capital stock, profits, disability, registration, value added, customs duties, escheat, and sales or use tax, or other tax, governmental fee or other like assessment or similar government charges in the nature of a tax, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto by a Governmental Authority, whether as a primary obligor or as a result of being a transferee or successor of another Person or a member of an affiliated, consolidated, unitary, combined or other group or pursuant to Law, Contract or otherwise.

“Tax Return” means any return, report, statement, refund, claim, declaration, information return, statement, estimate or other document filed or required to be filed with respect to Taxes, including any schedule or attachment thereto and including an amendments thereof.

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“TRTL Board” means the board of directors of TRTL.

“TRTL Class A Common Stock” means TRTL’s Class A Common Stock, par value $0.0001 per share.

“TRTL Class F Common Stock” means TRTL’s Class F Common Stock, par value $0.0001 per share.

“TRTL Common Stock” means the TRTL Class A Common Stock and the TRTL Class F Common Stock.

“TRTL Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate, is, or is reasonably likely to be, materially adverse to (i) the business, results of operations or condition (financial or otherwise) of TRTL or (ii) the ability of TRTL to consummate the transactions contemplated hereby in accordance with the terms hereof.

“TRTL Parent Class F Shares” means the shares of Class F Common Stock, par value $0.0001 per share, of TRTL Parent.

“TRTL Parent Common Shares” means the shares of Class A Common Stock, par value $0.0001 per share, of TRTL Parent.

“TRTL Sponsors” means, collectively, MIHI LLC, a Delaware limited liability company and a subsidiary of Macquarie Group Limited, Apple Orange LLC, a Delaware limited liability company, Noyac Path LLC, a Delaware limited liability company, Periscope, LLC, a New Jersey limited liability company, Terrapin Partners Employee Partnership 3, LLC, a Delaware limited liability company, and Terrapin Partners Green Employee Partnership, LLC, a Delaware limited liability company.

“TRTL Stockholder” means a holder of TRTL Common Stock.

“TRTL Warrant” means a warrant entitling the holder to purchase one-half of one share of TRTL Class A Common Stock at an exercise price of $5.75 per half share.

“Trustee” means Continental Stock Transfer & Trust Company, a New York corporation.

“U.S. GAAP” means the United States generally accepted accounting principles, consistently applied.

“Warrant Agreement” means the Warrant Agreement, dated as of July 16, 2014, between TRTL and the Trustee.

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Section 1.2           Further Definitions. As used this Agreement, the following terms shall have the meanings set forth in the Sections indicated for each:

Term	Section
Agreement	Preamble
Amended Forward Purchase Contract	9.8
Audited Financial Statements	5.8(a)
Certificate of Merger	2.2
Certificate	4.1(a)
Claims	9.7
Closing	2.3
Closing Date	3.4
Companies Law	Recitals
Company	Preamble
Company Intellectual Property	5.22(a)
Converted Warrant	4.2
D&O Costs	9.6(b)
D&O Expenses	9.6(b)
D&O Indemnifiable Claim	9.6(b)
D&O Indemnitees	9.6(b)
DGCL	Recitals
Exchange Agent	4.3(a)
Expenses	12.5
FCPA	5.26
Financial Statements	5.8(a)
Intended Tax Treatment	9.5
Interim Financial Statements	5.8(a)
Interim Period	7.1(a)
Material Contracts	5.12(a)
Material Permits	5.23
Mergers	Recitals
Plan	5.13(a)
Proxy Statement/Prospectus	9.1
Registered Intellectual Property	5.22(a)
Registrar	2.1(b)
Registration Statement	9.1
Shareholders’ Representative	12.15
Surviving Company	Recitals
Surviving Provisions	11.2
TRTL	Preamble
TRTL Merger Sub	Recitals
TRTL Parent	Recitals
TRTL Parent Board	3.1
TRTL Parent Independent Directors	3.1
TRTL Parent Initial Directors	3.1

13

Term	Section
TRTL Reports	6.8(a)
TRTL Stockholder Approval	6.2(b)
TRTL Stockholders’ Meeting	8.2
Trust Account	6.6(a)
Trust Agreement	6.6(a)

Section 1.3           Construction.

(a)          Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (v) the word “including” means “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, (vii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and (viii) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(b)          The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(c)          Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(d)          All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP, except that as applied to TRTL in which case such accounting terms shall have the meanings given to them under U.S. GAAP.

Section 1.4           Knowledge. As used herein, the phrase “to the knowledge” of a Person shall mean the actual knowledge, after due and reasonable inquiry, of, in the case of the Company, Dhruv Shringi, Manish Amin, Alok Vaish and Himanshu Verma, and, in the case of TRTL, Nathan Leight, Sanjay Arora, Guy Barudin and Stephen Schifrin.

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Article II

THE MERGER; CLOSING

Section 2.1           Mergers; Effective Times.

(a)          First Merger; First Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, TRTL Merger Sub shall merge with and into TRTL. Immediately following the First Merger, the separate corporate existence of TRTL Merger Sub shall cease and TRTL shall continue as the surviving corporation in the First Merger as a partially owned Subsidiary of TRTL Parent. Subject to the provisions of this Agreement, the parties shall cause the First Merger to be consummated by filing with the Secretary of State of the State of Delaware a Certificate of Merger with respect to the Merger (the “Certificate of Merger”), duly executed and completed in accordance with the relevant provisions of the DGCL, with the First Merger to be effective immediately upon such filing (the “First Effective Time”).

(b)          Second Merger; Second Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, immediately following the First Merger, TRTL Parent shall merge with and into the Company. Immediately following the Second Merger, the separate corporate existence of TRTL Parent shall cease and the Company shall continue as the surviving corporation in the Second Merger. Subject to the provisions of this Agreement, the parties shall cause the Second Merger to be consummated as soon as practicable after the consummation of the First Merger, with the Second Merger to be effective upon the filing of requisite merger documents with the Registrar of Companies in the Cayman Islands (the “Registrar”) and the issuance of a certificate of merger by the Registrar (the “Second Effective Time”).

Section 2.2           Effects of the Mergers. The Mergers shall have the effects set forth in this Agreement and the applicable provisions of the DGCL and the Companies Law, as applicable. Without limiting the generality of the foregoing, and subject thereto: (a) at the First Effective Time, all the property, rights, privileges, powers and franchises of TRTL Merger Sub shall vest in the First Surviving Company, and all Liabilities of TRTL Merger Sub shall become the Liabilities of the First Surviving Company; and (b) at the Second Effective Time, all the property, rights of every description, business, undertaking, goodwill, benefits, immunities and privileges of TRTL Parent and the Company shall vest in the Second Surviving Company, and all Liabilities of TRTL Parent and the Company shall become the Liabilities of the Second Surviving Company.

Section 2.3           Closing. Subject to the terms and conditions of this Agreement, the closing of the Mergers (the “Closing”) shall take place at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166, commencing at 10:00 a.m. on the date which is no later than two Business Days after the date on which all conditions set forth in Article X shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or such other time and place as the Company and TRTL may mutually agree (the date on which the Closing occurs, the “Closing Date”).

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Section 2.4           Organizational Documents.

(a)          Certificate of Incorporation and Bylaws of the First Surviving Company. At the First Effective Time, (a) the Certificate of Incorporation shall be amended and restated to read in its entirety as set forth on Exhibit C hereto and, as so amended and restated, shall be the certificate of incorporation of the First Surviving Company until thereafter amended in accordance with the terms thereof and applicable Law, and (b) the bylaws of the First Surviving Company shall be amended to read in their entirety as the bylaws of TRTL Merger Sub (except that references to the name of TRTL Merger Sub shall be replaced by references to the name of the First Surviving Company as set forth in the certificate of incorporation of the First Surviving Company) and, as so amended and restated, shall be the bylaws of the First Surviving Company until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the First Surviving Company, and applicable Law.

(b)          Memorandum and Articles of Association of the Second Surviving Company. At the Second Effective Time, and subject to obtaining requisite shareholder approval in accordance with the Organizational Documents of the Company and the Companies Law, the Memorandum and Articles of Association of the Company shall be amended and restated to read in its entirety as set forth on Exhibit D hereto and, as so amended and restated, shall be the Amended and Restated Memorandum and Articles of Association of the Second Surviving Company until thereafter amended in accordance with the terms thereof and applicable Law.

Section 2.5           Directors and Officers of TRTL. The parties shall take all requisite action such that the directors of TRTL Merger Sub immediately prior to the First Effective Time shall be the initial directors of the First Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. The parties shall take all requisite action such that the officers of TRTL Merger Sub immediately prior to the First Effective Time shall be the officers of the First Surviving Company immediately following the First Effective Time. Immediately following the Second Effective Time, the Company, as sole owner of all shares of TRTL Class A Common Stock, shall cause the removal of the directors and officers of the First Surviving Company and shall appoint directors and officers designated by the Company Board.

Section 2.6           Use of Cash. Immediately following the Closing, TRTL shall use its cash only as set forth on Exhibit E (it being agreed that the amounts set forth in Exhibit E are estimates only and such amounts may change prior to the First Effective Time, but in no event shall such amounts exceed $10,000,000 in the aggregate).

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Article III

Certain Governance Matters

Section 3.1           Company Board. The parties shall take all requisite action such that, immediately following the Second Effective Time, the board of directors of the Company (the “Company Board”) shall be comprised of no more than seven directors (the “Company Initial Directors”), at least a majority of whom shall qualify as an “Independent Director” as such term is defined in Rule 4200(a)(15) (or any successor rule) of the rules promulgated by Nasdaq that apply to issuers with equity securities listed on Nasdaq, as applicable (the “Company Independent Directors”). The TRTL Sponsors shall have the right to designate three individuals to be nominated for election to serve as Company Initial Directors, which individuals shall be designated by the TRTL Sponsors reasonably in advance of the filing of the definitive Proxy Statement/Prospectus, one (1) of whom shall serve as a Class I Director for an initial term of one (1) year following the Closing, one (1) of whom shall serve as a Class II Director for an initial term of two (2) years following the Closing and one (1) of whom shall as a Class III Director for an initial term of three (3) years following the Closing, and, subject only to such actions not being in violation of the fiduciary duties of members of the TRTL Board to TRTL, TRTL shall nominate such individuals in the Proxy Statement/Prospectus; provided, that if TRTL avoids its obligations under this Section 3.1 because it deems such nomination to be in violation of fiduciary duties of members of the TRTL Board, the TRTL Sponsors shall be entitled to designate alternative nominees to serve as Company Initial Directors. The Company shall have the right to designate four individuals to be nominated for election to serve as Company Initial Directors, which individuals shall be designated by the Company reasonably in advance of the filing of the definitive Proxy Statement/Prospectus, one (1) of whom shall serve as a Class I Directors for an initial term of one (1) year following the Closing, one (1) of whom shall serve as a Class II Director for an initial term of two (2) years following the Closing and two (2) of whom shall serve as Class III Directors for an initial term of three (3) years following the Closing, and, subject only to such actions not being in violation of the fiduciary duties of members of the TRTL Board to TRTL, TRTL shall nominate such individuals in the Proxy Statement/Prospectus; provided that if TRTL avoids its obligations under this Section 3.1 because it deems such nomination to be in violation of fiduciary duties of members of the TRTL Board, the Company shall be entitled to designate alternative nominees to serve as Company Initial Directors. Notwithstanding the foregoing, in the event that the holders of Company Shares as of immediately prior to the Second Effective Time shall collectively own less than a majority of the Company Ordinary Shares immediately following the Second Effective Time, the size of the Company Board shall be increased by two (2) directors (the “Additional Directors”) and such Additional Directors shall each: (a) be appointed by mutual agreement of the TRTL Sponsors and the Company; and (b) qualify as an “Independent Director” as such term is defined in Rule 4200(a)(15) (or any successor rule) of the rules promulgated by Nasdaq that apply to issuers with equity securities listed on Nasdaq.

Section 3.2           Company Board Chairman. The parties shall take all requisite action such that, immediately following the Second Effective Time, the chairman of the Company Board shall be designated by the Company.

Section 3.3           Company Board Committees. Following the Second Effective Time, the Company Board shall include an audit committee, a compensation committee and a nominating committee, each of which shall be comprised of Company Independent Directors.

Section 3.4           Company Management. The parties shall take all requisite action such that, immediately following the Second Effective Time, the management of the Company shall be the management of the Company as of immediately prior to the Second Effective Time, including that the persons listed on Schedule 3.4 shall have the roles described therein.

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Article IV

EFFECTS OF THE MERGERS ON THE CAPITAL STOCK OF TRTL, TRTL PARENT, MERGER SUB, the Company SHARES AND THE COMPANY; EXCHANGE OF CERTIFICATES

Section 4.1           Effect of First Merger on TRTL Common Stock. Upon the terms and subject to the conditions of this Agreement, at the First Effective Time, by virtue of the Merger and without any action on the part of TRTL Parent, TRTL Merger Sub, TRTL or the holders of any shares of TRTL Common Stock:

(a)          Conversion of Conversion Shares. Each Conversion Share will be automatically converted into and will thereafter represent the right to receive the Per Share First Merger Consideration. From and after the First Effective Time, each Conversion Share will no longer remain outstanding and will automatically be cancelled and will cease to exist, and each holder of (i) a Certificate previously representing any Conversion Shares or (ii) Conversion Shares that are in non-certificated book-entry form will thereafter cease to have any rights with respect to such Conversion Shares except the right to receive the Per Share First Merger Consideration therefor.

(b)          Cancellation of Certain Shares of TRTL Common Stock. Each share of TRTL Common Stock held by TRTL as treasury stock (including Redemption Shares), each share of TRTL Common Stock held by any direct or indirect Subsidiary of TRTL, and each share of TRTL Common Stock owned by TRTL Parent or any of its Subsidiaries, in each case as of immediately prior to the First Effective Time, automatically shall be cancelled and cease to exist without any conversion thereof, and no consideration shall be paid with respect thereto.

(c)          No Dissenters’ Rights. In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of TRTL Common Stock in connection with the First Merger.

(d)          Certain Adjustments. If after the date hereof and prior to the First Effective Time, TRTL pays a stock dividend in, splits, combines into a smaller number of shares, or issues by reclassification any shares of TRTL Common Stock, then the Per Share First Merger Consideration will be appropriately adjusted to provide to the holders of the TRTL Common Stock the same economic effect as contemplated by this Agreement prior to such action, and as so adjusted will, from and after the date of such event, be the Per Share First Merger Consideration, subject to further adjustment in accordance with this provision.

(e)          TRTL Class F Common Stock. Following the First Effective Time, (i) all outstanding shares of TRTL Class F Common Stock will remain outstanding as shares of TRTL Class F Common Stock and (ii) each holder of TRTL Class F Common Stock shall also receive one (1) TRLT Parent Class F Share for each share of TRTL Class F Common Stock held by such holder.

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Section 4.2           Effect of Second Merger on TRTL Parent Common Shares; TRTL Warrants; Company Shares; Company Options; Company Warrants. Upon the terms and subject to the conditions of this Agreement, at the Second Effective Time, by virtue of the Second Merger and without any action on the part of TRTL Parent, the Company or the holders of any TRTL Parent Common Shares or Company Shares:

(a)          Conversion of TRTL Parent Common Shares. Each TRTL Parent Common Share issued and outstanding as of immediately prior to the Second Effective Time will be automatically converted into and will thereafter represent the right to receive one (1) Company Ordinary Share. From and after the Second Effective Time, each TRTL Parent Common Share will no longer remain outstanding and will automatically be cancelled and will cease to exist, and each holder of (i) a certificate previously representing any TRTL Parent Common Shares; or (ii) TRTL Parent Common Shares that are Book-Entry Shares will thereafter cease to have any rights with respect to such TRTL Parent Common Shares except the right to receive one (1) Company Ordinary Share in exchange therefor.

(b)          Conversion of Company Series A Preference Shares. Each Company Series A Preference Share issued and outstanding as of immediately prior to the Second Effective Time will be automatically converted into and will thereafter represent the right to receive: (i) an amount of cash equal to: (A) the Preference Cash; multiplied by (B) the Preference Pro Rata Share in respect of such Company Series A Preference Share; plus (ii) a number of Company Ordinary Shares equal to the quotient of: (A) (1) the Preference Share Value multiplied by the Preference Pro Rata Share in respect of such Company Series A Preference Share; plus (2) the Ordinary Share Value multiplied by the Pro Rata Share; divided by (B) the Company Share Value. In addition to the foregoing amounts, each holder of Series A Preference Shares immediately prior to the Second Effective Time shall be entitled to a contingent right to receive, for each Series A Preference Share held by such holder as of immediately prior to the Second Effective Time, a Pro Rata Share of the Earnout Payments in accordance with Section 4.7 and Exhibit F. From and after the Second Effective Time, each Company Series A Preference Share issued and outstanding as of immediately prior to the Second Effective Time will no longer remain outstanding and will automatically be cancelled and will cease to exist, and each holder of any such Company Series A Preference Share as registered in the Company's register of members will thereafter cease to have any rights with respect to such Company Series A Preference Share except the right to receive the consideration specified in this Section 4.2(b).

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(c)          Conversion of Company Series B Preference Shares. Each Company Series B Preference Share issued and outstanding as of immediately prior to the Second Effective Time will be automatically converted into and will thereafter represent the right to receive: (i) an amount of cash equal to: (A) the Preference Cash; multiplied by (B) the Preference Pro Rata Share in respect of such Company Series B Preference Share; plus (ii) a number of Company Ordinary Shares equal to the quotient of: (A) (1) the Preference Share Value multiplied by the Preference Pro Rata Share in respect of such Company Series B Preference Share; plus (2) the Ordinary Share Value multiplied by the Pro Rata Share multiplied by the Series B Conversion Rate; divided by (B) the Company Share Value. In addition to the foregoing amounts, each holder of Series B Preference Shares immediately prior to the Second Effective Time shall be entitled to a contingent right to receive, for each Series B Preference Share held by such holder as of immediately prior to the Second Effective Time, a Pro Rata Share multiplied by the Series B Conversion Rate of the Earnout Payments in accordance with Section 4.7 and Exhibit F. From and after the Second Effective Time, each Company Series B Preference Share issued and outstanding as of immediately prior to the Second Effective Time will no longer remain outstanding and will automatically be cancelled and will cease to exist, and each holder of any such Company Series B Preference Share as registered in the Company's register of members will thereafter cease to have any rights with respect to such Company Series B Preference Share except the right to receive the consideration specified in this Section 4.2(c).

(d)          Conversion of Company Series C Preference Shares. Each Company Series C Preference Share issued and outstanding as of immediately prior to the Second Effective Time will be automatically converted into and will thereafter represent the right to receive: (i) an amount of cash equal to: (A) the Preference Cash; multiplied by (B) the Preference Pro Rata Share in respect of such Company Series C Preference Share; plus (ii) a number of Company Ordinary Shares equal to the quotient of: (A) (1) the Preference Share Value multiplied by the Preference Pro Rata Share in respect of such Company Series C Preference Share; plus (2) the Ordinary Share Value multiplied by the Pro Rata Share; divided by (B) the Company Share Value. In addition to the foregoing amounts, each holder of Series C Preference Shares immediately prior to the Second Effective Time shall be entitled to a contingent right to receive, for each Series C Preference Share held by such holder as of immediately prior to the Second Effective Time, a Pro Rata Share of the Earnout Payments Rate in accordance with Section 4.7 and Exhibit F. From and after the Second Effective Time, each Company Series C Preference Share issued and outstanding as of immediately prior to the Second Effective Time will no longer remain outstanding and will automatically be cancelled and will cease to exist, and each holder of any such Company Series C Preference Share as registered in the Company's register of members will thereafter cease to have any rights with respect to such Company Series C Preference Share except the right to receive the consideration specified in this Section 4.2(d).

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(e)          Conversion of Company Series D Preference Shares. Each Company Series D Preference Share issued and outstanding as of immediately prior to the Second Effective Time will be automatically converted into and will thereafter represent the right to receive: (i) an amount of cash equal to: (A) the Preference Cash; multiplied by (B) the Preference Pro Rata Share in respect of such Company Series D Preference Share; plus (ii) a number of Company Ordinary Shares equal to the quotient of: (A) (1) the Preference Share Value multiplied by the Preference Pro Rata Share in respect of such Company Series D Preference Share; plus (2) the Ordinary Share Value multiplied by the Pro Rata Share multiplied by the Series D Conversion Rate; divided by (B) the Company Share Value. In addition to the foregoing amounts, each holder of Series D Preference Shares immediately prior to the Second Effective Time shall be entitled to a contingent right to receive, for each Series D Preference Share held by such holder as of immediately prior to the Second Effective Time, a Pro Rata Share multiplied by the Series D Conversion Rate of the Earnout Payments in accordance with Section 4.7 and Exhibit F. From and after the Second Effective Time, each Company Series D Preference Share issued and outstanding as of immediately prior to the Second Effective Time will no longer remain outstanding and will automatically be cancelled and will cease to exist, and each holder of any such Company Series D Preference Share as registered in the Company's register of members will thereafter cease to have any rights with respect to such Company Series D Preference Share except the right to receive the consideration specified in this Section 4.2(e).

(f)          Conversion of Company Series E Preference Shares. Each Company Series E Preference Share issued and outstanding as of immediately prior to the Second Effective Time will be automatically converted into and will thereafter represent the right to receive: (i) an amount of cash equal to: (A) the Preference Cash; multiplied by (B) the Preference Pro Rata Share in respect of such Company Series E Preference Share; plus (ii) a number of Company Ordinary Shares equal to the quotient of: (A) (1) the Preference Share Value multiplied by the Preference Pro Rata Share in respect of such Company Series E Preference Share; plus (2) the Ordinary Share Value multiplied by the Pro Rata Share; divided by (B) the Company Share Value. In addition to the foregoing amounts, each holder of Series E Preference Shares immediately prior to the Second Effective Time shall be entitled to a contingent right to receive, for each Series E Preference Share held by such holder as of immediately prior to the Second Effective Time, a Pro Rata Share of the Earnout Payments in accordance with Section 4.7 and Exhibit F. From and after the Second Effective Time, each Company Series E Preference Share issued and outstanding as of immediately prior to the Second Effective Time will no longer remain outstanding and will automatically be cancelled and will cease to exist, and each holder of any such Company Series E Preference Share as registered in the Company's register of members will thereafter cease to have any rights with respect to such Company Series E Preference Share except the right to receive the consideration specified in this Section 4.2(f).

(g)          Conversion of Company Series F Preference Shares. Each Company Series F Preference Share issued and outstanding as of immediately prior to the Second Effective Time will be automatically converted into and will thereafter represent the right to receive: (i) an amount of cash equal to: (A) the Preference Cash; multiplied by (B) the Preference Pro Rata Share in respect of such Company Series F Preference Share; plus (ii) a number of Company Ordinary Shares equal to the quotient of: (A) (1) the Preference Share Value multiplied by the Preference Pro Rata Share in respect of such Company Series F Preference Share; plus (2) the Ordinary Share Value multiplied by the Pro Rata Share; divided by (B) the Company Share Value. In addition to the foregoing amounts, each holder of Series F Preference Shares immediately prior to the Second Effective Time shall be entitled to a contingent right to receive, for each Series F Preference Share held by such holder as of immediately prior to the Second Effective Time, a Pro Rata Share of the Earnout Payments in accordance with Section 4.7 and Exhibit F. From and after the Second Effective Time, each Company Series F Preference Share issued and outstanding as of immediately prior to the Second Effective Time will no longer remain outstanding and will automatically be cancelled and will cease to exist, and each holder of any such Company Series F Preference Share as registered in the Company's register of members will thereafter cease to have any rights with respect to such Company Series F Preference Share except the right to receive the consideration specified in this Section 4.2(g).

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(h)          Conversion of Company Ordinary Shares. Each Company Ordinary Share issued and outstanding as of immediately prior to the Second Effective Time will be automatically converted into and will thereafter represent the right to receive: (i) a number of Company Ordinary Shares equal to the quotient of: (A) the Ordinary Share Value multiplied by the Pro Rata Share; divided by (B) the Company Share Value. In addition to the foregoing amounts, each holder of Company Ordinary Shares immediately prior to the Second Effective Time shall be entitled to a contingent right to receive, for each Company Ordinary Share held by such holder as of immediately prior to the Second Effective Time, a Pro Rata Share of the Earnout Payments in accordance with Section 4.7 and Exhibit F. From and after the Second Effective Time, each Company Ordinary Share issued and outstanding as of immediately prior to the Second Effective Time will no longer remain outstanding and will automatically be cancelled and will cease to exist, and each holder of any such Company Ordinary Share will thereafter cease to have any rights with respect to such Company Ordinary Share except the right to receive the consideration specified in this Section 4.2(h).

(i)          Company Options. Each Company Option issued and outstanding as of immediately prior to the Second Effective Time will continue to have, and be subject to, the same terms and conditions related to the applicable Company Option (including as set forth in any applicable stock option agreement or other document evidencing such Company Option) immediately prior to the Second Effective Time (including any repurchase rights or vesting provisions), except that: (i) each Company Option shall be converted into an option to acquire that number of Company Ordinary Shares equal: (x) to the product of: (A) the number of Company Ordinary Shares that were issuable upon exercise of such Company Option immediately prior to the Second Effective Time; multiplied by the quotient of: (1) the Ordinary Share Value multiplied by the Pro Rata Share; divided by (2) the Company Share Value, rounded down to the nearest whole Company Ordinary Share; and (ii) the per share exercise price of such Company Option will be equal to the quotient of: (A) the exercise price per share of Company Ordinary Shares subject to such Company Option immediately prior to the Second Effective Time; divided by (B) the quotient of: (1) the Ordinary Share Value multiplied by the Pro Rata Share; divided by (2) the Company Share Value, rounded up to the nearest whole cent. In addition to the foregoing amounts, each holder of Company Options immediately prior to the second Effective Time shall be entitled to a contingent right to receive, for each Company Ordinary Share that was issuable upon exercise of such Company Option immediately prior to the Second Effective Time, a Pro Rata Share of the Earnout Payments.

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(j)          Treatment of Company Warrants. At the Second Effective Time, each Company Warrant shall be treated in accordance with its terms.

(k)          Conversion of TRTL Parent Class F Shares. Each TRTL Parent Class F Share issued and outstanding as of immediately prior to the Second Effective Time will be automatically converted into and will thereafter represent the right to receive one (1) Company Class F Share. From and after the Second Effective Time, each TRTL Parent Class F Share will no longer remain outstanding and will automatically be cancelled and will cease to exist, and each holder of (i) a certificate previously representing any TRTL Parent Class F Shares; or (ii) TRTL Parent Class F Shares that are Book-Entry Shares will thereafter cease to have any rights with respect to such TRTL Parent Class F Shares except the right to receive one (1) Company Class F Share in exchange therefor.

(l)          Conversions Under Cayman Islands Law. All conversions of Company Shares as set out in this Agreement shall take effect as repurchases and issues of shares as a matter of Cayman Islands law.

(m)          Dissenters’ Rights. The Companies Law provides for a right of dissenting shareholders of the Company to the Second Merger to be paid a payment of fair value of his shares upon their dissenting to the Second Merger if they follow the procedure set out in the Companies Law.

Section 4.3           Surrender and Payment.

(a)          Prior to the First Effective Time, the Company will appoint an exchange agent (the “Exchange Agent”) reasonably satisfactory to TRTL for the purpose of exchanging Certificates for the consideration payable upon due surrender of Certificates pursuant to the provisions of this Article IV, and will enter into an agreement with such Exchange Agent on terms reasonably satisfactory to TRTL. As soon as reasonably practicable after the First Effective Time, the Company will send, or will cause the Exchange Agent to send, to each holder of record of Conversion Shares a letter of transmittal (which will specify that the delivery will be effected, and risk of loss and title will pass, only upon proper delivery of the Certificates (or effective affidavits of loss in lieu thereof) to the Exchange Agent) and (ii) to each holder of Company Shares a letter of transmittal (which will specify that the delivery will be effected, and risk of loss and title will pass, only once the register of members of the Company has been updated), both in such form as the Company may reasonably direct, including instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) to the Exchange Agent in exchange for the consideration payable upon due surrender of the Certificates or exchange of Company Shares once the register of members of the Company has been updated pursuant to the provisions of this Article IV.

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(b)          At or prior to the First Effective Time, the Company will cause to be deposited with the Exchange Agent, in trust for the benefit of the holders of Conversion Shares and Company Shares, the consideration payable upon due surrender of the Certificates (or effective affidavits of loss in lieu thereof) in relation to the Conversion Shares only, and upon registration in the register of members, in relation to the Company Shares, pursuant to the provisions of this Article IV. Following the Second Effective Time, the Company will make available to the Exchange Agent, when and as needed, cash sufficient to pay the cash portion of any consideration payable pursuant to the provisions of this Article IV. All cash and book-entry shares representing Company Ordinary Shares deposited by the Company with the Exchange Agent for distribution pursuant to this Article IV are referred to in this Agreement as the “Exchange Fund.” The Exchange Agent will, pursuant to irrevocable instructions to be delivered to the Exchange Agent by the Company, deliver the appropriate consideration out of the Exchange Fund. The Exchange Fund will not be used for any other purpose. The Exchange Agent will invest any cash included in the Exchange Fund as directed by the Company; provided, that no such investment or losses thereon will affect the consideration payable upon due surrender of the Certificates pursuant to the provisions of this Article IV and the Company will promptly cause to be provided additional funds to the Exchange Agent for the benefit of holders of Conversion Shares or Company Shares in the amount of any such losses. Any interest and other income resulting from such investments will be the property of, and paid to, the Company.

(c)          Each holder of Conversion Shares upon surrender to the Exchange Agent of a Certificate (or effective affidavits of loss in lieu thereof), together with a properly completed letter of transmittal, duly executed and completed in accordance with the instructions thereto, and each holder of Company Shares upon delivery to the Exchange Agent of a properly completed letter of transmittal, duly executed and completed in accordance with the instructions thereto and, in each case, such other documents as may reasonably be required by the Exchange Agent, will be entitled to receive in exchange therefor the consideration payable upon due surrender, in the case of the Conversion Shares only, of the Certificates (or effective affidavits of loss in lieu thereof) pursuant to the provisions of this Article IV, that such holder has the right to receive; provided, that any TRTL Parent Common Shares issuable pursuant to Section 4.1 shall be uncertificated shares represented by book-entry (“Book-Entry Shares”), and provided also that ownership of Company Shares is evidenced only by registration in the register of members of the Company. No interest will be paid or accrued on any consideration payable upon due surrender of the Certificates pursuant to the provisions of this Article IV.

(d)          If any cash payment is to be made to a Person other than the Person in whose name the applicable surrendered Certificate is registered or in whose name the shares are registered in the Company's register of members, as applicable, it will be a condition of such payment that the Person requesting such payment will pay any transfer or other similar Taxes required by reason of the making of such cash payment to a Person other than the registered holder of the surrendered Certificate or shares registered in the Company's register of members or will establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

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(e)          After the First Effective Time, there will be no further registration of transfers of TRTL Class A Common Stock. From and after the First Effective Time, the holders of Certificates representing shares of TRTL Class A Common Stock outstanding immediately prior to the First Effective Time will cease to have any rights with respect to such shares of TRTL Class A Common Stock except as otherwise provided in this Agreement or by applicable Law. If, after the First Effective Time, Certificates are presented to the Exchange Agent or TRTL Parent, they will be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth in this Article IV.

(f)          Any portion of the Exchange Fund that remains unclaimed by the holders of shares of Conversion Shares or Company Shares one year after the First Effective Time will be returned by the Exchange Agent to the Company, upon demand, and any such holder who has not exchanged his or her Conversion Shares for the consideration payable upon due surrender of the Certificates pursuant to the provisions of this Article IV prior to that time will thereafter look only to the Company for delivery of consideration payable upon due surrender of the Certificates pursuant to the provisions of this Article IV in respect of such holder’s Conversion Shares or Company Shares, as applicable. Notwithstanding the foregoing, the Company will not be liable to any holder of Conversion Shares or Company Shares for any consideration payable upon due surrender of the Certificates pursuant to the provisions of this Article IV delivered to a public official pursuant to applicable abandoned property Laws. Any consideration payable upon due surrender of the Certificates pursuant to the provisions of this Article IV remaining unclaimed by holders of Conversion Shares or Company Shares immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority will, to the extent permitted by applicable Law, become the property of the Company free and clear of any claims or interest of any Person previously entitled thereto.

(g)          Dividends payable by the Company with respect to Company Ordinary Shares will only be paid to holders of Company Ordinary Shares as registered on the register of members of the Company at the time that such dividends are declared.

(h)          The Company and the Exchange Agent shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement to any Person such amounts as the Company or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any other provision of federal, state, local or foreign Tax Law. To the extent that amounts are so withheld (and paid to the applicable Governmental Authority) by the Company or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.

(i)          In the event any Certificates relating to Conversion Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such consideration as may be required pursuant to Article IV and any dividends or distributions payable pursuant to Article IV; provided, however, that the Company may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver an agreement of indemnification in form reasonably satisfactory to the Company, or, if reasonably required by the Company, a bond in such reasonable sum as the Company may direct, as indemnity against any claim that may be made against the Company or the Exchange Agent in respect of such Certificates alleged to have been lost, stolen or destroyed.

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Section 4.4           TRTL Parent Common Shares. At the First Effective Time, each TRTL Parent Common Share issued and outstanding as of immediately prior to the First Effective Time shall automatically be cancelled and cease to exist.

Section 4.5           TRTL Merger Sub Common Stock. At the First Effective Time, the shares of capital stock of TRTL Merger Sub held by TRTL Parent immediately prior to the First Effective Time shall be cancelled and extinguished and converted into such number of validly issued, fully paid and non-assessable shares of Class A Common Stock, par value $0.0001 per share, of the First Surviving Company as shall be equal to the number of shares of Class A Common Stock outstanding as of immediately prior to the First Effective Time.

Section 4.6           TRTL Warrants. As a result of the Mergers, each TRTL Warrant that is outstanding immediately prior to the First Effective Time shall cease to represent a right to acquire shares of TRTL Class A Common Stock and shall represent, immediately following the Second Effective Time, a right to acquire Company Ordinary Shares (a “Converted Warrant”) on the same contractual terms and conditions as were in effect immediately prior to the First Effective Time under the terms of the Warrant Agreement; provided, that each Converted Warrant: (a) shall represent the right to acquire the number of Company Ordinary Shares equal to the number of shares of TRTL Class A Common Stock subject to each such TRTL Warrant immediately prior to the First Effective Time; (b) shall have an exercise price of $5.75 with two warrants required to purchase one Company Ordinary Share; and (c) shall expire on the five (5) year anniversary of the Closing Date. The parties shall cause the Warrant Agreement to be amended as of immediately prior the First Effective Time to the extent necessary to give effect to this Section 4.6, including adding the Company as a party thereto.

Section 4.7           Earnout. In addition to the consideration received pursuant to Sections 4.2(b) through 4.2(i), following the Closing, the holders of Company Shares, Company Options and Company Warrants immediately prior to the Second Effective Time shall have the contingent right to receive the Earnout Payments, if any, as specified on Exhibit F, which is hereby incorporated by reference for all purposes of this Agreement.

Section 4.8           Closing Estimates. No later than two (2) Business Days prior to the Closing Date, the Company shall deliver to TRTL a good faith estimate of: (a) Company Cash; and (b) Company Indebtedness.

Article V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Schedules to this Agreement (each of which qualifies (i) the correspondingly numbered representation, warranty or covenant if specified therein and (ii) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably inferable on the face of such disclosure), the Company represents and warrants to TRTL, TRTL Parent and Merger Sub as follows:

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Section 5.1           Corporate Organization. The Company has been duly incorporated and is validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted. The copies of the Organizational Documents of the Company previously made available by the Company to TRTL are true, correct and complete and are in full force and effect. The Company is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, except where the failure to be so licensed or qualified would not be a Company Material Adverse Effect.

Section 5.2           Subsidiaries.

(a)          Schedule 5.2 sets forth a true, complete and accurate list of the Subsidiaries of the Company and the percentage of the outstanding equity interests of each such Subsidiary owned by the Company and each other Subsidiary of the Company. Each Subsidiary of the Company has been duly formed or organized and is validly existing under the Laws of its jurisdiction of incorporation or organization and has the power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted. Each Subsidiary of the Company is duly licensed or qualified and in good standing as a foreign corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified would not be a Company Material Adverse Effect.

(b)          Except for the Company’s or any of its Subsidiaries’ ownership interest in such Subsidiaries, neither the Company nor its Subsidiaries own any capital stock or any other equity interests in any other Person or has any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person.

Section 5.3           Reserved.

Section 5.4           Due Authorization. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and (subject to the approvals described in Section 5.6) to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of the Company and no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or the Company’s, performance hereunder, other than the approval and adoption of this Agreement, the Second Merger and all other matters contemplated by this Agreement as may be required under the Organization Documents of the Company and the Companies Law, by the shareholders of the Company (the “Company Shareholder Approvals”). This Agreement has been duly and validly executed and delivered by the Company and assuming due authorization and execution by TRTL, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. Holders of Company Shares sufficient to obtain the Company Shareholder Approvals have acknowledged their concurrence with the economic terms set forth in Section 4.2 of this Agreement.

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Section 5.5           No Conflict. Except as set forth on Schedule 5.5, subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 5.6 or on Schedule 5.6, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any provision of, or result in the breach of the Organizational Documents of the Company or any of its Subsidiaries, (b) conflict with or result in any violation of any provision of any Law, Permit or Governmental Order applicable to the Company or any of its Subsidiaries, or any of its properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Material Contract or (d) result in the creation of any Lien upon any of the properties, equity interests or assets of the Company or any of its Subsidiaries, except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches or defaults which would not be a Company Material Adverse Effect.

Section 5.6           Governmental Authorities; Consents. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent waiver or authorization from any third party is required on the part of the Company with respect to the Company’s execution, delivery or performance of its obligations under this Agreement or the consummation of the transactions contemplated hereby, except for (a) any filings with or approvals or clearances from any Governmental Authorities that the parties determine (acting reasonably) are required and advisable to consummate the transactions contemplated hereby, (b) the filing with the SEC of (i) the Registration Statement and (ii) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (c) such filings with and approvals of Nasdaq to permit the Company Ordinary Shares to be issued in the Second Merger to be listed on Nasdaq, (d) the filing of the Certificate of Merger in Delaware in accordance with the DGCL, (e) filings required under applicable Cayman Islands Law; (f) the approvals and consents to be obtained by TRTL, TRTL Parent and TRTL Merger Sub pursuant to Section 6.5; and (g) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not be a Company Material Adverse Effect.

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Section 5.7           Capitalization.

(a)          As of the Second Effective Time, (i) the authorized share capital of the Company shall consist of 500,000,000 Company Ordinary Shares, 10,000,000 Class A Non-Voting Shares, 3,159,375 Company Class F Shares and 10,000,000 preference shares, and (ii) all of the issued and outstanding Company Ordinary Shares (x) shall be duly authorized, validly issued, fully paid and nonassessable, (y) shall have been issued in compliance with applicable Law and (z) shall not have been issued in breach or violation of any preemptive rights or Contract. Except as set forth in the first sentence of this Section 5.7.(a) or on Schedule 5.7(a), immediately prior to the issuance of the Company Ordinary Shares and Company Class F Shares pursuant to Section 4.2, there shall be no other shares of Company Ordinary Shares or Company Preference Shares or other equity interests of the Company authorized, reserved, issued or outstanding.

(b)          Except as set forth on Schedule 5.7(b), immediately prior to the issuance of the Company Ordinary Shares and Company Class F Shares pursuant to Section 4.2, there shall be (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for Company Ordinary Shares or the equity interests of any of the Company’s Subsidiaries, or any other Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of, other equity interests in or debt securities of, the Company or any of its Subsidiaries, and (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in the Company or any of its Subsidiaries.

(c)          The shares or other equity interests of the Company and each of its Subsidiaries outstanding as of the date of this Agreement (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Law, and (iii) were not issued in breach or violation of any preemptive rights or Contract.

Section 5.8           Financial Statements.

(a)          True and complete copies of (a) the audited consolidated balance sheets of the Company's Subsidiaries as of and for the years ended March 31, 2013, 2014 and 2015 and the audited consolidated statements of income, cash flow and shareholders’ equity of the Company's Subsidiaries for the years ended March 31, 2013, 2014 and 2015 (the “Audited Financial Statements”); (b) the unaudited consolidated balance sheets of the Company as of and for the years ended March 31, 2015 and 2016 and the unaudited consolidated statements of income, cash flow and shareholders’ equity of the Company for the years ended March 31, 2015 and 2016 (the “Company Financial Statements”); and (c) an unaudited consolidated profit and loss statement of the Company's Subsidiaries as of and for the two months ended May 31, 2016 (the “Interim Financial Statements” and, together with Audited Financial Statements and the Company Financial Statements, the “Financial Statements”) have been made available to TRTL. The Financial Statements, subject to the notes thereto, present fairly, in all material respects, the consolidated financial position, results of operations, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries, as applicable, as of the dates and for the periods indicated in such Financial Statements in conformity with GAAP (except, in the case of the Interim Financial Statements, for the absence of footnotes and other presentation items and for normal year-end adjustments the impact of which is not material) and were derived from, and accurately reflect in all material respects, the books and records of the Company and its Subsidiaries.

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(b)          Each of the Company’s Subsidiaries has established and maintains a system of internal controls over financial reporting. Such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s Subsidiaries’ financial reporting and the preparation of the Company’s Subsidiaries’ financial statements for external purposes in accordance with GAAP.

Section 5.9           Undisclosed Liabilities. Since March 31, 2016, there has been no Liability of the Company or its Subsidiaries that would be required to be reflected on a balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, except for Liabilities (a) disclosed, reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (b) that have arisen since the date of the most recent balance sheet included in the Interim Financial Statements, in the ordinary course of the operation of the business of the Company and its Subsidiaries and which are not material, or (c) disclosed in the Schedules.

Section 5.10         Litigation. There are no pending or threatened in writing, Actions against, the Company or its Subsidiaries that, if adversely decided or resolved, would be a Company Material Adverse Effect.

Section 5.11         Compliance with Laws and Governmental Orders. The Company and its Subsidiaries (a) conduct their business in accordance with all Laws and Governmental Orders applicable to the Company and its Subsidiaries and are not in violation of any such Law or Governmental Order and (b) have not received any written communications from a Governmental Authority that alleges that the Company or any of its Subsidiaries is not in compliance with any such Law or Governmental Order, except, in each case (a) and (b), as would not be a Company Material Adverse Effect.

Section 5.12         Material Contracts.

(a)          Schedule 5.12(a) sets forth a true, complete and accurate list of each of the following Contracts of the Company or any of its Subsidiaries or by which the Company, any of its Subsidiaries, or any of their respective properties or assets are bound or affected (such Contracts being “Material Contracts”):

(i)          all Contracts for the purchase by the Company or any of its Subsidiaries of equipment, materials, products, supplies, or services that involved payments in excess of $500,000 in the aggregate during the year ended December 31, 2015 or have involved or are expected to involve payments in excess of $500,000 in the aggregate during the year ending December 31, 2016;

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(ii)         all Contracts with a customer of the Company or any of its Subsidiaries that generated revenues of more than $500,000 during the year ended December 31, 2015 or have generated or are expected to generate revenues of more than $500,000 during the year ending December 31, 2016;

(iii)        all Contracts with independent contractors or consultants (or similar arrangements), including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any of its Subsidiaries or income or revenues related to any product of the Company or any of its subsidiaries, involving a payment by the Company or any of its Subsidiaries of more than $500,000 that are not cancelable without penalty or further payment and without more than 90 days’ notice;

(iv)         all Contracts of the Company or any of its Subsidiaries relating to Indebtedness in excess of $250,000;

(v)          all Contracts that would prohibit the Company from making dividends or distributions to its equity holders following the Closing;

(vi)         any Contracts between the Company or any of its Subsidiaries and any of the directors or executive officers of the Company that cannot be cancelled by the Company (or the its applicable Subsidiary) within 60 days’ notice without material Liability, penalty or premium;

(vii)        all Contracts that limit or purport to limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person or in any geographic area or during any period of time (including any non-competition covenants, exclusivity restrictions, restrictions on use of Intellectual Property (other than in connection with licenses granted to the Company or any of its Subsidiaries in the ordinary course of business), rights of first refusal or most-favored pricing clauses) or that grant exclusivity rights to a supplier, sales representative, distributor or similar person;

(viii)      all Contracts that contain any provision pursuant to which the Company or any of its Subsidiaries is obligated to indemnify or make any indemnification payments to any Person (other than Contracts entered in the ordinary course of business of the Company or any of its Subsidiaries); and

(ix)         all Contracts the absence of which would have a Company Material Adverse Effect.

(b)           (i) Each Material Contract is valid and binding on the Company or its applicable Subsidiary and, to the knowledge of the Company, the counterparty thereto, and is in full force and effect, and (ii) the Company and its Subsidiaries and, to the knowledge of the Company, the counterparts thereto are not in material breach of, or default under, any Material Contract.

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Section 5.13         Employee Benefit Matters.

(a)          Schedule 5.13(a) lists, as of the date hereof, (i) all material compensation, benefit, fringe benefit and other plans, programs, arrangements and agreements (A) to which the Company or any of its Subsidiaries is a party; or (B) that are maintained, contributed to or sponsored by the Company or any of its Subsidiaries for the benefit of any current or former Employee, officer or director (collectively, the “Plans”).

(b)          (i) Each Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws; (ii) the Company or the applicable Subsidiary has performed all material obligations required to be performed by it under, is not in any material respect in default under or in material violation of, and to the knowledge of the Company, there is no material default or violation by any party to, any Plan; and (iii) as of the date hereof, no Action is pending or threatened in writing with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, as of the date hereof, no fact or event exists that could reasonably be expected to give rise to any such Action.

Section 5.14         Labor Matters.

(a)          Except as set forth in Schedule 5.14(a), (i) there are no controversies pending or threatened in writing between the Company or any of its Subsidiaries and any of their respective employees, which controversies would be a Company Material Adverse Effect; (ii) the Company and its Subsidiaries are in compliance, in all material respects, with the terms of the labor agreements, collective bargaining agreements, work rules or practices, and any other labor related agreements or arrangements to which the Company and its Subsidiaries are currently bound; and (iii) there is no material strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries.

(b)          Each of the Company and its Subsidiaries is in compliance, in all material respects, with all applicable Laws regarding employment and employment practices, including all laws respecting terms and conditions of employment, health and safety, employee classifications, non-discrimination, wages and hours, immigration, disability rights or benefits, equal opportunity, plant closures and layoffs, workers’ compensation, labor relations and unemployment insurance.

Section 5.15         Taxes. Except for matters that would not be a Company Material Adverse Effect:

(a)          (i) all Tax Returns required to have been filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account any extension of time to file granted or obtained); (ii) all Taxes due and payable by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid or will be timely paid (other than those Taxes being contested in good faith and for which adequate reserves have been established in the Financial Statements); (iii) no deficiency for any Tax has been asserted, proposed or assessed by a Governmental Authority against the Company or any of its Subsidiaries that has not been satisfied by payment, settled or withdrawn or that are being contested in good faith through appropriate proceedings; (iv) no audit or other proceeding by any Governmental Authority is pending or threatened in writing; (v) there are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, Taxes due from the Company or any of its Subsidiaries for any taxable period and no request for any such waiver is currently pending; (vi) each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party and (vii) there are no Tax liens on any assets of the Company or any of its Subsidiaries (other than Permitted Liens).

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(b)          Each of the Company and its Subsidiaries (i) has not knowingly taken or agreed to take any action not contemplated by this Agreement and/or any related ancillary documents that could reasonably be expected to prevent the Second Merger from qualifying for the Intended Tax Treatment and (ii) does not have any knowledge of any fact or circumstance that could reasonably be expected to prevent the Second Merger from qualifying for the Intended Tax Treatment.

The representations and warranties contained in this Section 5.15 and Section 9.5 are the only representations and warranties being made by the Company in respect of Tax Laws and any and all Tax matters; and (ii) no other representation or warranty of the Company contained in this Agreement shall apply to any such matters and no other representation or warranty, express or implied, is being made in respect thereof.

Section 5.16         Brokers’ Fees. Except for fees described on Schedule 5.16 (which fees shall be the sole responsibility of the Company), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by the Company or any of its Affiliates for which the Company or its Subsidiaries has any obligation.

Section 5.17         Insurance. The Company and its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company and its Subsidiaries (taking into account the cost and availability of such insurance). There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies have been paid, and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies.

Section 5.18         Real Property; Assets.

(a)          Schedule 5.18(a) lists the street address of each parcel of Owned Real Property. Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company or one of its Subsidiaries has good and valid title in fee simple to each parcel of Owned Real Property free and clear of all Liens (other than Permitted Liens).

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(b)          Schedule 5.18(b) contains a true, correct and complete list of all Leased Real Property, identifying the street address, lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property as of the date hereof. No defaults by (i) the Company or its Subsidiaries or (ii) to the knowledge of the Company, any landlord or sub-landlord, as applicable, presently exists under any of the leases governing the Leased Real Property, that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

(c)          Except as set forth in Schedule 5.19(c), each of the Company and its Subsidiaries owns good and marketable title to, or holds a valid leasehold interest in, or a valid license to use, all of the tangible assets used by the Company or such Subsidiary in the operation of its business and which are material to the Company and its Subsidiaries, free and clear of any Liens (other than Permitted Liens), except as would not reasonably be expected to have a Company Material Adverse Effect.

Section 5.19         Environmental Matters.

(a)          Except as would not be a Company Material Adverse Effect: (i) the Company and its Subsidiaries are in compliance with all Environmental Laws; (ii) neither the Company nor its Subsidiaries is subject to any current Governmental Order relating to any non-compliance with Environmental Laws by the Company or its Subsidiaries or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials; (iii) no Action is pending or threatened in writing with respect to the Company’s or its Subsidiaries’ compliance with or liability under Environmental Law, (iv) to the knowledge of the Company, none of the properties currently or formerly owned, leased or operated by the Company or any of its Subsidiaries (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Material, (v) to the knowledge of the Company, none of the Company or any of its Subsidiaries is actually or potentially liable for any off-site contamination by Hazardous Materials; (vi) to the knowledge of the Company, none of the Company or any of its Subsidiaries is actually or potentially liable under any Environmental Law (including, without limitation pending or threatened in writing liens); (vii) each of the Company and each of its Subsidiaries has, and is and has been in compliance with, all permits, licenses and other authorizations required under any Environmental Law, (viii) neither the execution of this Agreement nor the consummation of the Second Merger will require any investigation, remediation or other action with respect to Hazardous Materials, or any notice to or consent of Governmental Authorities or third parties, pursuant to any applicable Environmental Law or Environmental Permit and (ix) the Company has delivered to TRTL true and complete copies of all environmental phase I reports and other investigations, studies, audits, tests, reviews or other analyses commenced or conducted by or on behalf of the Company (or by a third party of which the Company has knowledge) in relation to the current or prior business of the Company or any real property presently or formerly owned, leased, or operated by the Company (or its predecessors) that are in the possession, custody or control of the Company.

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(b)          (i) The representations and warranties contained in this Section 5.19 are the only representations and warranties being made by the Company in respect of Environmental Laws and in respect of any environmental, health or safety matter, including natural resources, related in any way to the business, properties or assets of the Company, or to this Agreement or its subject matter; and (ii) no other representation or warranty of the Company contained in this Agreement shall apply to any such matters and no other representation or warranty, express or implied, is being made in respect thereof.

Section 5.20         Absence of Changes. Since the date of the most recent balance sheet included in the Interim Financial Statements through the date of this Agreement, the Company and its Subsidiaries have, in all material respects, (a) conducted their business and operated their properties in the ordinary course of business consistent with past practices and (b) there has not occurred any Company Material Adverse Effect.

Section 5.21         Affiliate Agreements. Except as set forth on Schedule 5.21 and other than any Plan (including any employment or option agreements entered into in the ordinary course of business by the Company or its Subsidiaries) and standard director and officer indemnification agreements approved by the Company’s board of directors, none of the Affiliates, officers or directors of the Company or its Subsidiaries is a party to any Contract or business arrangement with the Company or its Subsidiaries.

Section 5.22         Intellectual Property.

(a)          Schedule 5.22(a) sets forth a true and complete list of (i) all registered Intellectual Property and all pending patent applications for the registration of Intellectual Property that are owned by the Company or its Subsidiaries (the “Registered Intellectual Property”) as of the date hereof; and (ii) all material licenses for Intellectual Property rights used in the business of the Company or its Subsidiaries, specifying for each the license pursuant to which the Company has the right to use the Intellectual Property, excluding licenses for generally commercially available software or services entered into in the ordinary course of business (collectively, and together with any other Intellectual Property owned by the Company or its Subsidiaries, the “Company Intellectual Property”).

(b)          To the Company’s knowledge, the Company or one of its Subsidiaries solely and exclusively owns and possesses, free and clear of all Liens, all right, title, and interest in and to, or has the right to use pursuant to a valid and enforceable written license, all Intellectual Property necessary for, or used or held for use, in the operation of the business of the Company and its Subsidiaries.

(c)          There are no Actions against the Company or any of its Subsidiaries that are pending, or are threatened in writing, that challenge the validity or enforceability of any Registered Intellectual Property. To the Company’s knowledge, all Registered Intellectual Property is valid, enforceable and subsisting.

(d)          To the knowledge of the Company, neither the Company nor any of its Subsidiaries has infringed, misappropriated, diluted or otherwise violated any third party’s Intellectual Property right, except for such infringements, misappropriations, dilutions, or other violations that would not be a Company Material Adverse Effect.

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(e)          The Company and each of its Subsidiaries have taken commercially reasonable or necessary actions and follow commercially reasonable practices common in the industry to maintain, protect and enforce the Company Intellectual Property owned by the Company or its Subsidiaries, including the secrecy, confidentiality and value of its trade secrets and other Confidential Information.

(f)          There are no Actions against the Company or any of its Subsidiaries that are pending or are threatened in writing alleging any infringement, misappropriation, dilution or violation of the Intellectual Property rights of any other Persons. To the knowledge of the Company, no third party is infringing, misappropriating, diluting or otherwise violating the Company Intellectual Property in any manner that would be a Company Material Adverse Effect.

Section 5.23         Permits. Each of the Company and its Subsidiaries has all Permits (the “Material Permits”) that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except where the failure to obtain the same would not, individually or in the aggregate, reasonably be expected to be material to (a) such ownership, lease, operation or conduct or (b) the Company and its Subsidiaries, taken as a whole. Except as would not, individually or in the aggregate, be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) each Material Permit is in full force and effect in accordance with its terms and (ii) no written notice of revocation, cancellation or termination of any Material Permit has been received by the Company or its Subsidiaries.

Section 5.24         Proxy Statement/Prospectus and Registration Statement. None of the information relating to the Company or its Subsidiaries supplied by the Company, or by any other Person acting on behalf of the Company, for inclusion in the Proxy Statement/Prospectus or Registration Statement will, as of the date the Registration Statement is made effective, as of the date the Proxy Statement/Prospectus (or any amendment or supplement thereto) is first mailed to TRTL’s stockholders, at the time of the TRTL Stockholders’ Meeting, or at the First Effective Time or the Second Effective Time, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading.

Section 5.25         Approval. The adoption, execution, delivery and performance of this Agreement and the approval of the consummation of the transactions contemplated hereby have, as of the date hereof, been recommended by, and are duly and validly adopted and approved by a vote of, the board of directors of the Company and/or a committee of the board of directors of the Company. The board of directors of the Company has declared this Agreement advisable and has directed that this Agreement be submitted to the stockholders of the Company for adoption and approval and, except for the adoption and approval of this Agreement by the stockholders of the Company and the actions set forth in Section 5.6 of this Agreement, no other corporate proceedings on the part of the Company is necessary to authorize the adoption, execution, delivery and performance of this Agreement or to consummate the Second Merger and the other transactions contemplated hereby.

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Section 5.26         Certain Business Practices.

(a)          None of the Company, any of its Subsidiaries or, to the Company’s knowledge, any directors or officers, agents or employees of the Company or any of its Subsidiaries, has directly or indirectly taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder or any similar anti-corruption or anti-bribery Law applicable to the Company or any of its Subsidiaries in any jurisdiction other than the United States (in each case, as in effect at the time of such action) (collectively, the “FCPA”) or, in violation of the FCPA (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made, offered or authorized any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, whether directly or indirectly, or (c) made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment, whether directly or indirectly.

(b)          Each of the Company and its Subsidiaries is, and has been, in full compliance in all material respects with the applicable provisions of U.S. export Laws and regulations, including but not limited to the International Traffic in Arms Regulations (22 C.F.R. §§ 120-130), the Export Administration Regulations (15. C.F.R. §§ 730-774), the economic sanctions regulations and guidelines administered by the Department of Treasury, Office of Foreign Assets Control (“OFAC”) and the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001), as amended; and restrictions against dealings with certain prohibited, debarred, denied or specially designated entities or individuals under statutes, regulations, orders, and decrees of various agencies of the United States government, and the export Laws of the other countries where it conducts business.  Neither the Company nor any of its Subsidiaries or their Affiliates has received any notices of noncompliance, complaints or warnings with respect to its compliance with export Laws.

Section 5.27         No U.S. Operations. None of the Company or any of its Subsidiaries currently owns, and has never owned, any assets or properties, carried on any business, conducted any operations or incurred any Liabilities in the United States or its territories. None of the Company or any of its Subsidiaries has now, or have ever in the past had, any Employees in the United States or its territories.

Section 5.28         Independent Investigation. In making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, other than reliance on the representations and warranties of TRTL set forth in this Agreement, the Company has relied solely on its own independent investigation, analysis and evaluation of TRTL and its business. The Company confirms to TRTL that the Company is sophisticated and knowledgeable about TRTL and its business and is capable of evaluating the matters set forth above.

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Article VI

REPRESENTATIONS AND WARRANTIES
OF TRTL, TRTL PArent and TRTL MERGER SUB

Except as set forth in the Schedules to this Agreement (each of which qualifies (i) the correspondingly numbered representation, warranty or covenant if specified therein and (ii) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably inferable on the face of such disclosure) or in the TRTL Reports filed prior to the date hereof (other than disclosures in the “Risk Factors” or “Forward-Looking Statements” sections of any TRTL Report or any other disclosure in any TRTL Report to the extent that such disclosure is predictive or forward-looking in nature), TRTL, TRTL Parent and TRTL Merger Sub, jointly and severally, represents and warrants to the Company as follows:

Section 6.1           Corporate Organization. Each of TRTL, TRTL Parent and TRTL Merger Sub has been duly incorporated and is validly existing as a corporation in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. Each of TRTL, TRTL Parent and TRTL Merger Sub is duly licensed or qualified and in good standing as a foreign corporation in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not be a TRTL Material Adverse Effect.

Section 6.2           Due Authorization.

(a)          Each of TRTL, TRTL Parent and the Company has all requisite corporate power and authority to execute, deliver and perform this Agreement and (subject to the approvals described in Section 6.5 and receipt of the TRTL Stockholder Approval) to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the respective boards of TRTL, TRTL Parent and TRTL Merger Sub and except for the TRTL Stockholder Approval and the adoption of this Agreement by TRTL Parent as the sole stockholder of TRTL Merger Sub, no other corporate proceeding on the part of TRTL, TRTL Parent or TRTL Merger Sub is necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by TRTL, TRTL Parent and TRTL Merger Sub and, assuming due authorization and execution by each other party hereto, this Agreement constitutes a legal, valid and binding obligation of TRTL, TRTL Parent and TRTL Merger Sub, enforceable against TRTL in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

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(b)          The affirmative vote of holders of a majority of the outstanding shares of TRTL Common Stock entitled to vote at the TRTL Stockholders’ Meeting, assuming a quorum is present, to approve the adoption of the Mergers and this Agreement is the only vote of any of TRTL’s capital stock necessary in connection with the entry into this Agreement by TRTL and the consummation of the transactions contemplated hereby, including the Closing (the “TRTL Stockholder Approval”).

(c)          At a meeting duly called and held, the TRTL Board has unanimously (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of TRTL’s stockholders, (ii) determined that the fair market value of the Company is equal to at least 80% of the amount held in the Trust Account (less any deferred underwriting commissions and taxes payable on the income earned on the Trust Account) as of the date hereof, (iii) approved the transactions contemplated by this Agreement as a Business Combination and (iv) resolved to recommend that the TRTL Stockholders vote their shares of TRTL Common Stock in favor of the adoption of this Agreement.

Section 6.3           No Conflict. The execution, delivery and performance of this Agreement by TRTL, TRTL Parent and TRTL Merger Sub and, upon receipt of the TRTL Stockholder Approval, the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any provision of, or result in the breach of, the TRTL Organizational Documents or the Organization Documents of TRTL Parent or any of its Subsidiaries, (b) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to TRTL, TRTL Parent or TRTL Merger Sub or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any material Contract to which TRTL is a party or by which it or any of its assets or properties may be bound or affected, or (d) result in the creation of any Lien upon any of the properties or assets of TRTL, TRTL Parent or TRTL Merger Sub, except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches or defaults which would not be a TRTL Material Adverse Effect.

Section 6.4           Litigation. There are no pending or threatened in writing, material Actions or investigations against TRTL, TRTL Parent or TRTL Merger Sub or otherwise affecting TRTL, TRTL Parent or TRTL Merger Sub or their respective assets

Section 6.5           Governmental Authorities; Consents. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent waiver or authorization from any third party is required on the part of TRTL, TRTL Parent or TRTL Merger Sub with respect to TRTL’s, TRTL Parent’s or TRTL Merger Sub’s execution, delivery or performance of its obligations under this Agreement or the consummation of the transactions contemplated hereby, except for (a)  any filings with or approvals or clearances from any Governmental Authorities that the parties determine (acting reasonably) are required to consummate the transactions contemplated hereby (b) the filing with the SEC of (i) the Proxy Statement/Prospectus and (ii) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (c) the filing of the Certificate of Merger in Delaware in accordance with the DGCL, (d) filings required under applicable Cayman Islands Law; (e) the approvals and consents to be obtained by the Company pursuant to Section 5.6 and (e) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not be a TRTL Material Adverse Effect.

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Section 6.6           Trust Account.

(a)          There is at least $212,750,000 (less, as of the Closing, payments to Redeeming Stockholders) invested in a trust account (the “Trust Account”) maintained by the Trustee, pursuant to the Investment Management Trust Account Agreement, dated as of July 16, 2014, between TRTL and the Trustee (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms and has not been amended or modified. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the TRTL Reports to be inaccurate in any material respect and/or that would entitle any Person (other than stockholders of TRTL holding shares of TRTL Common Stock sold in TRTL’s initial public offering who shall have elected to redeem their shares of TRTL Common Stock pursuant to the Certificate of Incorporation) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, the TRTL Organizational Documents and TRTL’s final prospectus dated July 16, 2014. Amounts in the Trust Account are invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. TRTL has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and, to the knowledge of TRTL, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. There are no claims or proceedings pending with respect to the Trust Account. Since July 22, 2014, TRTL has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as permitted by the Trust Agreement). As of the Second Effective Time, the obligations of TRTL to dissolve or liquidate pursuant to the TRTL Organizational Documents shall terminate, and as of the Second Effective Time, TRTL shall have no obligation whatsoever pursuant to the TRTL Organizational Documents to dissolve and liquidate the assets of TRTL by reason of the consummation of the transactions contemplated hereby, and following the Second Effective Time, no TRTL Stockholder shall be entitled to receive any amount from the Trust Account except to the extent such TRTL Stockholder is a Redeeming Stockholder.

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(b)          As of the date hereof, assuming (i) the accuracy of the representations and warranties of the Company contained herein, (ii) the compliance by the Company with its obligations hereunder and (iii) the satisfaction or waiver of the conditions to the obligations of the parties contained herein, none of TRTL, TRTL Parent or TRTL Merger Sub has any reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to the Company on the Closing Date.

Section 6.7           Brokers’ Fees. Except for fees described on Schedule 6.7 (which fees shall be the sole responsibility of TRTL) or Exhibit E, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by TRTL, TRTL Parent, TRTL Merger Sub or any of their respective Affiliates

Section 6.8           TRTL Reports; Financial Statements and Sarbanes-Oxley Act.

(a)          TRTL has timely filed in all material respects all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since July 16, 2014 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “TRTL Reports”). None of the TRTL Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the TRTL Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of TRTL as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended.

(b)          TRTL has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to TRTL is made known to TRTL’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To TRTL’s knowledge, such disclosure controls and procedures are effective in timely alerting TRTL’s principal executive officer and principal financial officer to material information required to be included in TRTL’s periodic reports required under the Exchange Act.

(c)          TRTL has established and maintained a system of internal controls over financial reporting. Such internal controls are sufficient to provide reasonable assurance regarding the reliability of TRTL’s financial reporting and the preparation of TRTL’s financial statements for external purposes in accordance with U.S. GAAP.

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(d)          There are no outstanding loans or other extensions of credit made by TRTL to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of TRTL. TRTL has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

Section 6.9           Business Activities.

(a)          Since its incorporation, TRTL has not conducted any business activities other than activities directed toward the accomplishment of a Business Combination and there has not been a TRTL Material Adverse Effect. Except as set forth in the TRTL Organizational Documents, there is no agreement, commitment, or Governmental Order binding upon TRTL or to which TRTL is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of TRTL, any acquisition of property by TRTL or the conduct of business by TRTL as currently conducted or as contemplated to be conducted as of the Closing other than such effects which would not be a TRTL Material Adverse Effect.

(b)          TRTL does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

(c)          The stock of TRTL is not a U.S. real property interest within the meaning of Section 897(c) of the Code, and at or within the 30 days of the Closing, TRTL shall deliver a certificate to such effect to the Company, which certificate shall be provided pursuant to Treasury Regulation Section 1.1445-2(c)(3) and shall conform to Treasury Regulation Section 1.897-2(h).

Section 6.10         Proxy Statement/Prospectus and Registration Statement. None of the information relating to TRTL, TRTL Parent or TRTL Merger Sub supplied by TRTL, TRTL Parent or TRTL Merger Sub, or by any other Person acting on behalf of TRTL, TRTL Parent or TRTL Merger Sub, in writing for inclusion in the Proxy Statement/Prospectus or Registration Statement will, as of the date the Registration Statement is made effective, as of the date the Proxy Statement/Prospectus (or any amendment or supplement thereto) is first mailed to TRTL’s stockholders, at the time of the TRTL Stockholders’ Meeting, at the First Effective Time or at the Second Effective Time, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading.

Section 6.11         Tax Matters. Except for matters that would not be a TRTL Material Adverse Effect:

(a)          All Tax Returns required by Law to be filed by TRTL, TRTL Parent or any of their respective Subsidiaries have been timely filed, and all such Tax Returns are true, correct and complete.

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(b)          All amounts of Taxes due and owing by TRTL, TRTL Parent or any of their respective Subsidiaries (whether or not shown on any Tax Return) have been paid or will be timely paid.

(c)          There are no written Tax deficiencies outstanding, asserted, proposed or assessed against TRTL, TRTL Parent or any of their respective Subsidiaries, nor has TRTL, TRTL Parent or any of its Subsidiaries executed any agreements waiving the statute of limitations on or extending the period for the assessment or collection of any Tax, in each case, which have not since expired.

(d)          No audit or other examination or proceeding by any Tax authority is presently in progress or pending, nor to the knowledge or TRTL, has TRTL, TRTL Parent or any of their respective Subsidiaries been notified of any request for such an audit or other examination.

(e)          There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, Taxes due from the TRTL, TRTL Parent or any of their respective Subsidiaries for any taxable period and no request for any such waiver is currently pending.

(f)          Each of the TRTL, TRTL Parent and their respective Subsidiaries has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(g)          There are no Tax liens on any assets of the TRTL, TRTL Parent or any of their respective Subsidiaries (other than Permitted Liens).

(h)          To the knowledge or TRTL, neither TRTL, TRTL Parent nor their respective Subsidiaries has any current or accumulated earnings and profits for U.S. federal income tax purposes.

(i)          If either of the Mergers were subject to the provisions of Section 7874(a) of the Code, neither TRTL, TRTL Parent nor their respective Subsidiaries has any knowledge of any fact or circumstance that could reasonably be expected to result in a material amount of “inversion gain” within the meaning of Section 7874(d)(2) of the Code.

(j)          Neither TRTL, TRTL Parent nor their respective Subsidiaries (i) has knowingly taken or agreed to take any action not contemplated by this Agreement and/or any related ancillary documents that could reasonably be expected to prevent either of the Mergers from qualifying for the Intended Tax Treatment or (ii) has any knowledge of any fact or circumstance that could reasonably be expected to prevent either of the Mergers from qualifying for the Intended Tax Treatment.

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The representations and warranties contained in this Section 6.11 and Section 9.5 are the only representations and warranties being made by TRTL, TRTL Parent and TRTL Merger Sub in respect of Tax Laws and any and all Tax matters; and (ii) no other representation or warranty of TRTL, TRTL Parent or TRTL Merger Sub contained in this Agreement shall apply to any such matters and no other representation or warranty, express or implied, is being made in respect thereof.

Section 6.12         Capitalization.

(a)          The authorized capital stock of TRTL consists of (i) 10,000,000 shares of undesignated common stock, par value $.0001 per share, (ii) 10,000,000 shares of preferred stock, par value $.0001 per share, (iii) 10,000,000 shares of TRTL Class F Common Stock, of which 5,318,750 shares of TRTL Class F Common Stock are issued and outstanding as of the date of this Agreement, and (iv) 90,000,000 shares of TRTL Class A Common Stock, of which 21,275,000 shares of TRTL Class A Common Stock and 33,275,000 TRTL Warrants are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of TRTL Common Stock and TRTL Warrants (A) have been duly authorized and validly issued and are fully paid and nonassessable, (B) were issued in compliance with applicable Law, (C) were not issued in breach or violation of any preemptive rights or Contract, and (D) are fully vested and not otherwise subject to a substantial risk of forfeiture within the meaning of Code Section 83, except as disclosed in the TRTL Reports with respect to the TRTL Warrants and certain TRTL Common Stock held by the TRTL Sponsors.

(b)          Except for the 33,275,000 TRTL Warrants and 2,000,000 warrants to be issued in connection with the Forward Purchase, there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of TRTL Common Stock or the equity interests of TRTL, or any other Contracts to which TRTL is a party or by which TRTL is bound obligating TRTL to issue or sell any shares of capital stock of, other equity interests in or debt securities of, TRTL, and (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in TRTL. Except as disclosed in the TRTL Reports or the TRTL Organizational Documents, there are no outstanding contractual obligations of TRTL to repurchase, redeem or otherwise acquire any securities or equity interests of TRTL. There are no outstanding bonds, debentures, notes or other indebtedness of TRTL having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which TRTL’s stockholders may vote. Except as disclosed in the TRTL Reports, TRTL is not a party to any stockholders agreement, voting agreement or registration rights agreement relating to TRTL Common Stock or any other equity interests of TRTL.

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(c)          Immediately prior to the Second Effective Time, (i) the authorized capital stock of TRTL Parent shall consist of 90,000,000 TRTL Parent Common Shares and 10,000,000 TRTL Parent Class F Shares, (ii) the number of TRTL Parent Common Shares issued and outstanding shall be equal to the number of shares of TRTL Class A Common Stock outstanding immediately prior to the First Effective Time (taking into account the transactions contemplated by the Forfeiture Letter and the Amended Forward Purchase Agreement) less any Redemption Shares, the number of the number of TRTL Parent Class F Shares issued and outstanding shall be equal to the number of shares of TRTL Class F Common Stock outstanding immediately prior to the First Effective Time (taking into account the transactions contemplated by the Forfeiture Letter and the Amended Forward Purchase Agreement) and (iv) all of the issued and outstanding TRTL Parent Common Shares and TRTL Parent Class F Shares (x) shall be duly authorized, validly issued, fully paid and nonassessable, (y) shall have been issued in compliance with applicable Law and (z) shall not have been issued in breach or violation of any preemptive rights or Contract. Except as set forth in the first sentence of this Section 6.12(c), immediately prior to the Second Effective Time, there shall be no other shares of common stock, preferred stock or other equity interests of TRTL Parent authorized, reserved, issued or outstanding and there shall be (A) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for TRTL Parent Common Shares, or any other Contracts to which TRTL Parent is a party or by which TRTL Parent is bound obligating TRTL Parent to issue or sell any shares of capital stock of, or other equity interests in or debt securities of, TRTL Parent, and (B) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in TRTL Parent.

Section 6.13         Title to Assets. Subject to the restrictions on use of the Trust Account set forth in the Trust Agreement, each of TRTL, TRTL Parent and TRTL Merger Sub own good and marketable title to, or holds a valid leasehold interest in, or a valid license to use, all of the assets used by TRTL, TRTL Parent or TRTL Merger Sub, as applicable, in the operation of its respective business and which are material to TRTL, TRTL Parent or TRTL Merger Sub, free and clear of any Liens.

Section 6.14         Employee Matters. Other than the current officers of TRTL set forth on Schedule 6.14, none of TRTL, TRTL Parent or TRTL Merger Sub has ever had any employees. Other than reimbursement of any out-of-pocket expenses incurred by TRTL’s officers and directors in connection with activities on TRTL’s behalf in an aggregate amount not in excess of the amount of cash held by TRTL outside of the Trust Account, none of TRTL, TRTL Parent or TRTL Merger Sub has any unsatisfied Liability with respect to any employee. None of TRTL, TRTL Parent or TRTL Merger Sub maintains, sponsors or has any Liability with respect to, any compensation, benefit, fringe benefit and other plans, programs, arrangements and agreements to which TRTL, TRTL Parent or Merger Su is a party or that are maintained, contributed to or sponsored by TRTL, TRTL Parent or TRTL Merger Sub for the benefit of any current or former employee, officer or director.

Section 6.15         Compliance with Laws and Governmental Orders. Each of TRTL, TRTL Parent and TRTL Merger Sub (a) conducts its business in accordance with all Laws and Governmental Orders applicable to TRTL, TRTL Parent and TRTL Merger Sub, as applicable, and is not in violation of any such Law or Governmental Order and (b) has not received any written communications from a Governmental Authority that alleges that TRTL, TRTL Parent or TRTL Merger Sub is not in compliance with any such Law or Governmental Order, except, in each case (a) and (b), as would not be a TRTL Material Adverse Effect.

Section 6.16         Expenses, Indebtedness and Other Liabilities. Except as set forth in Schedule 6.16, other than the promissory notes issued pursuant to the Expense Advancement Agreement and the fees described on Exhibit E, TRTL does not have any Indebtedness or other Liabilities.

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Section 6.17         Listing. The issued and outstanding shares of TRTL Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. There is no Action pending or threatened in writing against TRTL by Nasdaq or the SEC with respect to any intention by such entity to deregister the TRTL Common Stock or prohibit or terminate the listing of TRTL Common Stock on Nasdaq. TRTL has taken no action that is designed to terminate the registration of TRTL Common Stock under the Exchange Act.

Section 6.18         Affiliate Transactions. Other than (a) for payment of salary and benefits for services rendered, (b) reimbursement for expenses incurred on behalf of TRTL, (c) with respect to any Person’s ownership of equity interests of TRTL or (d) that certain Letter Agreement, dated July 16, 2014, among TRTL and the TRTL Sponsors regarding an investment banking right of first refusal, there are no Contracts between TRTL, TRTL Parent or TRTL Merger Sub, on the one hand, and, on the other hand, any (i) any present or former manager, employee, officer or director of TRTL, TRTL Parent or TRTL Merger Sub, (ii) the TRTL Sponsors or any of their Affiliates, or (iii) any record or beneficial owner of the outstanding equity interests of TRTL, TRTL Parent or TRTL Merger Sub as of the date hereof.

Section 6.19         TRTL Parent and TRTL Merger Sub.

(a)          TRTL Parent was formed solely for the purpose of entering into the transactions contemplated by this Agreement, and since the date of its formation has not carried on any business, conducted any operations or incurred any Liabilities other than the formation of TRTL Merger Sub, the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

(b)          TRTL Merger Sub was formed solely for the purpose of entering into the transactions contemplated by this Agreement and since the date of its formation has not carried on any business, conducted any operations or incurred any Liabilities other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

Section 6.20         Independent Investigation. In making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, other than reliance on the representations and warranties of TRTL Parent and the Company set forth in this Agreement, TRTL has relied solely on its own independent investigation, analysis and evaluation of the Company (including TRTL’s own estimate and appraisal of the value, financial condition, operations and prospects of the Company). TRTL confirms to TRTL Parent and the Company that TRTL is sophisticated and knowledgeable about the Company and its business is capable of evaluating the matters set forth above.

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Article VII

COVENANTS OF THE COMPANY

Section 7.1           Conduct of Business.

(a)          Except as (i) otherwise expressly permitted or required under or by this Agreement, (ii) set forth in Schedule 7.1(a), (iii) consented to by TRTL in writing (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed) or (iv) required by any Law, the Company agrees that, from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms (the “Interim Period”), the Company shall, and shall cause its Subsidiaries to, (x) use its reasonable best efforts to conduct its respective business in the ordinary course in a manner consistent with past practice in all material respects, (y) prepare, in the ordinary course of business consistent with past practice (except as otherwise required by applicable Law), and timely file all Tax Returns (taking into account all valid extensions) required to be filed by it on or before the Closing Date and fully and timely pay all Taxes due and payable in respect of such Tax Returns that are so filed (other than Taxes being contested in good faith through appropriate proceedings), and (z) use its respective reasonable best efforts to preserve, in all material respects, consistent with past practices, its business organizations intact, including the material assets and properties of the business, services of its current officers and key employees, and relations with customers, suppliers, licensors, licensees, distributors, Governmental Authorities and others having commercial/business dealings with the Company and its Subsidiaries.

(b)          In addition, and without limiting the generality of Section 7.1(a), the Company agrees that, during the Interim Period, except as (i) otherwise expressly permitted or required under or by this Agreement, (ii) set forth in Schedule 7.1(b), (iii) consented to by TRTL in writing (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed) or (iv) required by any Law, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, do, or agree to do, any of the following:

(i)          amend or otherwise change, or fail to comply with, the Organizational Documents of the Company or any of its Subsidiaries;

(ii)         make any change in its authorized capital stock or other issued equity interests or, directly or indirectly, acquire, redeem, issue, deliver, encumber, pledge, sell or otherwise dispose of any of its capital stock or other equity interests or securities convertible into, or exercisable or exchangeable for, any of its capital stock or other equity interests or authorize any such action;

(iii)        split, combine or reclassify any of its capital stock or other equity interests or issue any other security in respect of, in lieu of or in substitution for its equity interests;

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(iv)        declare, set aside, make or pay any dividend or other distribution or return of capital (whether payable in cash, stock, property or a combination thereof) with respect to any of the equity interests of the Company;

(v)         modify or amend in a manner materially adverse to the Company or its Subsidiaries, or terminate, or waive, release or assign any material rights or material claims under, any Material Contract, enter into any other Contract that, if existing on the date of this Agreement, would be a Material Contract, in each case, except in the ordinary course of business;

(vi)        issue, incur, assume or guarantee any Indebtedness, issue or sell any debt securities, or guarantee any debt securities of any Person other than (A) for extensions, renewals or refinancings (with new Indebtedness in amounts not greater than the existing Indebtedness being replaced plus the amount of fees and expenses incurred in connection with such extensions, renewals or refinancings) of existing Indebtedness or (B) inter-company Indebtedness;

(vii)       adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, bankruptcy, merger or other reorganization of the Company or any of its Subsidiaries, or enter into a letter of intent or agreement in principle with respect thereto;

(viii)      enter into any new line of business or open or close any existing facility, plant or office, in each case, except in the ordinary course of business;

(ix)         make any loans, advances or capital contributions to, or investments in, any Person (other than wholly owned Subsidiaries of the Company), except advances to employees and directors for travel and business expenses in the ordinary course of business consistent with past practices;

(x)          cancel, release, compromise or settle any material Action, or waive or release any material rights of the Company or any of its Subsidiaries, including any Action that relates to the Merger, except in the ordinary course of business consistent with past practice;

(xi)         make any material change in any method of accounting or accounting practice policy other than as required by applicable Law or by a change in GAAP or similar principles in foreign jurisdictions;

(xii)        take any action that would be inconsistent with the consummation of the transactions contemplated by this Agreement; or

(xiii)       authorize, agree or otherwise commit to take any of the foregoing actions.

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(c)          If the Company or any of its Subsidiaries were to be classified as a passive foreign investment company under Section 1297 for its taxable year that includes the Closing Date or a future taxable year, the Company will provide U.S. shareholders with the information necessary for them to make a timely qualified electing fund election under Section 1293 with respect to the Company and/or its Subsidiaries.

Section 7.2           Nasdaq Listing. The Company shall use its respective reasonable best efforts to cause the Company Ordinary Shares issuable in the Second Merger under Article IV to be approved for listing on Nasdaq, subject to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Closing Date.

Section 7.3           No Solicitation. Following the date of this Agreement, the Company shall, and shall cause its Subsidiaries and its and their Representatives to, immediately cease any discussions or negotiations with any Person or group that may be ongoing with respect to any Acquisition Proposal. From and after the date hereof until the Second Effective Time, the Company shall not directly or indirectly, and shall ensure that all of its Representatives do not, directly or indirectly: (a) solicit, initiate, encourage, facilitate or permit the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (b) request or receive any non-public information from any Person or provide any non-public information to any Person in connection with an Acquisition Proposal or Acquisition Inquiry; (c) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (d) approve, endorse or recommend any Acquisition Proposal; or (e) enter into any letter of intent or similar document or any Contract contemplating or providing for any Acquisition Transaction or any Acquisition Proposal. Without limiting the generality of the foregoing, the Company acknowledges and agrees that any action taken by any of its Representatives that, if taken by the Company would constitute a breach of this Section 7.3, shall be deemed to constitute a breach of this Section 7.3 by the Company (whether or not such Representative is purporting to act on behalf of the Company).

Article VIII

COVENANTS OF TRTL, PARENT AND MERGER SUB

Section 8.1           Conduct of Business.

(a)          Except as (i) otherwise expressly permitted or required under or by this Agreement (ii) set forth in Schedule 8.1(a), (iii) consented to by the Company in writing or (iv) required by any Law, TRTL agrees that, during the Interim Period, each of TRTL Parent and TRTL Merger Sub shall (x) use its reasonable best efforts to conduct its business in the ordinary course in a manner consistent with past practice in all material respects, (y) prepare, in the ordinary course of business consistent with past practice (except as otherwise required by applicable Law), and timely file all Federal income and other material Tax Returns (taking into account all valid extensions) required to be filed by it on or before the Closing Date and fully and timely pay all material Taxes due and payable in respect of such Tax Returns that are so filed (other than Taxes being contested in good faith through appropriate proceedings), and (z) use its reasonable best efforts to preserve, in all material respects, consistent with past practices, its business organizations intact.

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(b)          In addition, and without limiting the generality of Section 8.1(a), TRTL agrees that, during the Interim Period, except as (i) otherwise expressly permitted or required under or by this Agreement, (ii) set forth in Schedule 8.1(b), (iii) consented to by the Company in writing (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed) or (iv) required by any Law, TRTL shall not, directly or indirectly, do, or agree to do, any of the following:

(i)          amend or otherwise change, or fail to comply with, the Organizational Documents of TRTL;

(ii)         issue or sell any shares of TRTL Common Stock at a price less than $10.00 per share or purchase or redeem any shares of TRTL common stock (except Redemption Shares) at a price greater than $10.00 per share;

(iii)        split, combine or reclassify any of its capital stock or other equity interests or issue any other security in respect of, in lieu of or in substitution for shares of its capital stock;

(iv)        adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, bankruptcy, merger or other reorganization of TRTL, or enter into a letter of intent or agreement in principle with respect thereto;

(v)         take any action that would be inconsistent with the consummation of the transactions contemplated by this Agreement;

(vi)        authorize, incur or permit any Expenses or other Liabilities not set forth on Exhibit E or the promissory notes issued pursuant to the Expense Advancement Agreement; or

(vii)       authorize, agree or otherwise commit to take any of the foregoing actions.

(c)          In addition, each of TRTL Parent and TRTL Merger Sub agrees that, during the Interim Period, except as (i) otherwise expressly permitted or required under or by this Agreement, (ii) consented to by the Company in writing (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed) or (iii) required by any Law, neither TRTL Parent nor TRTL Merger Sub shall (and TRTL Parent shall not permit or cause TRTL Parent or TRTL Merger Sub to) directly or indirectly, do, or agree to do, any of the following:

(i)          amend or otherwise change, or fail to comply with, the Organizational Documents of TRTL Parent or TRTL Merger Sub;

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(ii)         make any change in its authorized or issued equity interests or, directly or indirectly, acquire, redeem, issue, deliver, encumber, pledge, sell or otherwise dispose of any of its equity interests or securities convertible into, or exercisable or exchangeable for, any of its equity interests or authorize any such action;

(iii)        split, combine or reclassify any of its equity interests or issue any other security in respect of, in lieu of or in substitution for its equity interests;

(iv)        declare, set aside, make or pay any dividend or other distribution or return of capital (whether payable in cash, stock, property or a combination thereof);

(v)         engage in any activities or business, or incur any Liabilities, other than in connection with this Agreement or the transactions contemplated hereby;

(vi)        adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, bankruptcy, merger or other reorganization of the TRTL Parent or TRTL Merger Sub, or enter into a letter of intent or agreement in principle with respect thereto; or

(vii)       authorize, agree or otherwise commit to take any of the foregoing actions.

Section 8.2           TRTL Stockholders’ Meeting. TRTL shall call and hold a meeting of TRTL’s stockholders (the “TRTL Stockholders’ Meeting”) as promptly as practicable for the purpose of seeking the TRTL Stockholder Approval, and TRTL shall use reasonable best efforts to hold the TRTL Stockholders’ Meeting as soon as practicable after the date of this Agreement and TRTL shall consult in good faith with the Company with respect to the date on which such meeting is to be held. TRTL shall use reasonable best efforts to solicit from its stockholders proxies in favor of the approval and adoption of the Mergers and this Agreement and shall take all other action reasonably necessary or advisable to secure the TRTL Stockholder Approval.

Section 8.3           Trust Account. TRTL shall make appropriate arrangements to have the Trustee distribute the proceeds of the Trust Fund at the Closing to TRTL so that such funds shall be available to TRTL and to be used in accordance with this Agreement. Immediately upon the Closing, TRTL shall cause the Trustee to distribute the proceeds of the Trust Fund to TRTL or TRTL Parent in accordance with Section 2.6 and Exhibit E.

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Section 8.4           No Solicitation. Following the date of this Agreement, TRTL shall, and shall cause its Subsidiaries and their Representatives to, immediately cease any discussions or negotiations with any Person or group that may be ongoing with respect to any Acquisition Proposal. From and after the date hereof until the Second Effective Time, neither TRTL, TRTL Parent nor TRTL Merger Sub shall TRTL shall not, and shall not permit or cause TRTL Parent or TRTL Merger Sub to, directly or indirectly, and shall ensure that all of their respective Representatives do not, directly or indirectly: (a) solicit, initiate, encourage, facilitate or permit the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (b) request or receive any non-public information from any Person or provide any non-public information to any Person in connection with an Acquisition Proposal or Acquisition Inquiry; (c) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (d) approve, endorse or recommend any Acquisition Proposal; or (e) enter into any letter of intent or similar document or any Contract contemplating or providing for any Acquisition Transaction or any Acquisition Proposal. Without limiting the generality of the foregoing, each of TRTL, TRTL Parent, and TRTL Merger Sub acknowledges and agrees that any action taken by any of their respective Representatives that, if taken by TRTL, TRTL Parent, or TRTL Merger Sub would constitute a breach of this Section 8.4, shall be deemed to constitute a breach of this Section 8.4 by TRTL, TRTL Parent, and TRTL Merger Sub (whether or not such Representative is purporting to act on behalf of TRTL, TRTL Parent or TRTL Merger Sub).

Section 8.5           TRTL Merger Sub Stockholder Approval. Promptly following the execution of this Agreement, TRTL Parent shall adopt this Agreement and the transactions contemplated by this Agreement, including the Merger, as the sole stockholder of TRTL Merger Sub, for all required purposes under applicable Law.

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Article IX

JOINT COVENANTS

Section 9.1           Preparation of SEC Documents. As promptly as practicable after the execution of this Agreement, (a) TRTL Parent, the Company and TRTL shall prepare and file with the SEC the proxy statement/prospectus (as amended or supplemented from time to time, the “Proxy Statement/Prospectus”) to be sent to the TRTL Stockholders relating to the TRTL Stockholders’ Meeting and (b) TRTL Parent, the Company shall prepare and shall file with the SEC a registration statement on Form F-4 or such other applicable form as the Company and TRTL may agree (as amended or supplemented from time to time, the “Registration Statement”), in which the Proxy Statement/Prospectus will be included as a prospectus, in connection with the registration under the Securities Act of the Company Ordinary Shares to be issued in the Second Merger. Each party shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and, prior to the effective date of the Registration Statement, TRTL Parent and the Company shall take all action reasonably required (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) to be taken under any applicable state securities Laws in connection with the issuance of Parent Common Shares in the First Merger and the Company Ordinary Shares in the Second Merger. Each of the Company, TRTL Parent and TRTL shall furnish all information as may be reasonably requested by the other parties in connection with any such action and the preparation, filing and distribution of the Registration Statement and the Proxy Statement/Prospectus. As promptly as practicable after the Registration Statement shall have become effective, TRTL shall use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to its stockholders as of the record date for the TRTL Stockholders’ Meeting. No filing of, or amendment or supplement to, the Registration Statement or the Proxy Statement/Prospectus will be made (in each case including documents incorporated by reference therein) by either TRTL or the Company without providing the other with a reasonable opportunity to review and comment thereon. No filing of, or amendment or supplement to, the Registration Statement or the Proxy Statement/Prospectus will be made (in each case including documents incorporated by reference therein) by either TRTL or the Company without providing the TRTL Sponsors with a reasonable opportunity to review and comment thereon. If at any time prior to the Second Effective Time any information relating to TRTL, the Company or TRTL Parent or any of their respective Affiliates, directors or officers, should be discovered by TRTL, the Company or TRTL Parent which should be set forth in an amendment or supplement to either the Registration Statement or the Proxy Statement/Prospectus, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the TRTL Stockholders. TRTL Parent, TRTL and the Company will advise the other parties hereto promptly after it receives any oral or written request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statement, as applicable, or comments thereon and responses thereto or requests by the SEC for additional information and each party will promptly provide the other with copies of any written communication between it or any of its Representatives, on the one hand, and the SEC, any state securities commission or their respective staffs, on the other hand, with respect to the Proxy Statement/Prospectus, the Registration Statement or the Mergers. TRTL Parent, the Company and TRTL shall use their respective reasonable best efforts, after consultation with each other, to resolve all such requests or comments with respect to the Proxy Statement/Prospectus or the Registration Statement, as applicable, as promptly as reasonably practicable after receipt thereof. Without limiting the generality of the foregoing, each of TRTL, TRTL Parent and the Company shall cooperate with each other in the preparation of each of the Proxy Statement/Prospectus and the Registration Statement and each of TRTL Parent, the Company and TRTL shall furnish TRTL or the Company, as applicable, with all information concerning it and its Affiliates as the providing party (after consulting with counsel) may deem reasonably necessary or advisable in connection with the preparation of the Proxy Statement/Prospectus or the Registration Statement, as applicable. TRTL Parent, the Company and TRTL shall notify each other promptly of the time when the Registration Statement has become effective, of the issuance of any stop order or suspension of the qualification of the Company Ordinary Shares issuable in connection with the Second Merger for offering or sale in any jurisdiction, or of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement/Prospectus or the Registration Statement or for additional information.

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Section 9.2           Consents; Approvals.

(a)          Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as soon as possible following the date hereof, the Mergers and the other transactions contemplated by this Agreement, including using reasonable best efforts to (i) obtain all necessary actions, nonactions, waivers, consents, approvals and other authorizations from Governmental Authorities prior to the First Effective Time, (ii) avoid an Action or proceeding by any Governmental Authority, (iii) obtain all necessary consents, approvals or waivers from third parties, (iv) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement and (v) refrain from taking any action that would reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the transactions contemplated hereby.

(b)          Without limiting the generality of Section 9.2(a), each party hereto agrees to, and shall cause its respective Affiliates to, make as promptly as practicable any filings or notifications required to be made by it under any other applicable antitrust, competition, or trade regulation Law and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested by such Governmental Authorities pursuant to the applicable antitrust, competition, or trade regulation Law.

(c)          Subject to applicable Law, each of the Company and TRTL agrees to (i) cooperate and consult with the other regarding obtaining and making all notifications and filings with Governmental Authorities, (ii) furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any notifications or filings, (iii) keep the other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other communications received by such party from, or given by such party to, any third party or any Governmental Authority with respect to such transactions, (iv) permit the other party to review and incorporate the other party’s reasonable comments in any communication to be given by it to any Governmental Authority with respect to any filings required to be made with, or action or nonactions, waivers, expirations or terminations of waiting periods, clearances, consents or orders required to be obtained from, such Governmental Authority in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (v) to the extent reasonably practicable, consult with the other in advance of and not participate in any meeting or discussion relating to the transactions contemplated by this Agreement, either in person or by telephone, with any Governmental Authority in connection with the proposed transactions unless it gives the other party the opportunity to attend and observe; provided, however, in each of clauses (iii) and (iv) above, that materials may be redacted (A) to remove references concerning the valuation of such party and its Affiliates, (B) as necessary to comply with contractual arrangements or applicable Laws, and (C) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

Section 9.3           Confidentiality; Publicity.

(a)          TRTL acknowledges that the information being provided to it in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference.

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(b)          None of the Company, TRTL or any of their controlled respective Affiliates shall make any public announcement or issue any public communication regarding this Agreement or the transactions contemplated hereby prior to the announcement of the business combination, or any matter related to the foregoing, without first obtaining the prior consent of TRTL or the Company, as applicable (which consent shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by applicable Law or legal process (including pursuant to the Federal Securities Law or the rules of any national securities exchange), in which case the Company or TRTL, as applicable, shall use its commercially reasonable efforts to coordinate such announcement or communication with the other party, prior to announcement or issuance; provided, however, that, subject to this Section 9.3, each party hereto and its Affiliates may make internal announcements regarding this Agreement and the transactions contemplated hereby to their and their Affiliates’ respective directors, officers and employees without the consent of any other party hereto and may make public statements regarding this Agreement and the transactions contemplated hereby containing information or events already publicly known other than as a result of a breach of this Section 9.3; and provided, further, that subject to Section 9.2 and this Section 9.3, the foregoing shall not prohibit any party hereto from communicating with third parties to the extent necessary for the purpose of seeking any third-party consent.

Section 9.4           Further Assurances. Each party shall, on the request of any other party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits and Liabilities contemplated by this Agreement and the transactions contemplated hereby.

Section 9.5           Tax Treatment. The Company, TRTL Merger Sub and TRTL intend that (i) the Mergers shall not result in the Company or any of its Subsidiaries being subject to the provisions of Section 7874(b) of the Code and (ii) the Second Merger shall be treated with respect to the holders of the Company Ordinary Shares and/or Company Preferred Shares that are entitled to receive Company Ordinary Shares in accordance with this Agreement as an exchange pursuant to Sections 368(a)(1(E) and or 1036 of the Code (collectively, the “Intended Tax Treatment”). The Company hereby adopts this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) with respect to the Second Merger. Each party shall file all Tax Returns consistent with, and take no position inconsistent with (whether in audits, Tax Returns or otherwise) such treatment unless required to do so pursuant to a “determination” within the meaning of Section 1313(a) of the Code. From and after the date of this Agreement, none of the parties shall, nor shall they permit any of their Affiliates to, knowingly take any action, cause any action to be taken or omit to take any action which such action or omission could cause either of the Mergers to fail to qualify for, or fail to be reported in a manner consistent with, the Intended Tax Treatment. Each party further agrees to promptly notify the other parties of any challenge to the Intended Tax Treatment by any Governmental Authority. The Company shall not make any election under Section 338 of the Code with respect to its acquisition of TRTL.

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Section 9.6           Director and Officer Indemnification.

(a)          For a period of six (6) years after the Closing, the Company shall not, and shall not permit the First Surviving Company to, amend, repeal or otherwise modify any provision in the Organizational Documents of the First Surviving Company relating to the exculpation or indemnification of any managers, directors and/or officers from the form of such provisions in TRTL’s Organizational Documents, as applicable, as of immediately prior to the Closing (unless required by Law), it being the intent of the parties hereto that the managers, directors and officers of the First Surviving Company shall continue to be entitled to such exculpation and indemnification to the fullest extent permitted by Law.

(b)          In addition to the other rights provided for in this Section 9.6, and not in limitation thereof, from and after the Closing, the Company and the First Surviving Company shall to the fullest extent permitted by applicable Law, (i) indemnify and hold harmless (and release from any liability to the Company or the First Surviving Company or any of their Subsidiaries), current and former managers, directors and officers of TRTL (collectively, the “D&O Indemnitees”) against all D&O Expenses (as defined below), losses, claims, damages, judgments or amounts paid in settlement (collectively, “D&O Costs”) in respect of any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative, based on, arising out of or relating to the fact that such Person is or was a manager, director or officer of the First Surviving Company and arising out of acts or omissions occurring at or prior to the Closing (a “D&O Indemnifiable Claim”) and (ii) advance to such D&O Indemnitees all D&O Expenses incurred in connection with any D&O Indemnifiable Claim (including in circumstances where the D&O Indemnifying Party has assumed the defense of such claim) promptly after receipt of reasonably detailed statements therefor; provided, however, that the Person to whom D&O Expenses are to be advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to such indemnification under applicable Law. Any D&O Indemnifiable Claim shall continue until such D&O Indemnifiable Claim is disposed of or all judgments, orders, decrees or other rulings in connection with such D&O Indemnifiable Claim are fully satisfied. For the purposes of this Section 9.6, “D&O Expenses” means attorneys’ fees and all other costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any D&O Indemnifiable Claim, but shall exclude Losses, judgments and amounts paid in settlement (which items are included in the definition of D&O Costs).

(c)          Each of the Company and the First Surviving Company shall use its reasonable best efforts to maintain in effect for six years from the Second Effective Time, if available, the current directors’ and officers’ liability insurance policies maintained by TRTL (provided that the First Surviving Company may substitute therefor policies of at least the same coverage containing terms and conditions that are not materially less favorable) with respect to matters occurring prior to the First Effective Time; provided, however, that in no event shall the First Surviving Company be required to expend pursuant to this Section 9.6(c) more than an amount per year equal to 200% of current annual premiums paid by TRTL for such insurance. Prior to Closing, the Company shall acquire insurance policies of the type described in this Section 9.6(c), to be effective immediately following the Closing.

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(d)          In the event the Company or the First Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case proper provision shall be made so that the successors and assigns of the Company or the First Surviving Company, as the case may be, shall assume the obligations set forth in this Section 9.6.

(e)          The D&O Indemnitees are express and intended third-party beneficiaries of the provisions of this Section 9.6 and shall be entitled to independently enforce the terms hereof as if they were each a party to this Agreement.

Section 9.7           Claims Against the Trust Account.

(a)          Each of TRTL Parent, TRTL Merger Sub and the Company understands that, except for a portion of the interest earned on the amounts held in the Trust Account, TRTL may disburse monies from the Trust Account only: (i) to its public stockholders who exercise their redemption rights pursuant to the Certificate of Incorporation or in the event of the dissolution and liquidation of TRTL, (ii) to TRTL (less TRTL’s deferred underwriting compensation only) after TRTL consummates a Business Combination, (iii) in any amounts necessary to pay any taxes and for working capital purposes or (iv) as consideration to the sellers of a target business with which TRTL completes a Business Combination.

(b)          The Company agrees that the Company does not now have, and shall not at any time prior to the Second Effective Time have, any claim to, or make any claim against, the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between the Company, on the one hand, and TRTL, TRTL Parent and TRTL Merger Sub on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 9.7(b) as the “Claims”). Notwithstanding any other provision contained in this Agreement, the Company hereby irrevocably waives any Claim it may have, now or in the future, and will not seek recourse against the Trust Account. In the event that the Company commences any Action based upon, in connection with, relating to or arising out of any matter relating to TRTL, which proceeding seeks, in whole or in part, relief against the Trust Account or the public stockholders of TRTL, in the form of money damages in violation of this Section 9.7(b), TRTL shall be entitled to recover from the Company the associated legal fees and costs in connection with any such action, in the event TRTL prevails in such action or proceeding.

Section 9.8           Amended Forward Purchase Contract. Prior to Closing, the parties will cause the Forward Purchase Contract to be amended (the “Amended Forward Purchase Contract”) to be substantially in the form of Exhibit G, following which MIHI LLC will invest $20,000,000 into TRTL in exchange for 2,000,000 shares of TRTL Class A Common Stock and 2,000,000 warrants to purchase TRTL Class A Common Stock.

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Section 9.9           Company Employee Matters. The Company will retain its employees on terms equivalent to those immediately prior to the Second Effective Time, except as set forth on Exhibit H.

Section 9.10         Repayment of TRTL Indebtedness and other Liabilities. Prior to or concurrent with the Closing, TRTL shall repay and extinguish all Expenses, Indebtedness and other Liabilities, if any, in each case in accordance with Exhibit E without any further Liability to the Company, TRTL or TRTL Parent, and shall deliver, at least five (5) Business Days prior to the Closing Date, executed waivers, payoff letters or final invoices, as applicable, from each vendor, lender, creditor, noteholder or other counterparty to which such Expenses, Indebtedness or other Liabilities set forth on Exhibit E or required to be set forth on Schedule 6.16, Schedule 6.7 and the promissory notes issued pursuant to the Expense Advancement Agreement.

Section 9.11         Restructuring of Transaction. Notwithstanding anything to the contrary contained in this Agreement, the parties recognize that the structure of the transactions contemplated hereby in the form of the First Merger followed by the Second Merger is subject to continuing review and analysis by the parties. Therefore, it may be necessary or appropriate to restructure transactions contemplated hereby as a result of tax, accounting, governance or other considerations, as may be mutually agreed by TRTL and the Company, subject to Section 12.10. The parties also recognize that an alternative transaction structure may necessitate changes in certain terms of this Agreement, but no such changes shall result in a change in the value of the consideration to be received by the stockholders of TRTL or the shareholders of the Company or shall be effected other than in compliance with Section 12.10.

Article X

CONDITIONS TO OBLIGATIONS

Section 10.1         Conditions to the Obligations of TRTL Parent, TRTL Merger Sub, the Company and TRTL. The obligations of TRTL Parent, TRTL Merger Sub, the Company and TRTL to consummate, or cause to be consummated, the Mergers are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of such parties and MIHI LLC:

(a)          Any consent, approval and other authorization of any Governmental Authority required and determined by the parties (acting reasonably) to be obtained by the Company, TRTL or any of their respective Subsidiaries to consummate the transactions contemplated by this Agreement, including the Mergers, shall have been made or obtained.

(b)          There shall not be in force any Governmental Order or Law enjoining or prohibiting the consummation of the Mergers.

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(c)          The Extension Stockholder Approval shall have been obtained.

(d)          The TRTL Stockholder Approval shall have been obtained.

(e)          The Registration Statement shall have become effective under the Securities Act prior to the mailing of the Proxy Statement/Prospectus by TRTL to the TRTL Stockholders, and no stop order or proceedings seeking a stop order shall be threatened by the SEC or shall have been initiated by the SEC.

(f)          The Company Ordinary Shares issuable in the Second Merger under Article IV shall have been approved for listing on Nasdaq, subject to official notice of issuance.

(g)          After giving effect to (i) the exercise of redemption rights by any Redeeming Stockholders, (ii) the sale and issuance by TRTL of TRTL Common Stock or other securities of TRTL, if any, between the date of this Agreement and the Closing, and (iii) the Amended Forward Purchase Contract, TRTL shall have at least an aggregate of $100,000,000 of cash held either in or outside of the Trust Account that is available for distribution in order to consummate the transactions contemplated by this Agreement.

(h)          The Company Shareholder Approvals shall have been obtained.

(i)          The Company shall have (i) received an opinion from BMR Advisors (or a similar internationally-recognized advisor acceptable to both TRTL, MIHI LLC and the Company) reasonably satisfactory in its conclusions and its substance to TRTL, MIHI LLC and the Company regarding the appropriate withholding required to be deducted and withheld under Indian law with respect any consideration payable under this Agreement to any Person and (ii) made arrangements reasonably satisfactory to TRTL, MIHI LLC and the Company to comply with this opinion and the provisions of Section 4.3(h).

(j)          The Warrant Agreement shall have been amended in accordance with the provisions of Section 4.6.

Section 10.2         Conditions to the Obligations of TRTL, TRTL Parent and TRTL Merger Sub. The obligation of TRTL, TRTL Parent and TRTL Merger Sub to consummate, or cause to be consummated, the First Merger is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by both TRTL and MIHI LLC:

(a)          Each of the representations and warranties of the Company contained in Article V shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case, they shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct would not be a Company Material Adverse Effect.

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(b)          Each of the covenants of the Company to be performed as of or prior to the Closing shall have been performed in all material respects.

(c)          The Company shall have delivered to TRTL a certificate signed by an officer of the Company, dated as of the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 10.2(a) and Section 10.2(b) have been fulfilled.

(d)          The Company shall have delivered to TRTL a true copy of the resolutions of the board of directors of the Company authorizing the execution of this Agreement and the consummation of the transactions contemplated herein, certified by the Secretary or similar officer of the Company.

(e)          The Company shall have delivered to TRTL a counterpart signature of the Investor Rights Agreement duly executed by each party thereto other than the TRTL Sponsors or MIHI LLC.

(f)          The Company shall have delivered to TRTL a counterpart signature of the Forfeiture Letter duly executed by the Company.

(g)          No Company Material Adverse Effect shall have occurred and no event or circumstance that would reasonably be expected to result in or cause a Company Material Adverse Effect shall have occurred.

(h)          The Company shall have delivered to TRTL a counterpart signature of the Exchange Agreement executed by the Company.

Section 10.3         Conditions to the Obligations of the Company. The obligations of the Company to consummate the Second Merger is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a)          The First Merger shall have been consummated.

(b)          Each of the representations and warranties of TRTL contained in Article VI shall be true and correct (without giving effect to any limitation as to “materiality” or “TRTL Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case, they shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct would not be a TRTL Material Adverse Effect.

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(c)          Each of the covenants of TRTL, TRTL Parent and TRTL Merger Sub to be performed as of or prior to the Closing shall have been performed in all material respects.

(d)          TRTL shall have delivered to the Company a certificate signed by an officer of TRTL, dated as of the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 10.3(b) and Section 10.3(c) have been fulfilled.

(e)          TRTL shall have delivered to the Company a true copy of the resolutions of the TRTL Board and the respective boards of TRTL Parent and TRTL Merger Sub authorizing the execution of this Agreement and the consummation of the transactions contemplated herein, certified by the Secretary or similar officer of TRTL, TRTL Parent and TRTL Merger Sub, as applicable.

(f)          TRTL shall have delivered to the Company a counterpart signature of the Investor Rights Agreement duly executed by the TRTL Sponsors and MIHI LLC.

(g)          TRTL shall have delivered to the Company an executed Amended Forward Purchase Contract duly executed by all parties thereto.

(h)          TRTL shall have delivered to the Company executed payoff letters for all Indebtedness of TRTL in form and substance reasonably acceptable to TRTL Parent.

(i)          TRTL shall have delivered to the Company an executed Forfeiture Letter duly executed by all parties thereto.

(j)          No TRTL Material Adverse Effect shall have occurred and no event or circumstance that would reasonably be expected to result in or cause a TRTL Material Adverse Effect shall have occurred.

(k)          TRTL shall have delivered to the Company duly executed waivers, payoff letters or final invoices, as applicable, in each case in a form reasonably satisfactory to the Company, from each vendor, lender, creditor, noteholder or other counterparty in respect of all Expenses, Indebtedness or other Liabilities set forth on Exhibit E or required to be set forth on Schedule 6.16, Schedule 6.7 and the promissory notes issued pursuant to the Expense Advancement Agreement.

(l)          TRTL shall have delivered to the Company an executed Exchange Agreement duly executed by all parties thereto other than the Company.

Section 10.4         Conditions to the Obligations of TRTL Parent to Complete the Second Merger. The obligations of TRTL Parent to consummate the Second Merger are subject to the satisfaction of each of the following conditions::

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(a)          The First Merger shall have been consummated.

(b)          There shall not be in force any Governmental Order or Law enjoining or prohibiting the consummation of the Second Merger.

Article XI

TERMINATION/EFFECTIVENESS

Section 11.1         Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned:

(a)          by written consent of the Company and TRTL;

(b)          by either the Company or TRTL:

(i)          if the First Merger shall not have been consummated by December 19, 2016;

(ii)         if the Extension Stockholder Approval shall not have been obtained at the Extension Stockholders’ Meeting (as the Extension Stockholders’ Meeting may be adjourned or postponed);

(iii)        if this Agreement shall have failed to receive the TRTL Stockholder Approval at the TRTL Stockholders’ Meeting (as the TRTL Stockholders’ Meeting may be adjourned or postponed); or

(iv)        if the Company Shareholder Approval shall not have been obtained at a general or special meeting of the Company for the purposes of obtaining the Company Shareholder Approval.

(c)          by the Company (provided that the Company is not then in breach of any representation, warranty, covenant or other agreement contained in this Agreement that would cause any of the conditions set forth in Section 10.2 not to be satisfied), if TRTL, TRTL Parent or TRTL Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 10.3(b) or Section 10.3(c) and (ii) is incapable of being cured by TRTL, TRTL Parent or TRTL Merger Sub or is not cured within 30 days of written notice thereof to TRTL; or

(d)          by TRTL (provided that none of TRTL, TRTL Parent and TRTL Merger Sub is then in breach of any representation, warranty, covenant or other agreement contained in this Agreement that would cause any of the conditions set forth in Section 10.3 not to be satisfied), if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 10.2(a) or Section 10.2(b) and (ii) is incapable of being cured by the Company or is not cured within 30 days of written notice thereof to Company.

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Section 11.2         Effect of Termination. Except as otherwise set forth in this Section 11.2, in the event of the termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void and have no effect, without any Liability on the part of any party hereto or its respective Affiliates, officers, directors or stockholders, other than Liability of any party hereto for any intentional breach of this Agreement by such party occurring prior to such termination. The provisions of this Section 11.2 and Sections 12.2, 12.4, 12.5, 12.6, 12.9, and 12.12 (collectively, the “Surviving Provisions”) and the Confidentiality Agreement, and any other Section or Article of this Agreement referenced in the Surviving Provisions which are required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.

Article XII

MISCELLANEOUS

Section 12.1         Waiver. Except as provided in Section 10, any party to this Agreement may, at any time prior to the Closing, by action taken by its board of directors, or officers thereunto duly authorized, waive any of the terms or conditions of this Agreement or agree to an amendment or modification to this Agreement in the manner contemplated by Section 12.10 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.

Section 12.2         Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when received by facsimile (provided that a copy is subsequently delivered by one of the other methods permitted in (i) through (iii) of this Section 12.2), addressed as follows:

(a)          If to the Company or any Shareholder (prior to the Closing), to:

Yatra Online, Inc.

1101-03, Tower B

11th Floor, Unitech Cyber Park

Sector – 39, Gurgaon – 122 001

Attn: Dhruv Shringi

Email: dhruv.shringi@yatra.com]

with a copy to:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention:        Jocelyn Arel
Facsimile:        (617) 321-4344
email:               JArel@goodwinprocter.com

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(b)          If to TRTL, TRTL Parent or TRTL Merger Sub prior to the Closing, to:

Terrapin 3 Acquisition Corporation
c/o Terrapin Partners, LLC
1700 Broadway, 18th Floor

New York, NY 10019
Attention:        Nathan Leight
Facsimile:        786-513-0165

email:               Nathan@terrapinpartners.com

with a copy to:

Greenberg Traurig, LLP
200 Park Avenue
New York, NY 10166
Attention:        Alan Annex
Facsimile:        (212) 801-6400

email:               annexa@gtlaw.com

(c)          If to the Shareholders’ Representative or the Shareholders (after the Closing), to:

Shareholder Representative Services LLC
1614 15th Street, Suite 200
Denver, CO 80202
Attention:        Managing Director
Facsimile:        (303) 623-0294
email:               deals@srsacquiom.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention:        Jocelyn Arel
Facsimile:        (617) 321-4344
email:               JArel@goodwinprocter.com

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(d)          If to MIHI LLC, to:

125 West 55 Street

New York, NY 10019

Attention: Melissa Toomey

Facsimile: 212-231-1717

email: Melissa.Toomey@macquarie.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite 1400

Palo Alto, CA 94301

Attention: Thomas J, Ivey

Facsimile: (650) 798-6549

email: thomas.ivey@skadden.com

or to each party at such other address or addresses as such party may from time to time designate in writing.

Section 12.3         Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 12.3 shall be null and void, ab initio.

Section 12.4         Rights of Third Parties. Except for Section 9.6, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

Section 12.5         Expenses. Except as specified in Section 2.6 and Exhibit E, all Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

Section 12.6         Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 12.7         Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts (and by facsimile or electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 12.8         Schedules and Exhibits. The Schedules and Exhibits referenced herein are a part of this Agreement as if fully set forth herein.

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Section 12.9         Entire Agreement. This Agreement (together with the Schedules and Exhibits to this Agreement) and the Confidentiality Agreement constitute the entire agreement among the parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the parties except as expressly set forth in this Agreement and the Confidentiality Agreement.

Section 12.10         Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement. The approval of this Agreement by the stockholders of any of the parties shall not restrict the ability of the board of directors of any of the parties to terminate this Agreement in accordance with Section 11.1 or to cause such party to enter into an amendment to this Agreement pursuant to this Section 12.10, except for an amendment to the consideration payable pursuant to Article IV of this Agreement.

Section 12.11         Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

Section 12.12         Jurisdiction; WAIVER OF TRIAL BY JURY. In any Action among the parties arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the parties (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue any New York federal court sitting in the Borough of Manhattan of the City of New York; (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (c) agrees that it will not bring any such action in any court other than a New York federal court sitting in the Borough of Manhattan of the City of New York, or, if (and only if) such court finds it lacks jurisdiction, any New York state court sitting in the Borough of Manhattan of the City of New York, and appellate courts thereof. Service of process, summons, notice or document to any party’s address and in the manner set forth in Section 12.2 shall be effective service of process for any such action. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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Section 12.13         Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to seek an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 11.1, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right to seek specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither the Company nor TRTL would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 12.13 shall not be required to provide any bond or other security in connection with any such injunction.

Section 12.14         Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument, document or certificate delivered pursuant to this Agreement shall survive the Second Effective Time and shall expire upon the occurrence of the Second Effective Time, except for those covenants and agreements contained herein and therein which by their terms expressly apply in whole or in part after the Second Effective Time and then only to such extent.

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Section 12.15         Shareholders’ Representative. The parties have agreed that it is desirable to designate a representative to act on behalf of the shareholders of the Company immediately prior to the Second Effective Time (the “Shareholders”) for certain limited purposes, as specified herein (the “Shareholders’ Representative”). The Shareholders hereby designate Shareholder Representative Services LLC as the initial Shareholders’ Representative. The Shareholders’ Representative may resign at any time, and the Shareholders’ Representative may be removed by the vote of Persons which collectively owned more than fifty percent (50%) of the Company Shares outstanding as of immediately prior to the Second Effective Time, voting together as a single class on an as converted basis to Company Ordinary Shares (the “Majority Holders”). In the event that a Shareholders’ Representative has resigned or been removed, a new Shareholders’ Representative shall be appointed by a vote of the Majority Holders, such appointment to become effective upon the written acceptance thereof by the new Shareholders’ Representative. The Shareholders’ Representative shall have such powers and authority as are necessary to carry out the functions assigned to it under this Agreement; provided, however, that the Shareholders’ Representative shall have no obligation to act on behalf of the Shareholders except as expressly provided herein. Without limiting the generality of the foregoing, the Shareholders’ Representative shall have full power, authority and discretion to, after the Second Effective Time (i) negotiate and enter into amendments to this Agreement for and on behalf of the Shareholders, (ii) give and receive notices and other communications relating to this Agreement and the transactions contemplated hereby on behalf of the Shareholders, (iii) take or refrain from taking any actions (whether by negotiation, settlement, litigation or otherwise) to resolve or settle all matters and disputes arising out of or related to this Agreement and the transactions contemplated hereby, including any disputes related to the Earnout Payments, in each case on behalf of the Shareholders and (iv) take all actions necessary or appropriate in the judgment of the Shareholders’ Representative for the accomplishment of the foregoing. The Shareholders’ Representative shall have no liability to TRTL, TRTL Parent, the Company or any Shareholder with respect to actions taken or omitted to be taken, except to the extent arising out of the Shareholders’ Representative’s fraud, bad faith, gross negligence or willful misconduct. The Shareholders’ Representative shall be entitled to engage such counsel, experts and other agents and consultants as it shall deem necessary in connection with exercising its powers and performing its function hereunder and shall be entitled to conclusively rely on the opinions and advice of such Persons. The Shareholders’ Representative shall be entitled to reimbursement solely from the Shareholders for all reasonable expenses, disbursements and advances (including fees and disbursements of its counsel, experts and other agents and consultants) incurred by the Shareholders’ Representative. The Shareholders will indemnify, defend and hold harmless the Shareholders’ Representative from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, “Representative Losses”) arising out of or in connection with the Shareholders’ Representative’s execution and performance of this Agreement, in each case as such Representative Loss is suffered or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Shareholders’ Representative, the Shareholders’ Representative will reimburse the Shareholders the amount of such indemnified Representative Loss to the extent attributable to such gross negligence or willful misconduct. If not paid directly to the Shareholders’ Representative by the Shareholders, any such Representative Losses may be recovered by the Shareholders’ Representative from (i) the funds in the Expense Fund, and (ii) from any Earnout Amount at such time as any such amounts would otherwise be distributable to the Shareholders; provided, that while this section allows the Shareholders’ Representative to be paid from the Expense Fund and the Earnout Amount, this does not relieve the Shareholders from their obligation to promptly pay such Representative Losses as they are suffered or incurred, nor does it prevent the Shareholders’ Representative from seeking any remedies available to it at law or otherwise. In no event will the Shareholders’ Representative be required to advance its own funds on behalf of the Shareholders or otherwise. The Shareholders acknowledge and agree that the foregoing indemnities will survive the resignation or removal of the Shareholders’ Representative or the termination of this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first set forth above.

YATRA ONLINE, INC.

By:	/s/ Dhruv Shringi
Name:	Dhruv Shringi
Title:	Chief Executive Officer

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first set forth above.

T3 PARENT CORP.

By:	/s/ Nathan Leight
Name:	Nathan Leight
Title:	Chairman

T3 MERGER SUB CORP.

By:	/s/ Nathan Leight
Name:	Nathan Leight
Title:	Chairman

TERRAPIN 3 ACQUISITION CORPORATION

By:	/s/ Sanjay Arora
Name:	Sanjay Arora
Title:	Chief Executive Officer

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first set forth above.

MIHI LLC, solely for purposes of Article X, together with the underlying provisions of this Agreement to the extent that they are impacted by Article X

By:	/s/ Jin Chun
Name:	Jin Chun
Title:	Authorized Signatory

By:	/s/ Melissa Toomey
Name:	Melissa Toomey
Title:	Authorized Signatory

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first set forth above.

SHAREHOLDER REPRESENTATIVE SERVICES LLC, soley in its capacity as the Shareholders’ Representative

By:	/s/ Sam Riffe
Name:	Sam Riffe
Title:	Executive Director

[Signature Page to Business Combination Agreement]

EXHIBIT A

FORM OF FORFEITURE LETTER

FORM OF FORFEITURE AGREEMENT

Terrapin 3 Acquisition Corporation	_____, 2016

1700 Broadway

18th Floor

New York, NY 10022

Yatra Online, Inc.

[_____________]

[_____________]

Re:	Forfeiture Agreement

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in connection with that certain Business Combination Agreement, dated as of July ___, 2016 (the “Business Combination Agreement”), between Terrapin 3 Acquisition Corporation, a Delaware corporation (the “Company”), and Yatra Online, Inc., a Cayman Islands company limited by shares (“Yatra”), relating to the proposed business combination between the Company and Yatra.

This execution and delivery of this Letter Agreement is a condition to the obligations of the Company and Yatra to consummate the transactions contemplated by the Business Combination Agreement (the “Transactions”). In order to induce the Company and Yatra to proceed with the consummation of the Transactions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Apple Orange LLC, Noyac Path LLC, Periscope, LLC, Terrapin Partners Employee Partnership 3 LLC and Terrapin Partners Green Employee Partnership, LLC (together the “Terrapin Sponsors”), and MIHI LLC (together with the Terrapin Sponsors, the “Sponsors”) and each of the undersigned individuals, each of whom is a director or member of the Company’s management team (each, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1.         Each Sponsor and each Insider agrees that immediately prior to the consummation of the Transactions, it or he shall surrender and forfeit to the Company such number of shares of Class F Common Stock of the Company as is set forth opposite such person’s name on Exhibit A hereto. Each Sponsor and Insider hereby authorizes the Company to take such actions as shall be necessary to evidence such surrender and forfeiture as of immediately prior to the consummation of the Transactions.

2.         This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

3.         No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party, except as provided above. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsors and Insiders and their respective successors and permitted assigns to whom a Sponsor transfers shares of the Company in compliance with this Letter Agreement. Any transfer made in contravention of this Letter Agreement shall be null and void.

4.         This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

5.         This Letter Agreement may be executed and delivered (including by facsimile transmission or by electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

2

MIHI LLC

By:
Name:
Title:

By:
Name:
Title:

APPLE ORANGE LLC

By:
Name:
Title:

NOYAC PATH LLC

By:
Name:
Title:

PERISCOPE, LLC

By:
Name:
Title:

TERRAPIN PARTNERS EMPLOYEE PARTNERSHIP 3 LLC

By:
Name:
Title:

TERRAPIN PARTNERS GREEN EMPLOYEE PARTNERSHIP, LLC

By:
Name:
Title:

Jonathan Kagan

George Brokaw

Victor Mendelson

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Acknowledged and Agreed:

TERRAPIN 3 ACQUISITION CORPORATION

By:
Name:
Title

YATRA ONLINE, INC.

By:
Name:
Title

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EXHIBIT A

Name	Number of Shares of Class F Common Stock to be Surrendered
MIHI LLC	105,781

APPLE ORANGE LLC	1,193,244

NOYAC PATH LLC	58,593

PERISCOPE, LLC	39,062

TERRAPIN PARTNERS EMPLOYEE PARTNERSHIP 3 LLC	689,664

TERRAPIN PARTNERS GREEN EMPLOYEE PARTNERSHIP, LLC	28,031

Jonathan Kagan	15,000

George Brokaw	15,000

Victor Mendelson	15,000

EXHIBIT B

FORM OF INVESTOR RIGHTS AGREEMENT

FORM OF INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of [______________], 2016, by and among Yatra Online, Inc., a Cayman Islands exempted company limited by shares (the “Company”), and the undersigned parties listed as Investors on the signature page hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, Terrapin 3 Acquisition Corporation, a Delaware corporation (“TRTL”), and certain of the Investors (the “Original Investors”) are parties to that certain Registration Rights Agreement, dated July 16, 2014 (the “Prior Agreement”);

WHEREAS, the Original Investors currently hold (i) shares of Class F Common Stock, par value $0.0001 per share, of TRTL (the “TRTL Class F Common Stock”) issued by TRTL prior to the consummation of TRTL’s initial public offering and in connection with the Forward Purchase Contract, dated as of July 16, 2014, as amended on ________, 2016, by and between TRTL and MIHI LLC (the “Amended Forward Purchase Contract”) (collectively, the “Founders’ Shares”) and (ii) warrants to purchase shares of Class A Common Stock, par value $0.0001 per share, of TRTL (the “TRTL Class A Common Stock”) issued by TRTL simultaneously with the consummation of TRTL’s initial public offering (the “Sponsors’ Warrants”);

WHEREAS, pursuant to the terms of the Amended Forward Purchase Contract, MIHI LLC has agreed to purchase additional units of the Company (the “MIHI Units”), each such unit comprised of one share of TRTL Class A Common Stock and one warrant (the “MIHI Warrants”);

WHEREAS, certain of the Investors are acquiring Ordinary Shares of the Company (the “Business Combination Shares”) in exchange for their outstanding preferred and ordinary shares in the Company, on or about the date hereof, pursuant to that certain Business Combination Agreement (the “Business Combination Agreement”), dated as of July __, 2016, and by and among the Company, TRTL, T3 Parent Corp., a Delaware corporation (“TRTL Parent”), and T3 Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of the TRTL Parent, and certain other parties thereto;

WHEREAS, the Original Investors’ Founders’ Shares are convertible into Ordinary Shares of the Company pursuant to the Exchange and Support Agreement, dated ________, 2016 (the “Exchange Agreement”), by and among, the Company, [_________], and the Original Investors (the “Exchange Shares”), and the Original Investors are acquiring warrants exercisable for Ordinary Shares of the Company in exchange for their outstanding Sponsors’ Warrants (the “New Sponsors’ Warrants”), on or about the date hereof, pursuant to the Business Combination Agreement; and

WHEREAS, the parties to the Prior Agreement desire to terminate the Prior Agreement to provide for the terms and conditions included herein and to include [certain of] the recipients of the Business Combination Shares.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Addendum Agreement” is defined in Section 8.2.

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Business Combination Agreement” is defined in the preamble to this Agreement.

“Business Combination Shares” is defined in the preamble to this Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Cessation Date” means the first date following the date hereof on which the Ownership Percentage of MIHI LLC is less than 5%.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Company” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.2.1.

“Demand Takedown” is defined in Section 2.1.5(a).

“Demanding Holder” is defined in Section 2.2.1.

“Earn-Out Shares” means the Ordinary Shares of the Company issued or issuable from time to time to Investors after the date hereof pursuant to [Section 4.7] of the Business Combination Agreement.

“Effectiveness Period” is defined in Section 3.1.3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Exchange Agreement” is defined in the preamble to this Agreement.

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“Exchange Shares” is defined in the preamble to this Agreement.

“Form F-3” is defined in Section 2.3.4.

“Forward Purchase Contract” is defined in the preamble to this Agreement.

“Founders’ Shares” is defined in the preamble to this Agreement.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Investor” is defined in the preamble to this Agreement.

“Investor Indemnified Party” is defined in Section 4.1.

“Lock-Up” means [___].

“Macquarie Demanding Holders” is defined in Section 2.2.1.

“Maximum Number of Shares” is defined in Section 2.2.4.

“MIHI Units” is defined in the preamble to this Agreement.

“MIHI Warrants” is defined in the preamble to this Agreement.

“New Registration Statement” is defined in Section 2.1.4.

“New Sponsors’ Warrants” is defined in the preamble to this Agreement.

“Nominee” is defined in Section 6.1.1.

“Notices” is defined in Section 6.3.

“Ordinary Shares” means the ordinary shares, par value $0.0001 per share, of the Company.

“Original Investors” is defined in the preamble to this Agreement.

“Ownership Percentage” means, with respect to any Person (as such term is defined in the Business Combination Agreement) and as of any date, the percentage equal to (i) the aggregate number of Ordinary Shares beneficially owned by such Person (calculated assuming full exercise or conversion of all securities beneficially owned by such Person which are exercisable for or convertible into Ordinary Shares), divided by (ii) the total number of issued and outstanding Ordinary Shares.

“Piggy-Back Registration” is defined in Section 2.3.1.

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“Prior Agreement” is defined in the preamble to this Agreement.

“Pro Rata” is defined in Section 2.2.4.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (i) the Business Combination Shares and, following their issuance, the Earn-Out Shares, (ii) any Exchange Shares, (iii) the New Sponsors’ Warrants (including any Ordinary Shares issued or issuable upon the exercise of any such Sponsors’ Warrants), (iv) the Ordinary Shares received by MIHI LLC in respect of the MIHI Units, (v) the warrants exercisable for Ordinary Shares of the Company received by MIHI in respect of the MIHI Warrants (including any Ordinary Shares issued or issuable upon the exercise of the MIHI Warrants), and (vi) all Ordinary Shares issued to any holder with respect to the securities referred to in clauses (i) - (vi) above by way of any share split, share dividend or other distribution, recapitalization, share exchange, share reconstruction, amalgamation, contractual control arrangement or similar event. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; or (c) such securities shall have ceased to be outstanding.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form F-4, Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Resale Shelf Registration Statement” is defined in Section 2.1.1.

“Requesting Holder” is defined in Section 2.1.5(a).

“SEC Guidance” is defined in Section 2.1.4.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Selling Holders” is defined in Section 2.1.5(a)(ii).

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“Sponsors’ Warrants” is defined in the preamble to this Agreement.

“Terrapin Demanding Holders” is defined in Section 2.2.1.

“Terrapin Founders” means Apple Orange LLC, Noyac Path LLC, Periscope LLC and Terrapin Partners Employee Partnership 3 LLC.

“Terrapin Founders Demanding Holders” is defined in Section 2.2.1.

“Terrapin Initial Directors” means the Initial Directors (as such term is defined in the Business Combination Agreement) who are designated by the TRTL Sponsors pursuant to the provisions of Section [3.1] of the Business Combination Agreement.

“TRTL” is defined in the preamble to this Agreement.

“TRTL Class A Common Stock” is defined in the preamble to this Agreement.

“TRTL Class F Common Stock” is defined in the preamble to this Agreement.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwritten Takedown” shall mean an underwritten public offering of Registrable Securities pursuant to the Resale Shelf Registration Statement, as amended or supplemented.

“Yatra Demanding Holders” is defined in Section 2.2.1.

“Yatra Initial Directors” means the Initial Directors (as such term is defined in the Business Combination Agreement) who are designated by the Company pursuant to the provisions of Section 3.1 of the Business Combination Agreement.

“Yatra Investors” means [___].

“Yatra Nominee” is defined in Section 6.1.2.

2.           REGISTRATION RIGHTS.

2.1          Resale Shelf Registration Rights.

2.1.1           Registration Statement Covering Resale of Registrable Securities. The Company shall prepare and file or cause to be prepared and filed with the Commission, no later than [thirty (30) days] following the date that the Company becomes eligible to use Form F-3 or its successor form, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Investors of all of the Registrable Securities held by or then issuable to Investors (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form F-3 or another appropriate form permitting Registration of such Registrable Securities for resale by such Investors. The Company shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, and once effective, to keep the Resale Shelf Registration Statement continuously effective under the Securities Act at all times until the expiration of the Effectiveness Period.

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2.1.2           Notification and Distribution of Materials. The Company shall notify the Investors in writing of the effectiveness of the Resale Shelf Registration Statement and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Investors may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

2.1.3           Amendments and Supplements. Subject to the provisions of Section 2.1.1 above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and Prospectus used in connection therewith (i) as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period and (ii) to include the registration for resale from time to time by Investors any Earn-Out Shares as soon as reasonably practicable following issuance thereof.

2.1.4           Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form F-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Investors, subject to a determination by the Commission that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form F-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

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2.1.5       Notice of Certain Events. The Company shall promptly notify the Investors in writing of any request by the Commission for any amendment or supplement to, or additional information in connection with, the Resale Shelf Registration Statement required to be prepared and filed hereunder (or Prospectus relating thereto). The Company shall promptly notify each Investor in writing of the filing of the Resale Shelf Registration Statement or any Prospectus, amendment or supplement related thereto or any post-effective amendment to the Resale Shelf Registration Statement and the effectiveness of any post-effective amendment.

(a)          If the Company shall receive a request from (x) the holders of at least 2,000,000 shares of Registrable Securities, provided that the estimated market value of the Registrable Securities is at least $20,000,000 (the requesting holder(s) shall be referred to herein as the “Requesting Holder”) that the Company effect the Underwritten Takedown of all or any portion of the Requesting Holder’s Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested Underwritten Takedown (each such request shall be referred to herein as a “Demand Takedown”) at least ten (10) Business Days prior to the anticipated filing date of the prospectus or supplement relating to such Demand Takedown to the other Investors and thereupon shall use its reasonable best efforts to effect, as expeditiously as possible, the offering in such Underwritten Takedown of:

(i)          subject to the restrictions set forth in Section 2.2.4, all Registrable Securities for which the Requesting Holder has requested such offering under Section 2.1.5(a), and

(ii)         subject to the restrictions set forth in Section 2.2.4, all other Registrable Securities that any holders of Registrable Securities (all such holders, together with the Requesting Holder, the “Selling Holders”) have requested the Company to offer by request received by the Company within seven Business Days after such holders receive the Company’s notice of the Demand Takedown, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be offered.

(b)          Promptly after the expiration of the seven-Business Day-period referred to in Section 2.1.5(a)(ii), the Company will notify all Selling Holders of the identities of the other Selling Holders and the number of shares of Registrable Securities requested to be included therein.

(c)          The Company shall only be required to effectuate one Underwritten Takedown within any six-month period.

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(d)          If the managing underwriter in an Underwritten Takedown advises the Company and the Requesting Holder that, in its view, the number of shares of Registrable Securities requested to be included in such underwritten offering exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold, the shares included in such Underwritten Takedown will be reduced by the Registrable Securities held by the Selling Holders (applied on a pro rata basis based on the total number of Registrable Securities held by such Investors, subject to a determination by the Commission that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors).

2.1.6       Selection of Underwriters. Selling Holders holding a majority in interest of the Registrable Securities requested to be sold in an Underwritten Takedown shall have the right to select an Underwriter or Underwriters in connection with such Underwritten Takedown, which Underwriter or Underwriters shall be reasonably acceptable to the Company. In connection with an Underwritten Takedown, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities in such Underwritten Takedown, including, if necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc.

2.1.7       Registrations effected pursuant to this Section 2.1 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

2.2          Demand Registration.

2.2.1       Request for Registration. At any time and from time to time after the expiration of a lock-up to which such shares are subject, if any, (i) (a) MIHI LLC (the “Macquarie Demanding Holders”) in the case of a Macquarie Demand (as defined below), (b) the Terrapin Founders (the “Terrapin Founders Demanding Holders” and collectively with the Macquarie Demanding Holders, the “Terrapin Demanding Holders”) in the case of a Terrapin Founders Demand (as defined below) or (c) a majority-in-interest of the Terrapin Demanding Holders in the case of a Terrapin Demand (as defined below) or (ii) a [majority-in-interest] of [Insert Yatra Investors who need Demand Rights] (______________ and collectively with___________________, the “Yatra Demanding Holders”), as the case may be, may make a written demand for Registration under the Securities Act of all or any portion of their Exchange Shares or Business Combination Shares or other Registrable Securities, as applicable, on Form F-1 or any similar long-form Registration or, if then available, on Form F-3. Each registration requested pursuant to this Section 2.2.1 is referred to herein as a “Demand Registration”. Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all Investors that are holders of Registrable Securities of the demand, and each such holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.2.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect more than an aggregate of (i) one (1) Demand Registration under this Section 2.2.1 in respect of all Registrable Securities held by the Macquarie Demanding Holders (the “Macquarie Demand”), (ii) one (1) Demand Registration under this Section 2.2.1 in respect of all Registrable Securities held by the Terrapin Founders Demanding Holders (the “Terrapin Founders Demand”), (iii) one (1) Demand Registration under this Section 2.2.1 in respect of all Registrable Securities held by Terrapin Demanding Holders (the “Terrapin Demand”) and (iv) three (3) Demand Registrations under this Section 2.2.1 in respect of all Registrable Securities held by Yatra Demanding Holders.

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2.2.2           Effective Registration. A Registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.2.3           Underwritten Offering. If the [Terrapin Demanding Holders or Yatra Demanding Holders] so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by the holders initiating the Demand Registration, and subject to the approval of the Company.

2.2.4           Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other Ordinary Shares or other securities which the Company desires to sell and the Ordinary Shares, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, as to which “piggy-back” registration has been requested by the holders thereof, Pro Rata, that can be sold without exceeding the Maximum Number of Shares.

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2.2.5       Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then either the Demanding Holders shall reimburse the Company for the costs associated with the withdrawn registration (in which case such registration shall not count as a Demand Registration provided for in Section 2.1) or the withdrawn registration shall count as a Demand Registration provided for in Section 2.1.

2.3         Piggy-Back Registration.

2.3.1       Piggy-Back Rights. If at any time after [___], the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

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2.3.2       Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of Ordinary Shares which the Company desires to sell, taken together with Ordinary Shares, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder and the Registrable Securities as to which registration has been requested under this Section 2.3, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(a)          If the registration is undertaken for the Company’s account: (A) first, the Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Ordinary Shares or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares, Pro Rata; and (C) third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(b)          If the registration is a “demand” registration undertaken at the demand of persons other than either the holders of Registrable Securities, (A) first, the Ordinary Shares or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other securities, if any, comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

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2.3.3       Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.3.4       Registrations on Form F-3. The holders of Registrable Securities may at any time and from time to time, but not more often than two (2) times per calendar year, request in writing that the Company register the resale of any or all of such Registrable Securities on Form F-3 or any similar short-form registration which may be available at such time (“Form F-3”); provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. Within five (5) Business Days of the Company’s receipt of such written request, the Company will give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter but not more than thirty (30) days after the Company’s initial receipt of such written request for Registration on Form F-3, effect the registration of all or such portion of such holder’s or Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Company, if any, of any other holder or holders joining in such request as are specified in a written request given within ten (10) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3.4: (i) if Form F-3 is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $[5,000,000]. Registrations effected pursuant to this Section 2.3.4 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

3.          REGISTRATION PROCEDURES.

3.1           Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

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3.1.1           Filing Registration Statement. The Company shall use its reasonable best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its reasonable best efforts to cause such Registration Statement to become effective and use its reasonable best efforts to keep it effective for the Effectiveness Period; provided, however, that the Company shall have the right to defer any Demand Registration for up to sixty (60) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the President or Chairman of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso for more than a total of sixty (60) days in any 365-day period in respect of a Demand Registration hereunder.

3.1.2           Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3           Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn (the “Effectiveness Period”).

3.1.4           Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon.

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3.1.5           Securities Laws Compliance. The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6           Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement, and the representations, warranties and covenants of the holders of Registrable Securities included in such registration statement in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Company.

3.1.7           Comfort Letter. The Company shall obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an underwritten offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating holders.

3.1.8           Opinions. On the date the Registrable Securities are delivered for sale pursuant to any Registration, the Company shall obtain an opinion, dated such date, of one (1) counsel representing the Company for the purposes of such Registration, addressed to the holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to a majority in interest of the participating holders.

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3.1.9           Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.10         Records. Upon execution of confidentiality agreements, the Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.11         Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.12         Listing. The Company shall use its reasonable best efforts to cause all Registrable Securities included in any Registration Statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated.

3.2           Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

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3.3           Registration Expenses. The Company shall bear all costs and expenses incurred in connection with the Resale Shelf Registration Statement pursuant to Section 2.1, any Demand Registration pursuant to Section 2.1, any Demand Takedown pursuant to Section 2.1.5(a)(i), any Piggy-Back Registration pursuant to Section 2.3, and any registration on Form F-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.10; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company; (viii) the fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling shareholders and the Company shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4           Information. The holders of Registrable Securities shall promptly provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with the Company’s obligation to comply with Federal and applicable state securities laws.

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4.          INDEMNIFICATION AND CONTRIBUTION.

4.1           Indemnification by the Company. The Company agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein, or is based on any selling holder’s violation of the federal securities laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus.

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4.2           Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers, and each other selling holder and each other person, if any, who controls another selling holder within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, or is based on any selling holder’s violation of the federal securities laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

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4.3          Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Sections 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel, which counsel is reasonably acceptable to the Indemnifying Party) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4          Contribution.

4.4.1           If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4.2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

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4.4.3           The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.           UNDERWRITING AND DISTRIBUTION.

5.1          Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

6.           BOARD OF DIRECTORS MATTERS.

6.1          Appointment of TRTL Sponsors and Yatra Designees.

6.1.1           Upon the resignation, removal, death or disability of any of the Terrapin Initial Directors, the TRTL Sponsors shall have the right to nominate one individual for election to the Company Board (as such term is defined in the Business Combination Agreement) to replace such departing director. In addition, upon the expiration of the initial term as a director of the Company of any of the Terrapin Initial Directors, the TRTL Sponsors shall have the right to re-nominate any of the Terrapin Initial Directors who are Class I or Class II Directors two (2) successive times and shall have the right to re-nominate any of the Terrapin Initial Directors who are Class III Directors one (1) time or to designate a replacement for any such person or persons (any individual designated by the TRTL Sponsors pursuant to this sentence or the immediately preceding sentence, a “Nominee”). Upon any such nomination or re-nomination pursuant to this Section 6.1.1, the Company shall take all actions within its control to cause the appointment or election of the Nominee to the Company Board, including by nominating such Nominee for election as a director as part of the slate that is included in the applicable proxy statement (or consent solicitation or similar document) of the Company relating to the election of directors, and shall provide the highest level of support for the election of such Nominee as it provides to any other individual standing for election as a director of the Company as part of the Company’s slate of directors.

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6.1.2           Upon the resignation, removal, death or disability of any of the Yatra Initial Directors, the Yatra Investors shall have the right to nominate one individual for election to the Company Board (as such term is defined in the Business Combination Agreement) to replace such departing director. In addition, upon the expiration of the initial term as a director of the Company of any of the Yatra Initial Directors, the Yatra Investors shall have the right to re-nominate any of the Yatra Initial Directors who are Class I or Class II Directors two (2) successive times and shall have the right to re-nominate any of the Yatra Initial Directors who are Class III Directors one (1) time or to designate a replacement for any such person or persons (any individual designated by the Company pursuant to this sentence or the immediately preceding sentence, a “Yatra Nominee”). Upon any such nomination or re-nomination pursuant to this Section 6.1.2, the TRTL Sponsors shall take all actions within their control to cause the appointment or election of the Yatra Nominee to the Company Board, including by nominating such Yatra Nominee for election as a director as part of the slate that is included in the applicable proxy statement (or consent solicitation or similar document) of the Company relating to the election of directors, and shall provide the highest level of support for the election of such Yatra Nominee as they provide to any other individual standing for election as a director of the Company as part of the Company’s slate of directors.

6.1.3           In any and all elections of directors of the Company (whether at a meeting or by written consent in lieu of a meeting), each Investor shall vote or cause to be voted all shares of the Company’s voting securities owned by such Investor, or over which such Investor has voting control, and otherwise use such Investor’s reasonable best efforts, so as to elect any Nominee and any Yatra Nominee.

6.2         Company Board Committees.

6.2.1           Subject to applicable law and applicable stock exchange rules, from the date of this Agreement until such time as there is no Initial Director or Nominee serving on the Company Board, the Company shall take all necessary action to cause at least one director nominated by the TRTL Sponsors to be appointed to each committee of the Company Board.

6.2.2           Subject to applicable law and applicable stock exchange rules, from the date of this Agreement until such time as there is no Initial Director or Yatra Nominee serving on the Company Board, the Company shall take all necessary action to cause at least one director nominated by the Yatra Investors to be appointed to each committee of the Company Board.

6.3         Observation Rights. MIHI LLC shall, until the Cessation Date, have the right to designate one representative to attend all meetings of the Company Board in a nonvoting observer capacity and, in this respect, the Company shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest.

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7.          COVENANTS.

7.1           PFIC Information. If the Company or any of its Subsidiaries were to be classified as a passive foreign investment company under Section 1297 for its taxable year that includes the Closing Date or a future taxable year, the Company will upon request use commercially reasonable efforts to provide U.S. shareholders with the information necessary for them to make a timely qualified electing fund election under Section 1293 with respect to the Company and/or its Subsidiaries.

8.          MISCELLANEOUS.

8.1           Other Registration Rights and Arrangements. The Company represents and warrants that no person, other than a holder of the Registrable Securities and other than pursuant to the Warrant Agreement, dated as of July 2014, as amended on ________, 2016, by and between TRTL and Continental Stock Transfer & Trust Company, as warrant agent, has any right to require the Company to register any of the Company’s share capital for sale or to include the Company’s share capital in any registration filed by the Company for the sale of shares for its own account or for the account of any other person. The Company and the Original Investors hereby terminate the Prior Agreement and any similar agreement in effect as of the date hereof. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

8.2           Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any permitted transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns and the holders of Registrable Securities and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 4 and this Section 8.2. The rights of a holder of Registrable Securities under this Agreement may be transferred by such a holder to a transferee who acquires or holds Registrable Securities (i) equal to at least one percent (1%) of the Registrable Securities held by the holders of Registrable Securities on the date hereof; provided, however, that such transferee has executed and delivered to the Company a properly completed agreement to be bound by the terms of this Agreement substantially in form attached hereto as Exhibit A (an “Addendum Agreement”), and the transferor shall have delivered to the Company no later than thirty (30) days following the date of the transfer, written notification of such transfer setting forth the name of the transferor, the name and address of the transferee, and the number of Registrable Securities so transferred, and (ii) in accordance with the terms and conditions of that certain letter agreement, dated July 16, 2014, by and among TRTL and the other parties thereto. The execution of an Addendum Agreement shall constitute a permitted amendment of this Agreement.

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8.3           Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by facsimile or email, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given (i) on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day (ii) one Business Day after being deposited with a reputable courier service with an order for next-day delivery, to the parties as follows:

If to the Company:

Yatra Online, Inc.
[1101-03, Tower B

11th Floor, Unitech Cyber Park

Sector – 39, Gurgaon – 122 001

Attn: Dhruv Shringi

Facsimile: [__]

Email: dhruv.shringi@yatra.com]

with a copy to:

[Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attn: Jocelyn Arel

Facsimile: (617) 321-4344

Email: JArel@goodwinprocter.com]

If to the TRTL Sponsors:

Terrapin Partners, LLC

1700 Broadway

18th Floor

New York, NY 10019

Attn: Stephen S. Schifrin

Facsimile: (786) 513-0165

Email: sschifrin@terrapinpartners.com

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with a copy to:

Greenberg Traurig, LLP

200 Park Avenue

New York, NY 10166

Attn: Alan I. Annex

Facsimile: (212) 801-6400

Email: annexa@gtlaw.com

If to an Investor, to the address set forth under such Investor’s signature to this Agreement or to such Investor’s address as found in the Company’s books and records.

8.4           Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

8.5           Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

8.6           Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, including without limitation the Prior Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Investor Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:

YATRA ONLINE, INC.

By:
Name:
Title:

INVESTORS:

Signature Page to Investor Rights Agreement

EXHIBIT A

Addendum Agreement

This Addendum Agreement (“Addendum Agreement”) is executed on __________________, 20___, by the undersigned (the “New Holder”) pursuant to the terms of that certain Investor Rights Agreement dated as of [_____], 2016 (the “Agreement”), by and among the Company and the Investors identified therein, as such Agreement may be amended, supplemented or otherwise modified from time to time. Capitalized terms used but not defined in this Addendum Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Addendum Agreement, the New Holder agrees as follows:

1.          Acknowledgment. New Holder acknowledges that New Holder is acquiring certain Ordinary Shares of the Company (the “Shares”) [or other equity securities of the Company that are convertible, exercisable or exchangeable for Ordinary Shares of the Company (the “Convertible Securities”)] as a transferee of such Shares [or Convertible Securities] from a party in such party’s capacity as a holder of Registrable Securities under the Agreement, and after such transfer, New Holder shall be considered an “Investor” and a holder of Registrable Securities for all purposes under the Agreement.

2.          Agreement. New Holder hereby (a) agrees that the Shares [or Convertible Securities] shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if the New Holder were originally a party thereto.

3.          Notice. Any notice required or permitted by the Agreement shall be given to New Holder at the address or facsimile number listed below New Holder’s signature below.

NEW HOLDER:	ACCEPTED AND AGREED:

Print Name:	YATRA ONLINE, INC.

By:	By:

EXHIBIT C

FORM OF TRTL AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

CERTIFICATE OF INCORPORATION

OF

[_________] CORPORATION

ARTICLE I

NAME

The name of the corporation is [____________] Corporation (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE III

REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is Vcorp Services, LLC, 1811 Silverside Road, Wilmington, DE 19810, City of New Castle County, and the name of the Corporation’s registered agent at such address is Vcorp Services LLC.

ARTICLE IV

CAPITALIZATION

4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 100,000,000 shares of common stock (the “Common Stock”), including (i) 90,000,000 shares of Class A Common Stock (the “Class A Common Stock”) and (ii) 10,000,000 shares of Class F Common Stock (the “Class F Common Stock”).

4.2 Common Stock.

(a) The holders of shares of Class A Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. The Class F Common Stock shall be non-voting except as expressly provided in this Certificate of Incorporation.

(b) Class F Common Stock.

(i) Shares of Class F Common Stock are exchangeable for Ordinary Shares of Yatra Online, Inc., a Cayman Islands exempted company limited by shares (“Parent”), upon the terms and subject to the conditions specified in the Exchange and Support Agreement, dated ______, 2016 (the “Exchange Agreement”), by and among Parent, the Corporation and the holders of shares of Class F Common Stock party thereto.

(ii) To the extent an outstanding share of Class F Common Stock shall be exchanged for an Ordinary Share of Parent in accordance with the Exchange Agreement, such share of Class F Common Stock shall be cancelled and no longer considered outstanding.

(iii) Holders of shares of Class F Common Stock shall be entitled to all of the rights, preferences and privileges specified in the Exchange Agreement.

(c) Except as otherwise required by law, this Certificate of Incorporation or the Exchange Agreement, at any annual or special meeting of the stockholders of the Corporation, the holders of the Class A Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders.

(d) The holders of shares of the Class A Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions. The holders shares of the Class F Common Stock shall be entitled to receive such dividends or other distributions (payable in cash, property or capital stock of the Corporation) as provided in the Exchange Agreement.

(e) In addition to any vote as may be required of the holders of shares of Class A Common Stock, during the period prior to [________], 2021 [Note: sixth anniversary], the vote, approval or consent of the holders of two-thirds (2/3) of the outstanding shares of Class F Common Stock, voting as a separate class, shall be required in order for the Corporation to voluntarily liquidate, dissolve or windup of the Corporation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

ARTICLE V

BOARD OF DIRECTORS

5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors (the “Board”). In addition to the powers and authority expressly conferred upon the Board by statute, this Certificate of Incorporation or the Bylaws (“Bylaws”) of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL and this Certificate of Incorporation.

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5.2 Number, Election and Term.

(a) The number of directors of the Corporation shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

5.3 Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the remaining directors then in office or by the holders of a majority of the outstanding shares of Class A Common Stock and any director so chosen shall hold office until the next annual meeting of stockholders, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

5.4 Removal. Any or all of the directors may be removed from office at any time, with or without cause, by the affirmative vote of holders of a majority of the shares of Class A Common Stock.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws, unless otherwise specified in the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, the affirmative vote of the holders of at least a majority of the shares of Class A Common Stock shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws, unless otherwise specified in the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

7.1 Meetings. Subject to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, or by the holders of a majority of the outstanding shares of Class A Common Stock.

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7.3 Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation may be effected by a written consent of the stockholders holding a sufficient number of shares as would be required to take such action.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

8.1 Limitation of Director Liability. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

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(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate of Incorporation, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

CORPORATE OPPORTUNITY

The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to any officers or directors of the Corporation, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Certificate of Incorporation or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the officers or directors of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as an officer or director of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

ARTICLE X

AMENDMENT OF

CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL; provided, that any amendment, alteration, change or repeal of any provision of this Certificate of Incorporation which affects the rights, preferences and privileges of the holders of shares of Class F Common Stock shall require the vote, approval or consent of the holders of two-thirds (2/3) of the outstanding shares of Class F Common Stock, voting as a separate class; and, except as set forth in Article VIII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X.

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EXHIBIT D

FORM OF SURVIVING COMPANY CERTIFICATE OF INCORPORATION

AND MEMORANDUM OF ASSOCIATION

THE COMPANIES LAW (2013 Revision)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SEVENTH AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

YATRA ONLINE, INC.

(adopted by special resolution dated [●] 2016)

THE COMPANIES LAW (2013 Revision)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SEVENTH AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

YATRA ONLINE, INC.

(adopted by special resolution dated [●] 2016)

1	The name of the Company is Yatra Online, Inc.

2	The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4	The liability of each Member is limited to the amount unpaid on such Member's shares.

5	The share capital of the Company is US$[•] divided into [•] Ordinary Shares of a par value of US$0.0001 each, [ ] Class A Non-Voting Shares of a par value of US$0.0001 each, 10,000,000 Class F Shares of a par value of US$0.0001 each and [•] preference shares of a par value of US$0.0001 each.

6	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

THE COMPANIES LAW (2013 Revision)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SEVENTH AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

YATRA ONLINE, INC.

(adopted by special resolution dated [●] 2016)

1	Interpretation

1.1	In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

"Articles"	means these articles of association of the Company.

"Audit Committee"	means the audit committee of the Company formed pursuant to Article 44.2 hereof, or any successor audit committee.

"Auditor"	means the person for the time being performing the duties of auditor of the Company (if any).

"business day"	means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorised or obligated by law to close in New York City.

"clearing house"	a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

"Class A Shares"	means Class A non-voting shares of a par value of US$0.0001 each in the share capital of the Company;

"Class F Shares"	means Class F shares of a par value of US$0.0001 each in the share capital of the Company;

"Company"	means Yatra Online, Inc.

"Designated Stock Exchange"	means any national securities exchange including NASDAQ Capital Market, or NASDAQ.

"Directors"	means the directors for the time being of the Company.

"Dividend"	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.

"Electronic Record"	has the same meaning as in the Electronic Transactions Law.

"Electronic Transactions Law"	means the Electronic Transactions Law (2003 Revision) of the Cayman Islands.

"Member"	has the same meaning as in the Statute.

"Memorandum"	means the memorandum of association of the Company, as amended from time to time.

"Ordinary Resolution"	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

"Ordinary Shares"	means ordinary shares of a par value of US$0.0001 each in the share capital of the Company.

"Register of Members"	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.

"Registered Office"	means the registered office for the time being of the Company.

"Seal"	means the common seal of the Company and includes every duplicate seal.

"SEC"	means the United States Securities and Exchange Commission.

"Share"	means an Ordinary Share, a Class A Share, a Class F Share or a preference share in the Company and includes a fraction of a share in the Company.

"Special Resolution"	has the same meaning as in the Statute.

"Statute"	means the Companies Law (2013 Revision) of the Cayman Islands.

"Treasury Share"	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

1.2	In the Articles:

(a)	words importing the singular number include the plural number and vice versa;

(b)	words importing the masculine gender include the feminine gender;

(c)	words importing persons include corporations as well as any other legal or natural person;

(d)	"written" and "in writing" include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)	"shall" shall be construed as imperative and "may" shall be construed as permissive;

(f)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)	any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)	the term "and/or" is used herein to mean both "and" as well as "or." The use of "and/or" in certain contexts in no respects qualifies or modifies the use of the terms "and" or "or" in others. The term "or" shall not be interpreted to be exclusive and the term "and" shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)	headings are inserted for reference only and shall be ignored in construing the Articles;

(j)	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)	any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Law;

(l)	sections 8 and 19(3) of the Electronic Transactions Law shall not apply;

(m)	the term "clear days" in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(n)	the term "holder" in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2	Commencement of Business

2.1	The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3	Issue of Shares

3.1	Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights.

3.2	The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company on such terms as the Directors may from time to time determine.

3.3	The Company shall not issue Shares to bearer.

4	Rights of Class A Shares

4.1	The Class A Shares shall have the following rights:

(a)	as to voting: the holder of a Class A Share shall not (in respect of such Class A Share) have the right to receive notice of, attend at or vote as a Member at any general meeting of the Company, but may vote at a separate Class meeting convened in accordance with these Articles; and

(b)	as to capital: a Class A Share shall confer upon the holder thereof the right in a winding up to participate in the surplus assets of the Company as provided in these Articles; and

(c)	as to income: the Class A Shares shall confer on the holders thereof the right to receive dividends as provided in these Articles.

5	Rights of Class F Shares

5.1	Notwithstanding any other provisions of these Articles, the Class F Shares shall have the following rights:

(a)	as to voting: the holders of a Class F Share shall (in respect of such Class F Share) have the right to receive notice of, attend and vote as a Member at any general meeting of the Company; and

(b)	as to capital: a Class F Share shall confer upon the holder the right in a winding-up to repayment of capital as provided in these Articles but shall confer no other right to participate in the profits or assets of the Company; and

(c)	as to income: no dividends shall be payable on the Class F Shares.

6	Register of Members

6.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

6.2	The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

7	Closing Register of Members or Fixing Record Date

7.1	For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may, after notice has been given by advertisement in an appointed newspaper or any other newspaper or by any other means in accordance with the requirements of the Designated Stock Exchange, provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

7.2	In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

7.3	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

8	Certificates for Shares

8.1	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to the Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

8.2	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

8.3	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

8.4	Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

8.5	Share certificates shall be issued within the relevant time limit as prescribed by the Statute, if applicable, or as the Designated Stock Exchange may from time to time determine, whichever is shorter, after the allotment or, except in the case of a Share transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgement of a Share transfer with the Company.

9	Transfer of Shares

9.1	Subject to the terms of these Articles, any Member may transfer all or any of his Shares by an instrument of transfer provided that such transfer complies with applicable rules of the SEC and federal and state securities laws of the United States. If the Shares in question were issued in conjunction with rights, options or warrants issued pursuant to Article 3 on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such option or warrant.

9.2	The instrument of transfer of any Share shall be in writing in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Directors and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

10	Redemption, Repurchase and Surrender of Shares

10.1	Subject to the provisions of the Statute, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner and upon such other terms as the Company may, by Special Resolution, determine before the issue of the Shares.

10.2	Subject to the provisions of the Statute, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member.

10.3	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

10.4	The Directors may accept the surrender for no consideration of any fully paid Share.

11	Treasury Shares

11.1	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

11.2	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

12	Variation of Rights of Shares

12.1	If at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class, or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

12.2	For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

12.3	The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

13	Commission on Sale of Shares

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

14	Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

15	Lien on Shares

15.1	The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company's lien thereon. The Company's lien on a Share shall also extend to any amount payable in respect of that Share.

15.2	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

15.3	To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company's power of sale under the Articles.

15.4	The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

16	Call on Shares

16.1	Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days' notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

16.2	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

16.3	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

16.4	If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

16.5	An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

16.6	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

16.7	The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

16.8	No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

17	Forfeiture of Shares

17.1	If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

17.2	If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

17.3	A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

17.4	A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

17.5	A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

17.6	The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

18	Transmission of Shares

18.1	If a Member dies the survivor or survivors (where he was a joint holder) or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

18.2	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

18.3	A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles) the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

19	Amendments of Memorandum and Articles of Association and Alteration of Capital

19.1	The Company may by Ordinary Resolution:

(a)	increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)	by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)	cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

19.2	All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

19.3	Subject to the provisions of the Statute and the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)	change its name;

(b)	alter or add to the Articles;

(c)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)	reduce its share capital or any capital redemption reserve fund.

20	Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

21	General Meetings

21.1	All general meetings other than annual general meetings shall be called extraordinary general meetings.

21.2	The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o'clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

21.3	The Directors may call general meetings. For the avoidance of doubt, Members shall have no right to requisition a general meeting of the Company.

22	Notice of General Meetings

22.1	At least ten days' notice shall be given of any general meeting and such notice shall not be given more than sixty days prior to any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety five per cent. in par value of the Shares giving that right.

22.2	The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

23	Advance Notice for Business

23.1	No business may be transacted at an annual general meeting, other than business that is either (i) specified in the notice of the annual general meeting (or any supplement thereto) given by or at the direction of the Directors, (ii) otherwise properly brought before the annual general meeting by or at the direction of the Directors or (iii) otherwise properly brought before the annual general meeting by any Member (x) who is a Member of record on the date of the giving of the notice provided for in this Article 22.1 and on the record date for the determination of Members entitled to vote at such annual general meeting and (y) who complies with the notice procedures set forth in this Article 22.1. Notwithstanding anything in this Article 22.1 to the contrary, only persons nominated for election as a Director to fill any term of a Directorship that expires on the date of the annual general meeting pursuant to these Articles will be considered for election at such meeting.

(a)	In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual general meeting by a Member, such Member must have given timely notice thereof in proper written form to the Secretary of the Company and such business must otherwise be a proper matter for shareholder action. Subject to Article 22.1 (c)(iii), a Member's notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual general meeting; provided, however, that in the event that the annual general meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the Member to be timely must be so received not earlier than the opening of business on the 120th day before the annual general meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual general meeting is first made by the Company. The public announcement of an adjournment of an annual general meeting shall not commence a new time period for the giving of a shareholder's notice as described in this Article 22.1.

(b)	To be in proper written form, a Member's notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such Member proposes to bring before the annual general meeting (i) a brief description of the business desired to be brought before the annual general meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Articles, the language of the proposed amendment) and the reasons for conducting such business at the annual general meeting, (ii) the name and record address of such shareholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of capital share of the Company that are owned beneficially and of record by such shareholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such Member and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such Member, (v) any material interest of such Member and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such Member intends to appear in person or by proxy at the annual general meeting to bring such business before the annual general meeting.

(c)	The foregoing notice requirements of this Article 22.1 shall be deemed satisfied by a Member as to any proposal (other than nominations) if the Member has notified the Company of such Member's intention to present such proposal at an annual general meeting in compliance with Rule 14a-8 (or any successor thereof) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such Member has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Company to solicit proxies for such annual general meeting. No business shall be conducted at the annual general meeting except business brought before the annual general meeting in accordance with the procedures set forth in this Article 22.1, provided, however, that once business has been properly brought before the annual general meeting in accordance with such procedures, nothing in this Article 22.1 shall be deemed to preclude discussion by any Member of any such business. If the Directors or the chairman of the annual general meeting determines that any Member proposal was not made in accordance with the provisions of this Article 22.1 or that the information provided in a Member's notice does not satisfy the information requirements of this Article 22.1, such proposal shall not be presented for action at the annual general meeting. Notwithstanding the foregoing provisions of this Article 22.1, if the Member (or a qualified representative of the Member) does not appear at the annual general meeting to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Company.

(d)	In addition to the provisions of this Article 22.1, a Member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Article 22.1 shall be deemed to affect any rights of Members to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

23.2	Only such business shall be conducted at an extraordinary general meeting as shall have been brought before the extraordinary general meeting pursuant to the notice of extraordinary general meeting. Nominations of persons for election to the Directors may be made at an extraordinary general meeting at which Directors are to be elected pursuant to the notice of extraordinary general meeting only pursuant to these Articles.

23.3	For purposes of these Articles, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

24	Proceedings at General Meetings

24.1	No business shall be transacted at any general meeting unless a quorum is present. The holders of a majority of the Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

24.2	A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

24.3	If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a Members' requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

24.4	The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

24.5	If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

24.6	The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

24.7	When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

24.8	A resolution put to the vote of the meeting shall be decided on a poll.

24.9	A poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

24.10	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

24.11	In the case of an equality of votes the chairman shall be entitled to a second or casting vote.

25	Votes of Members

25.1	Subject to any rights or restrictions attached to any Shares, every Member present in any such manner shall have one vote for every Share of which he is the holder.

25.2	In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

25.3	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person on such Member's behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

25.4	No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

25.5	No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

25.6	Votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

25.7	A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

26	Proxies

26.1	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

26.2	The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

26.3	The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

26.4	The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

26.5	Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

27	Corporate Members

27.1	Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

27.2	If a clearing house (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house (or its nominee(s)) as if such person was the registered holder of such Shares held by the clearing house (or its nominee(s)).

28	Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

29	Directors

There shall be a board of Directors consisting of not less than one person provided however that the board of Directors may increase or reduce the limits in the number of Directors.

30	Powers of Directors

30.1	Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

30.2	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

30.3	The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

30.4	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

31	Appointment and Removal of Directors[1]

31.1	The Directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the 201[6][7] annual general meeting of Members, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three (3) years. At the 201[7][8] annual general meeting of Members, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three (3) years. At the 201[8][9] annual general meeting of Members, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three (3) years. At each succeeding annual general meeting of Members, Directors shall be elected for a full term of three (3) years to succeed the Directors of the class whose terms expire at such annual general meeting. Notwithstanding the foregoing provisions of this Article, each Director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

31.2	Any and all vacancies in the board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the board of Directors, and not by the Members. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. When the number of Directors is increased or decreased, the board of Directors shall, subject to Article 31.1 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full board of Directors until the vacancy is filled.

1 TBC that this reflects the commercial intention.

32	Vacation of Office of Director

32.1	The office of a Director shall be vacated if:

(a)	the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)	the Director absents himself (for the avoidance of doubt, without being represented by proxy) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

(c)	the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)	the Director is found to be or becomes of unsound mind; or

(e)	by Special Resolution for cause at any time before the expiration of his term notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement).

32.2	For the purposes of this Article 31, "cause" shall mean:

(a)	fraud, embezzlement or theft;

(b)	wilful misconduct damaging to the Company, its reputation, products, services, or customers;

(c)	intentional violation of any law or regulation;

(d)	any unauthorised disclosure of any trade secret or confidential information of the Company or any subsidiary of the Company;

(e)	continued failure to perform duties owed to the Company; and/or

(f)	being charged with a felony or a misdemeanour involving moral turpitude.

33	Proceedings of Directors

33.1	The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two if there are two or more Directors, and shall be one if there is only one Director.

33.2	Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote.

33.3	A person may participate in a meeting of the Directors or committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

33.4	A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

33.5	A Director may, or other officer of the Company on the direction of a Director shall, call a meeting of the Directors by at least two days' notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

33.6	The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

33.7	The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

33.8	All acts done by any meeting of the Directors or of a committee of the Directors shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

33.9	A Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

34	Presumption of Assent

A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

35	Directors' Interests

35.1	A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

35.2	A Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

35.3	A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

35.4	No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director or alternate Director holding office or of the fiduciary relationship thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

35.5	A general notice that a Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

36	Minutes

The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors present at each meeting.

37	Delegation of Directors' Powers

37.1	The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors. Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

37.2	The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

37.3	The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

37.4	The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

37.5	The Directors may appoint such officers of the Company (including, for the avoidance of doubt and without limitation, any chairman of the board of Directors, chief executive officer, president, chief financial officer, vice-presidents, secretary, assistant secretary, treasurer or any other officers as may be determined by the Directors) as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer of the Company may be removed by resolution of the Directors or Members. An officer of the Company may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

38	No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

39	Remuneration of Directors

39.1	The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

39.2	The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

40	Seal

40.1	The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer of the Company or other person appointed by the Directors for the purpose.

40.2	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

40.3	A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

41	Dividends, Distributions and Reserve

41.1	Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by the Statute.

41.2	Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

41.3	The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

41.4	The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

41.5	Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

41.6	The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

41.7	Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

41.8	No Dividend or other distribution shall bear interest against the Company.

41.9	Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company's name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

42	Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company's reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

43	Books of Account

43.1	The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books of account shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

43.2	The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

43.3	The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

44	Audit

44.1	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

44.2	Without prejudice to the freedom of the Directors to establish any other committee, if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the Designated Stock Exchange, the Directors shall establish and maintain an Audit Committee as a committee of the board of Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the SEC and the Designated Stock Exchange. The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.

44.3	If the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest.

44.4	The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists).

44.5	If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

44.6	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

44.7	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

45	Notices

45.1	Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Notice may also be served in accordance with the requirements of the Designated Stock Exchange.

45.2	Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

45.3	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

45.4	Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

46	Winding Up

46.1	If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors' claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)	if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company's issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)	if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company's issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

46.2	If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

47	Indemnity and Insurance

47.1	Every Director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former officer of the Company (each an "Indemnified Person") shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud, wilful neglect or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

47.2	The Company shall advance to each Indemnified Person reasonable attorneys' fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

47.3	The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

48	Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

49	Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

50	Mergers and Consolidations

The Company shall, with the approval of a Special Resolution, have the power to merge or consolidate with one or more constituent companies (as defined in the Statute), upon such terms as the Directors may determine.

EXHIBIT E

USE OF CASH

EXHIBIT F

EARNOUT

Section 1.          Definitions.

Capitalized terms not otherwise defined in this Exhibit F have the meanings given to such terms in the Agreement (to which this Exhibit F is attached).

(a)          “2017 Earnout Amount” shall mean $25,000,000.

(b)          “2017 EBITDA” shall mean the EBITDA for the 2017 Measurement Period.

(c)          “2017 Measurement Period” shall mean the period from January 1, 2017 through December 31, 2017.

(d)          “2017 Net Revenue Per Indian GAAP” shall mean the Net Revenue Per Indian GAAP for the 2017 Measurement Period.

(e)          “2018 Earnout Amount” shall mean $10,000,000.

(f)          “2018 EBITDA” shall mean the EBITDA for the 2018 Measurement Period.

(g)          “2018 Measurement Period” shall mean the period from January 1, 2018 through June 30, 2018.

(h)          “2018 Net Revenue Per Indian GAAP” shall mean the Net Revenue Per Indian GAAP for the 2018 Measurement Period.

(i)           “Earnout Holders” shall mean the holders of Company Shares, Company Options and Company Warrants, in each case, as of immediately prior to the Second Effective Time.

(j)           “Earnout Payment” shall mean, from time to time, the aggregate amount of United States Dollars and registered Company Ordinary Shares required to be paid to the Earnout Holders pursuant to Section 2(a) of this Exhibit F.

(k)          “EBITDA” shall mean Loss Before Tax Per Indian GAAP plus Net Depreciation and Amortisation Expense Per Indian GAAP of the Company measured in Indian Rupees, in each case without taking into account any stock based compensation.

(l)           “Indian GAAP” shall mean Indian generally accepted accounting principles, consistently applied.

(m)         “Loss Before Tax Per Indian GAAP” shall mean loss before tax of the Company and its Subsidiaries on a consolidated basis, as calculated in accordance with Indian GAAP and denominated in Indian Rupees; provided that Loss Before Tax Per Indian GAAP shall not include any amounts attributable to any entities, business lines, or assets acquired by the Company after the date hereof.

(n)          “Measurement Period” shall mean the 2017 Measurement Period or the 2018 Measurement Period, as applicable.

(o)          “Net Depreciation and Amortisation Expense Per Indian GAAP” shall mean net depreciation and amortisation expense of the Company and its Subsidiaries on a consolidated basis, as calculated in accordance with Indian GAAP and denominated in Indian Rupees; provided that Net Depreciation and Amortisation Expense Per Indian GAAP shall not include any amounts attributable to any entities, business lines, or assets acquired by the Company after the date hereof.

(p)          “Net Revenue Per Indian GAAP” shall mean revenue of the Company and its Subsidiaries on a consolidated basis, as calculated in accordance with Indian GAAP and denominated in Indian Rupees; provided that Net Revenue Per Indian GAAP shall not include any revenue attributable to any third party entities or business lines acquired by the Company after the date hereof.

(q)          “VWAP” shall mean the volume weighted average price of the Company Ordinary Shares as quoted by Bloomberg, LP for the period in question.

Section 2.          Earnout. Following the Closing, in addition to the consideration received pursuant to Sections 4.2(b) through 4.2(i) of the Agreement, the Earnout Holders shall be entitled to receive from the Company (subject to the terms and conditions set forth in this Exhibit F) the payments specified in this Exhibit F, as determined and paid in accordance with this Exhibit F

(a)          Earnout Amount.

(i)          Within five (5) Business Days following the determination of 2017 EBITDA and 2017 Net Revenue Per Indian GAAP pursuant to this Exhibit F, if (A) 2017 Net Revenue Per Indian GAAP is greater than or equal to Rs. Seven Billion Nine Hundred Two Million Seven Hundred Fifty Six Thousand (Rs. 7,902,756,000.00) and (B) 2017 EBITDA is no less than Rs. negative Three Hundred and Sixteen Million (Rs.-316,000,000.00), then Company shall pay to the Exchange Agent (for distribution to the Earnout Holders) an amount equal to the 2017 Earnout Amount. If either (x) 2017 Net Revenue Per Indian GAAP is less than Rs. Seven Billion Nine Hundred Two Million Seven Hundred Fifty Six Thousand (Rs. 7,902,756,000.00) or (B) the 2017 EBITDA is less than Rs. negative Three Hundred and Sixteen Million (Rs.-316,000,000.00), then there shall be no payment by the Company in respect of the 2017 Earnout Amount.

(ii)         Within five (5) Business Days following the determination of 2018 EBITDA and 2018 Net Revenue Per Indian GAAP pursuant to this Exhibit F, if (A) 2018 Net Revenue Per Indian GAAP is greater than or equal to Rs. Four Billion Eight Hundred Fifty Seven Million Seven Hundred Fifty Thousand (Rs. 4,857,750,000.00) and (B) 2018 EBITDA is no less than Rs. One Hundred Forty Nine Million Six Hundred Thousand (Rs.149,600,000.00), then Company shall pay to the Exchange Agent (for distribution to the Earnout Holders) an amount equal to the 2018 Earnout Amount. If either (x) 2018 Net Revenue Per Indian GAAP is less than Rs. Four Billion Eight Hundred Fifty Seven Million Seven Hundred Fifty Thousand (Rs. 4,857,750,000.00) or (B) 2018 EBITDA is less than Rs. One Hundred Forty Nine Million Six Hundred Thousand (Rs.149,600,000.00), then there shall be no payment by the Company in respect of the 2018 Earnout Amount.

(iii)        Notwithstanding anything to the contrary in Section 2(a)(i) or Section 2(a)(ii) of this Exhibit F, if the Company was not obligated to pay the 2017 Earnout Amount to the Exchange Agent (for distribution to the Earnout Holders) pursuant to Section 2(a)(i) of this Exhibit, and both (A) the combined 2017 Net Revenue Per Indian GAAP and 2018 Net Revenue Per Indian GAAP is greater than or equal to Rs. Twelve Billion Seven Hundred Sixty Million Five Hundred Six Thousand (Rs. 12,760,506,000.00) and (B) the combined 2017 EBITDA and 2018 EBITDA is no less than Rs. negative One Hundred and Sixty Six Million and Four Hundred Thousand (Rs. -166,400,000.00)), then, in addition to the payment to the Exchange Agent (for distribution to the Earnout Holders) paid by the Company pursuant to Section 2(a)(ii) of this Exhibit F, the Company shall also pay to the Exchange Agent (for distribution to the Earnout Holders) an amount equal to the 2017 Earnout Amount.

(b)          Earnout Statements.

(i)          Within ninety (90) calendar days following the completion of each Measurement Period, the Company shall deliver to the Shareholders’ Representative a statement that sets forth in reasonable detail its calculation of Net Revenue Per Indian GAAP and EBITDA for such Measurement Period (each such statement, an “Earnout Statement”).

(ii)         Upon receipt, the Shareholders’ Representative shall review the Earnout Statement for the applicable Measurement Period and shall be entitled to, but shall not have an obligation to, provide questions or comments to, or request information with respect to, or provide notice of disagreement with, any item contained therein.  If the Shareholders’ Representative disagrees with the Earnout Statement for either Measurement Period (each, a “Disputed Earnout Statement”), it must, within thirty (30) calendar days after receiving such Earnout Statement, deliver a written notice to the Company (a “Notice of Earnout Statement Disagreement”) setting out its objections and specifying the adjustments that, in its opinion, should be made to such Disputed Earnout Statement (collectively, the “Proposed Earnout Statement Adjustments”).  To the extent that there are any Proposed Business Earnout Adjustments, the Company shall, no later than fifteen (15) days after receipt of the Proposed Earnout Statement Adjustments, notify the Shareholders’ Representative which, if any, of the Proposed Earnout Statement Adjustments it accepts or rejects, and the Shareholders’ Representative and the Company shall seek in good faith to resolve any remaining differences in relation to the Proposed Earnout Statement Adjustments and to reach agreement in writing on all such Proposed Earnout Statement Adjustments.

(iii)        If the Shareholders’ Representative is satisfied with the Earnout Statement for a Measurement Period (either as originally submitted or after adjustments are agreed upon by the Company and the Shareholders’ Representative in accordance with Section 2(b)(ii) of this Exhibit F), or if the Shareholders’ Representative fails to deliver a Notice of Earnout Statement Disagreement within thirty (30) calendar days after receiving such Earnout Statement, then such Earnout Statement (incorporating, if applicable, any agreed adjustments) shall be deemed to constitute the “Final Earnout Statement” for the 2017 Measurement Period or the 2018 Measurement Period, as applicable, for purposes of this Exhibit F.

(iv)        If any of the Proposed Earnout Statement Adjustments are not resolved or otherwise agreed to (or deemed agreed to) in accordance with Sections 2(b)(ii) and 2(b)(iii) (such unresolved adjustments the “Unresolved Earnout Statement Adjustments”) within thirty (30) days after the Company’s receipt of a Notice of Earnout Statement Disagreement, then the Unresolved Earnout Statement Adjustments may be submitted at the request of the Shareholders’ Representative or the Company to an accounting firm mutually agreed by the Company and the Shareholders’ Representative (the “Accounting Firm”) for arbitration.  The scope of the review by the Accounting Firm shall be limited to (A) a determination of whether the portions of the applicable Earnout Statement relating to such Unresolved Earnout Statement Adjustments were prepared in accordance with this Exhibit F and (B) based on its determinations of the matters described in the immediately preceding clause (A), a statement of the adjustments (if any) to such Disputed Earnout Statement that are necessary with respect to the Unresolved Earnout Statement Adjustments in order to comply with the requirements of this Exhibit F.  The Accounting Firm is not to make, or be asked to make, any determination other than as set forth in this Section 2(b)(iv).  The Shareholders’ Representative and the Company shall use reasonable best efforts to cause the Accounting Firm to render its written decision resolving the matters submitted to it as promptly as practicable after such submission of the Unresolved Earnout Statement Adjustments.  The fees and expenses of the Accounting Firm incurred pursuant to this section 2(b)(iv) shall be borne one-half by the Company and one-half by the Shareholders’ Representative (solely on behalf of Shareholders).

(v)         When, with respect to the Earnout Statement for the 2017 Measurement Period or the 2018 Measurement Period, (A) pursuant to Section 2(b)(ii) or Section 2(b)(iii), such Earnout Statement is deemed to constitute the Final Earnout Statement for the applicable Measurement Period for purposes of this Agreement, (B) the Shareholders’ Representative and the Company reach agreement in writing with respect to such Earnout Statement or (C) such Earnout Statement is finally determined in accordance with the procedures set forth in Section 2(b)(iv), such Earnout Statement as so agreed (or deemed agreed) or determined shall be the “Final Earnout Statement” for the applicable Measurement Period for purposes of this Agreement, and (x) the Net Revenue Per Indian GAAP set forth therein shall be the “2017 Net Revenue Per Indian GAAP” or “2018 Net Revenue Per Indian GAAP,” as applicable, and (y) the EBITDA set forth therein shall be the “2017 EBITDA” or “2018 EBITDA,” as applicable, for the applicable Measurement Period, shall be final and binding on all parties, and shall be used for the payment, if any, pursuant to this Exhibit F.

Section 3.          Acceleration Upon Qualifying Change of Control. Notwithstanding anything to the contrary in this Exhibit F, in the event that, prior to June 30, 2018, a merger, consolidation or sale of all or substantially all of the equity or assets of the Company occurs in a transaction that values the Company Ordinary Shares at $12.00 per share or greater (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date of this Agreement) (any such event, a “Qualifying Change of Control”), an amount equal to the sum of (a) the 2018 Earnout Amount plus, if and only if the 2017 Earnout Amount has not been paid pursuant to Section 2(a)(i) of this Exhibit F, (b) the 2017 Earnout Amount, shall be paid to the Exchange Agent (for distribution to the Earnout Holders) by the Company within ten (10) Business Days following the occurrence of such Qualifying Change of Control.

Section 4.          Form of Payment. Any payment required to be made by the Company pursuant to this Exhibit F, including any payment of the 2017 Earnout Amount or the 2018 Earnout Amount, may be made by the Company, in the Company’s sole discretion, in the form of (a) cash, (b) registered Company Ordinary Shares or (c) a combination of cash and registered Company Ordinary Shares. If all or any portion of such payment is made in registered Company Ordinary Shares, the value of each Company Ordinary Share included in such payment shall be deemed to be the average of the VWAP for the fifteen (15) Business Day period immediately prior to the date on which such payment is made.

EXHIBIT G

FORM OF AMENDED FORWARD PURCHASE CONTRACT

FORM OF AMENDMENT TO FORWARD PURCHASE CONTRACT

AMENDMENT No. 1 (this “Amendment”), dated as of [_____], 2016, to the Forward Purchase Contract (the “Agreement”), dated as of July 16, 2014, between MIHI LLC, a Delaware limited liability company (“MIHI”), and Terrapin 3 Acquisition Corporation, a Delaware corporation (“Terrapin”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

WITNESSETH:

WHEREAS, the parties have entered into the Agreement;

WHEREAS, pursuant to that certain Business Combination Agreement, dated as of July 12, 2016, between Yatra Online, Inc. and Terrapin (the “Business Combination Agreement”), it is a condition to the obligation of the parties under the Business Combination Agreement that the parties hereto enter into this Amendment; and

WHEREAS, pursuant to and in accordance with Section 6.4 of the Agreement, the parties wish to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

Section 1.          Amendments.

(a)          The first two sentences of the introductory paragraph of the Agreement are hereby deleted in their entirety and replaced with the following sentence:

“We are pleased to accept the offer MIHI, LLC (the “Subscriber” or “you”) has made to purchase an aggregate of 2,000,000 units (the “Units”) of Terrapin 3 Acquisition Corporation, a Delaware corporation (the “Company”), each Unit comprising one share of Class A Common Stock of the Company, par value $0.0001 per share (“Class A Common Stock” or “Class A Share”) and one warrant to purchase one-half of one Share (“Warrant”) for an aggregate purchase price of $20,000,000.00. The Units, Class A Shares and Warrants, collectively, are hereinafter referred to as the “Securities”.”

(b)          The number “$40,004,700.35”, which appears in Section 1 and Section 3.1 of the Agreement, is hereby deleted each time it appears and replaced with the number “$20,000,000.00” each time it appears.

(c)          The last sentence of Section 2.2.3 of the Agreement is hereby deleted in its entirety and replaced with the following sentence:

“The Company will reserve sufficient Shares to permit full exercise of the Warrants.”

(d)          The second sentence of Section 3.1of the Agreement is hereby amended by deleting the phrase “and the shares of Class F Common Stock”.

(e)          Section 5.2 of the Agreement is hereby deleted in its entirety.

(f)          Section 5.3 of the Agreement is hereby amended by deleting the following in its entirety:

“All certificates representing the Class F Common Stock shall have endorsed thereon legends substantially as follows:

‘THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE SUBSCRIBER AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP EXCEPT PURSUANT TO ITS TERMS.’”

Section 2.          Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Seller and Purchaser with respect to the subject matter hereof. Except as amended by this Amendment, the Agreement shall continue in full force and effect.

Section 3.          Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Amendment is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Amendment are consummated as originally contemplated to the greatest extent possible.

Section 4.          Counterparts. This Amendment may be executed and delivered (including by facsimile transmission or by electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 5.          Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by as of the date first written above by their respective officers thereunto duly authorized.

MIHI LLC

By:
Name:
Title:

TERRAPIN 3 ACQUISITION CORPORATION

By:
Name:
Title:

EXHIBIT H

EMPLOYMENT AGREEMENT TERMS

Effective as of the Second Effective Time the Board of Directors shall have approved the following:

- the Company’s management team will be granted 2 million to 3 million restricted Company Ordinary Shares (such amount to be determined on a straight-line basis based on whether the amount of Available Cash is between $100 million dollars and $200 million dollars);

- the foregoing restricted Company Ordinary Shares will be subject to a two (2) year repurchase right in favor of the Company such that the Company will be able to acquire any unvested shares for a nominal amount;

- the foregoing restricted Company Ordinary Shares will be allocated pro-rata based on the current shareholdings of the Company’s management team;

- the establishment of in additional Restricted Stock Unit Pool equivalent to 1.5% to 2.0% of the Company’s total outstanding voting power (assuming the exercise or conversion of all outstanding options, warrants or other rights to acquire Company Ordinary Shares on an annual basis under an evergreen plan. Grants from this pool will be made at the discretion of the Company’s new compensation committee, which will be set up under the Company Board.

EXHIBIT I

EXCHANGE AND SUPPORT AGREEMENT

EXCHANGE AND SUPPORT AGREEMENT

by and among

YATRA ONLINE, INC.

and

THE HOLDERS OF SHARES OF CLASS F COMMON STOCK OF

TERRAPIN 3 ACQUISITION CORPORATION

Dated [______], 2016

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EXCHANGE AND SUPPORT AGREEMENT

Exchange and Support Agreement, dated ________, 2016 (this “Agreement”), by and among, Yatra Online, Inc., a Cayman Islands exempted company limited by shares (“Parent”), [_________] Corporation (f/k/a Terrapin Acquisition 3 Corporation), a Delaware corporation (the “Company”), and the holders of Class F Common Stock of the Company signatories hereto and their Permitted Transferees (as defined herein) (each an “Exchanging Shareholder” and, collectively, the “Exchanging Shareholders”).

RECITALS

This Agreement is entered into in connection with the consummation of the transactions contemplated by the Business Combination Agreement by and among Parent and the Company, dated as of July ___, 2016 (such transactions being the “Business Combination”).

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Article I
DEFINITIONS

Section 1.1           Defined Terms. All capitalized terms used but not otherwise defined in this Agreement shall have the meaning ascribed to such terms in Memorandum and Articles. For the purposes of this Agreement the following capitalized terms have the following meanings:

“Agreement” has the meaning specified in the introduction.

“Business Day” means any day during a calendar year which is not a Saturday, Sunday or a day on which commercial banks in New York, New York are required by Law or permitted to be closed.

“Business Combination” has the meaning specified in the Recitals.

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company.

“Class A Common Stock” means the Class A Common Stock, par value $0.0001, of the Company and any equity securities issued or issuable in exchange for, or with respect to, such shares of Class A Common Stock (i) by way of a dividend, split or combination of equity interest or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“Class F Common Stock” means the Class F Common Stock, par value $0.0001, of the Company and any equity securities issued or issuable in exchange for, or with respect to, such shares of Class A Common Stock (i) by way of a dividend, split or combination of equity interest or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“Company” has the meaning specified in the introduction.

“Designated Recipient(s)” means the Exchanging Shareholder or any other person the Exchanging Shareholder designates as a recipient in the Exchange Notice, as applicable.

“Exchange Amount” has the meaning specified in Section 2.2(a).

“Exchange Date” means a date specified in any Exchange Notice as the “Exchange Date,” which must not be less than five (5) nor greater than forty five (45) calendar days after the date upon which the Exchange Notice is received by the Company.

“Exchange Notice” has the meaning specified in Section 2.2(a).

“Exchange Ratio” has the meaning specified in Section 3.1.

“Exchange Right” has the meaning specified in Section 2.1.

“Exchanging Shareholder” has the meaning specified in the introduction.

“Fundamental Transaction” has the meaning specified in Section 4.5(c).

“Governmental Authority” has the meaning specified in Section 4.6.

“Joinder Agreement” means a joinder agreement, pursuant to which a Permitted Transferee will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement as an Exchanging Shareholder.

“Memorandum and Articles” means the Sixth Amended and Restated Memorandum and Articles of Association of Parent, dated _______, 2016, as amended from time to time in accordance with its terms.

“Obligation” means the obligation to deliver the Reciprocal Ordinary Shares upon exercise of the exchange rights pursuant to Article II hereof.

“Ordinary Shares” means the Ordinary Shares of Parent, par value $0.0001 per share, and any equity securities issued or issuable in exchange for, or with respect to, such Ordinary Shares (i) by way of a dividend, split or combination of equity interest or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“Parent” has the meaning specified in the introduction.

“Parent Class F Share” means the [Class F Shares of Parent, par value $0.0001 per share].

“Permitted Transferee” has the meaning specified in Section 7.7.

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“Powers” has the meaning specified in Section 2.2(a).

“Proposed Consummation Date” has the meaning specified in Section 4.5(d).

“Reciprocal Ordinary Shares” means Ordinary Shares equal to the product of [A] the Exchange Amount as set forth in the Exchange Notice and Share Notice, multiplied by [B] the Exchange Ratio, as adjusted herein.

“Registration Statement” means a registration statement filed by the Parent with the Securities and Exchange Commission in compliance with the Securities Act, all as the same shall be in effect at the time, and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Notice” has the meaning specified in Section 2.2(b).

“Transfer” of securities shall be construed broadly and shall include any direct or indirect issuance (other than an issuance of securities by the Company), sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof, or any pledge or hypothecation thereof, placement of a lien thereon or grant of a security interest therein or other encumbrance thereon, in each case whether voluntary or involuntary or by operation of law or otherwise. Notwithstanding anything to the contrary contained herein, Transfer shall not include the sale or transfer of Reciprocal Ordinary Shares to an Exchanging Shareholder in connection with the exchange of its shares of Class F Common Stock.

“Transfer Agent” means [_________], or such other financial institution as may from time to time be designated by Parent to act as its transfer agent for Ordinary Shares.

Section 1.2           Terms Generally. In this Agreement, unless otherwise specified or where the context otherwise requires:

(a)          the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(b)          words importing any gender shall include other genders;

(c)          words importing the singular only shall include the plural and vice versa;

(d)          the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;

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(e)          the words “this Agreement,” “hereof,” “herein,” “hereby,” “hereunder” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement unless expressly so limited;

(f)          references to “Articles,” “Exhibits,” “Sections” or “Schedules” shall be to Articles, Exhibits, Sections or Schedules of or to this Agreement unless otherwise indicated;

(g)          references to any Person include the successors and permitted assigns of such Person;

(h)          the use of the words “or,” “either” and “any” shall not be exclusive;

(i)          references to “$” or “dollars” means the lawful currency of the United States of America;

(j)          references to any agreement, contract or schedule, unless otherwise stated, are to such agreement, contract or schedule as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and

(k)          the parties hereto have participated collectively in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, it is the intention of the parties that this Agreement shall be construed as if drafted collectively by the parties hereto, and that no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

Article II
EXCHANGE RIGHT

Section 2.1           Exchange Right. Commencing on [_____], 2017 [Insert date that is 11 months from signing], each Exchanging Shareholder shall have the right (an “Exchange Right”) at any time and from time to time, upon the terms and subject to the conditions hereof, to surrender any or all of the shares of Class F Common Stock held by such Exchanging Shareholder to the Company in exchange for Reciprocal Ordinary Shares, as provided in and subject to the adjustments set forth in this Agreement.

Section 2.2           Exchange Right Procedures. Any Exchanging Shareholder that elects to exercise the exchange right set forth in Section 2.1 shall tender to the Company the applicable number of shares of Class F Common Stock to the Company in exchange for Reciprocal Ordinary Shares in accordance with the following procedures:

(a)          The Exchanging Shareholder shall deliver to the Company: (i) a notice, with a simultaneous copy to Parent, substantially in the form attached hereto as Exhibit A (an “Exchange Notice”) specifying among other things (A) the number of shares of Class F Common Stock that such Exchanging Shareholder wishes to exchange, which shall not be less than 10,000 shares of Class F Common Stock (the “Exchange Amount”), (B) the proposed Exchange Date, and (C) the Designated Recipient(s); and (ii) powers of transfer for the shares of Class F Common Stock guaranteed in a reasonable form to be designated by the Transfer Agent (“Powers”);

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(b)          As promptly as practicable and no later than one (1) Business Day following the receipt of an Exchange Notice from an Exchanging Shareholder, the Company shall deliver to Parent a notice substantially in the form attached hereto as Exhibit B (a “Share Notice”) specifying the Exchange Amount and the number of Reciprocal Ordinary Shares to be issued to the Exchanging Shareholder in connection with such exchange, together with a copy of the relevant Exchange Notice and Powers;

(c)          As promptly as practicable and no later than five (5) Business Day after the delivery by the Company of a Share Notice to Parent, Parent shall instruct the Transfer Agent to:

(i)          issue to the Exchanging Shareholder or the Designated Recipient(s) as applicable, on the Exchange Date, the number of Reciprocal Ordinary Shares specified in the Share Notice, by registering such Reciprocal Ordinary Shares in the Parent’s register of members in the name of the Exchanging Shareholder or the Designated Recipient(s) as applicable; and

(ii)         upon receipt by Parent of the relevant required documents, register such issuance of Reciprocal Ordinary Shares as an issuance by Parent in exchange for (A) a number of shares of Class A Common Stock issued to Parent pursuant to Section 2.2 (d) below, and (B) in exchange for the redemption of the number of shares of Class F Common Stock tendered for exchange by the Exchanging Shareholder.

(d)          Upon issuance by Parent of the Reciprocal Ordinary Shares and registration in the Parent’s register of members in the name of the Exchanging Shareholder or the Designated Recipient(s), as applicable, the Company shall issue to Parent a number of shares of Class A Common Stock equal to the product of [A] the Exchange Amount as set forth in the Exchange Notice and Share Notice, multiplied by [B] the Exchange Ratio, and shall cancel a number of shares of Class F Common Stock held by the Exchanging Shareholder equal to the Exchange Amount.

(e)          The Company shall be entitled to deduct and withhold from the Reciprocal Ordinary Shares due to any Exchanging Shareholder pursuant to this Agreement any number of shares the Company is required to deduct and withhold with respect to the making of such exchange under the Code or any other provision of federal, state, local or foreign tax law. To the extent that shares are withheld from the Reciprocal Ordinary Shares due to such Exchanging Shareholder by the Company, such withheld shares shall be treated for all purposes of this Agreement as having been delivered to the Exchanging Shareholder to whom such shares would otherwise have been delivered to.

Section 2.3           Effect on Class F Common Stock Surrendered. Upon issuance and registration by Parent of the Reciprocal Ordinary Shares pursuant to Section 2.2(c) above, on the relevant Exchange Date in connection with an exchange contemplated by an Exchange Notice which has not been revoked, the Exchanging Shareholder shall cease to be a holder of the portion of such shares of Class F Common Stock being surrendered for exchange and shall have no further rights whatsoever with respect to such securities. Following receipt by the Designated Recipient(s) of the Reciprocal Ordinary Shares, and provided there has been no revocation of the applicable Exchange Notice by the Exchanging Shareholder in advance of such receipt, the surrendered shares of Class F Common Stock shall be deemed cancelled by the Company.

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Section 2.4           Effect on Parent Class F Shares. Upon issuance and registration by Parent of the Reciprocal Ordinary Shares pursuant to Section 2.2(c) above, on the relevant Exchange Date in connection with an exchange contemplated by an Exchange Notice which has not been revoked, each Exchanging Shareholder hereby agrees that a corresponding number of the Exchanging Shareholder’s Parent Class F Shares shall automatically be surrendered to Parent for no consideration, and the Exchanging Shareholder shall cease to be a holder of the portion of such shares of Parent Class F Shares being automatically surrendered and shall have no further rights whatsoever with respect to such securities.

Section 2.5           Take-Overs, Mergers and Registrations. Parent and the Company shall expeditiously and in good faith provide holders of shares of Class F Common Stock with sufficient notice so that such holders may participate by exercising their rights under Section 2.2(a) in any take-over bid, merger, consolidation, share exchange offer, third party or issuer tender offer, arrangement or similar transaction or Registration Statement involving the Ordinary Shares and, to facilitate participation in any such transaction or Registration Statement, to adopt reasonable modifications (following good faith consultation with the Exchanging Shareholders) to the exchange procedures set forth in this Agreement so that any exercise required in respect thereof shall be effective only upon, and shall be conditional upon, the closing of such transaction or effectiveness of such Registration Statement.

Article III
EXCHANGE RATIO

Section 3.1           Exchange Ratio; Adjustment of Exchange Ratio. Except as otherwise adjusted as provided for in Section 4.5, the ratio which each share of Class F Common Stock is exchangeable for a Ordinary Share shall be one (1) to one (1) (the “Exchange Ratio”).

Article IV
SUPPORT

Section 4.1           Taxes. Any and all share issuances or contributions hereunder shall be made free and clear of any and all present or future liens, encumbrances, transfer taxes and all liabilities with respect thereto. Each party shall pay any and all transfer taxes that he, she or it is required to pay under applicable law.

Section 4.2           No Effect on Agreement. Except as provided in this Agreement or otherwise agreed to by the parties hereto in writing, the obligations of Parent under this Agreement shall not be altered, limited, impaired or otherwise affected by:

(a)          any modification or amendment, in whole or in part, of the terms of the shares of Class F Common Stock or any other instrument or agreement evidencing or relating to any of the foregoing, except to the extent adopted in accordance with the Certificate of Incorporation;

(b)          any change, whether direct or indirect, in Parent’s relationship to the Company, including any such change by reason of any merger or consideration or any sale, transfer, issuance, spin-off, distribution or other disposition of any stock, equity interest or other security of Parent or any other entity;

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(c)          the failure by an Exchanging Shareholder to bring an action against the Company, Parent or any other party liable on the Obligation as a condition precedent to the exercise of its rights under this Agreement;

(d)          any proceeding, voluntary or involuntary, involving bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Parent or the Company or any defense which Parent or the Company may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding; and

(e)          any other act or omission that may or might otherwise operate as a discharge of Parent as a matter of law or equity, other than the performance of the Obligation and this Agreement.

Section 4.3           Continuing Agreement. This Agreement shall be construed as a continuing, absolute and unconditional, subject to the compliance by the parties with the requirements and procedures set forth herein, agreement to issue Reciprocal Ordinary Shares (or other property as provided herein) and a guarantee of performance of the Obligation and shall not be conditioned or contingent upon the pursuit by Exchanging Shareholders at any time of any right or remedy against Parent or the Company. This Agreement shall remain in full force and effect until it is terminated in accordance with Section 7.1.

Section 4.4           Reservation of Shares. The Company shall take note that, at all times while shares of Class F Common Stock are outstanding or are issuable (whether such obligation is absolute or contingent) pursuant to this Agreement and/or the Memorandum and Articles, reserve and keep available, from its authorized and unissued share capital, sufficient Ordinary Shares solely for issuance and delivery as and when required under this Agreement and/or such other agreements.

Section 4.5           Dilutive Actions; Dividends; Issuances; Shareholder Rights; Fundamental Transactions.

(a)          If there is: (1) any division or subdivision (by split, distribution, reclassification, recapitalization, reorganization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization, reorganization or otherwise) of the shares of Class F Common Stock, Parent shall cause it to be accompanied by an identical proportionate division, subdivision, consolidation or combination of the Ordinary Shares; or (2) any division or subdivision (by split, distribution, reclassification, recapitalization, reorganization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization, reorganization or otherwise) of the Ordinary Shares, Parent and the Company shall cause it to be accompanied by an identical proportionate division, subdivision, consolidation or combination of the shares of Class F Common Stock.

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(b)          In the event that Parent shall cause a dividend or other distribution to be made on the Ordinary Shares (whether in the form of cash, securities, properties or other assets), Parent shall take all necessary actions (including making contributions of cash, securities, property or other assets) so as to allow the Company to declare and pay, and the Company shall declare and pay (and Parent shall cause the Company to declare and pay) a dividend or distribution on each share of Class F Common Stock which shall be identical to the dividend or distribution paid on each Ordinary Share, at the same time as such dividend or distribution shall be paid on the Ordinary Shares.

(c)          In the event of any merger, acquisition, reorganization, consolidation, or liquidation of Parent involving a payment or distribution of cash, securities or other assets to the holders of Ordinary Shares or any reclassification or other similar transaction as a result of which the Ordinary Shares are converted into, among other things, another security and the shares of Class F Common Stock shall remain outstanding (a “Fundamental Transaction”), then the exchange provisions of this Agreement shall thereafter permit the exchange of shares of Class F Common Stock for the amount of such cash, securities or other assets which an Exchanging Shareholder would have received had he, she or it made an exchange for Ordinary Shares immediately prior to such Fundamental Transaction, regardless of whether such exchange would actually have been permitted at such time and taking into account any adjustment as a result of any division or subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such merger, acquisition, consolidation, reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Ordinary Shares are converted or changed into another security, securities or other property, this Agreement shall continue to be applicable, mutatis mutandis, with respect to such security, securities or other property.

(d)          Parent shall provide all Exchanging Shareholders with notice of any transaction referred to in clause (a) and (c) of this Section 4.5 promptly after the Company provides notice of any such proposed transaction, or otherwise proposes such transaction, to its shareholders but in no event later than (i) ten (10) Business Days prior to record date of such transaction, if applicable, or (ii) twenty (20) Business Days prior to the applicable effective date or expiration date of such transaction, or (iii) in any such case, such earlier time as notice thereof shall be required to be given pursuant to Rule 10b-17 under the Exchange Act. Such notice shall specify all material terms of such transaction, the record date (if applicable), the proposed date of consummation of such transaction (the “Proposed Consummation Date”) and the effect of such transaction on the Exchange Ratio.

(e)          All holders of shares of Class F Common Stock shall receive all notices, proxies, reports and other documents delivered to holders of Ordinary Shares as if such holders of shares of Class F Common Stock were holders of Ordinary Shares. All holders of shares of Class F Common Stock shall be entitled to attend all meetings, whether annual or extraordinary, of the shareholders of Parent as if such holders of Class F Common Stock were holders of Ordinary Shares and receive such prior notice of such meetings at substantially the same time as holders of Ordinary Shares.

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Section 4.6           Government Authority Approval. Parent and the Exchanging Shareholders shall cooperate with one another in (a) determining whether any action in respect of (including any filing with), or consent, approval, registration or qualification (other than registration under the Securities Act) or waiver by, any governmental authority under any United States federal or state law (a “Governmental Authority”) is required in connection with the issuance of Reciprocal Ordinary Shares upon an exchange pursuant to Article II hereof, (b) using their respective commercially reasonable efforts to take any such actions (including making any filing or furnishing any information required in connection therewith) in order to obtain any such consent, approval, registration, qualification or waiver required in connection with an exchange to be effected in accordance with Article II hereof on a timely basis and (c) keeping the other party promptly informed in all material respects with respect to any communication given or received in connection with any such action, consent, approval or waiver, including using reasonable efforts to provide to each other in advance any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party; provided, that any and all fees, costs and expenses required to be incurred by either Parent or the Exchanging Shareholders in connection with obtaining any such consent, approval, registration or qualification or waiver by, any Governmental Authority shall be paid by the Exchanging Shareholders.

Article V
REPRESENTATIONS AND WARRANTIES

Section 5.1           Representations and Warranties of Parent. Parent represents and warrants as of the date hereof and as of the date of each exchange effected in accordance with Article II hereof that (i) it is an exempted company limited by shares and is existing in good standing under the laws of the Cayman Islands, (ii) it has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to issue the Reciprocal Ordinary Shares in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by Parent and the consummation by it of the transactions contemplated hereby (including, without limitation, the issuance of the Reciprocal Ordinary Shares) have been duly authorized by all necessary action on the part of Parent, including but not limited to all actions necessary to ensure that the issuance of Reciprocal Ordinary Shares pursuant to the transactions contemplated hereby, to the fullest extent of the Parent’s Board of Directors’ power and authority and to the extent permitted by law, shall not be subject to any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover laws and regulations” of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby, (iv) this Agreement constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, the execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby (including the issuance of the Reciprocal Ordinary Shares) will not result in a violation of the Memorandum and Articles; (vi) upon each issuance to a Designated Recipient as contemplated by this Agreement, and registration in the Parent’s register of members, the Reciprocal Ordinary Shares so issued will be duly authorized and validly issued, fully paid and non-assessable and will be free of restrictions on transfer other than those existing by operation of applicable securities laws and will be free from all liens and charges imposed by Parent in respect of the issue thereof; and (vii) to the extent Ordinary Shares are listed on a national securities exchange, all Ordinary Shares shall, at all times that shares of Class F Common Stock are exchangeable, be duly approved for listing subject to official notice of issuance on each securities exchange, if any, on which the Ordinary Shares is then listed.

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Section 5.2           Representations and Warranties of the Exchanging Shareholders. Each Exchanging Shareholder, severally and not jointly, represents and warrants that as of the date hereof and as of the date of each Exchange (i) if it is not a natural person, that it is duly incorporated or formed and, the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) if it is not a natural person, the execution and delivery of this Agreement by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Exchanging Shareholder, (iv) this Agreement constitutes a legal, valid and binding obligation of such Exchanging Shareholder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, (v) the execution, delivery and performance of this Agreement by such Exchanging Shareholder and the consummation by such Exchanging Shareholder of the transactions contemplated hereby will not, if it is not a natural person, result in a violation of the certificate of incorporation and bylaws or other organizational constituent documents of such Exchanging Shareholder or, and (vi) that any Designated Recipient shall have all necessary legal authority under applicable laws to hold the Reciprocal Ordinary Shares.

Article VI
SECURITIES LAW MATTERS

Section 6.1           Securities Law Transfer Restrictions. Each Exchanging Shareholder agrees that it shall not offer, sell or otherwise Transfer any Ordinary Shares issued pursuant to this Agreement other than (a) to the Parent or the Company, (b) in compliance with the Securities Act or applicable laws of any State or other jurisdiction governing the offer and sale of securities or (c) in a transaction that does not require registration under the Securities Act or the laws of any applicable State or other jurisdiction governing the offer and sale of securities, but only if the Exchanging Shareholder has furnished to Parent, with a copy to the Company, a customary opinion of counsel, reasonably satisfactory to Parent and the Company, prior to such sale or Transfer to the extent reasonably requested by the Company. Each Exchanging Shareholder consents to the Parent and Company making a notation on its records and giving instructions to any registrar and transfer agent not to record any Transfer of securities of Parent and the Company held by such Exchanging Shareholder without first being notified by the Company that it is reasonably satisfied that such Transfer is exempt from, or not subject to, the registration requirements of the Securities Act. The Company shall promptly notify the Transfer Agent upon reasonably determining that a proposed Transfer is exempt from, or not subject to, the registration requirements of the Securities Act.

Section 6.2           Register of Members and Notation

(a)          Ordinary Shares. Each of the Parent, the Company and the Exchanging Shareholders acknowledge and agree that all Reciprocal Ordinary Shares issued pursuant to this Agreement shall be issued and registered in the Parents register of members. In connection with the issuance of Reciprocal Ordinary Shares, the Parent, the Company and the Exchanging Shareholders acknowledge the following notation (or a similar notation) may be placed in the Parent’s register of members:

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“THE RECIPROCAL ORDINARY SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM PURSUANT TO APPLICABLE LAW. ANY OFFER, SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THIS SECURITY IN A TRANSACTION THAT IS NOT REGISTERED UNDER THE SECURITIES ACT IS SUBJECT TO THE COMPANY’S RIGHT TO REQUIRE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY.”

If such notation has been placed in the Parent’s register of members, the Parent shall, at the request of an Exchanging Shareholder, remove or caused to be removed from such register the notation described in this Section 6.1(a), if it is reasonably satisfied (based upon opinion of counsel addressed to Parent reasonably satisfactory to Parent and the Company, or in the case of an Exchanging Shareholder proposing to transfer such securities, pursuant to Rule 144(b)(1) of the Securities Act, a customary certificate addressed to Parent confirming compliance with such exemptions, reasonably satisfactory to Parent and the Company) that such notation is no longer required under applicable requirements of the Securities Act.

(b)          Book Entry Transfer. The Parent shall register all issuances and transfers of Reciprocal Ordinary Shares made in accordance with the terms of this Agreement, in its register of members.

Section 6.3           Supplemental Listing. If any shares of the Ordinary Shares are listed on any national stock exchange, Parent shall take all such actions as may be necessary to ensure that the shares of Reciprocal Ordinary Shares issuable hereunder shall be duly approved for listing subject to official notice of issuance on each securities exchange, if any, on which the Ordinary Shares is then listed. Parent shall take all such actions as may be necessary to ensure that all such Reciprocal Ordinary Shares may be so issued without violation of any requirements of any domestic stock exchange upon which Ordinary Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Parent upon each such issuance).

Article VII
MISCELLANEOUS

Section 7.1           Termination. This Agreement shall terminate upon the earlier of (i) the date that no shares of Class F Common Stock remain outstanding (whether such obligation is absolute or contingent), (ii) the mutual written consent of Parent, the Company and each of the Exchanging Shareholders or (iii) the date that is five (5) years after the date of this Agreement; provided, however, that Article V, Article VI and this Article VII shall survive such termination.

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Section 7.2           Parent’s Waivers. Subject to the compliance by the parties with the requirements and procedures set forth herein, (i) Parent waives any and all notice of the creation, renewal, extension or accrual of the Obligation and notice of or proof of reliance by the Exchanging Shareholders upon this Agreement or acceptance of this Agreement, and (ii) the Obligation shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived in reliance upon this Agreement, and all dealings between Parent and the Exchanging Shareholders shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. Subject to the compliance by the parties with the requirements and procedures set forth herein, Parent waives presentment, demand, notice, and protest of all instruments included in or evidencing the Obligation and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of any such instrument or this Agreement.

Section 7.3           Election of Remedies. Each and every right, power and remedy herein given to the Exchanging Shareholders, or otherwise existing, shall be cumulative and not exclusive, and be in addition to all other rights, powers and remedies now or hereafter granted or otherwise existing. Each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised, from time to time and as often and in such order as may be deemed expedient by any of the Exchanging Shareholders.

Section 7.4           Effect of Delay or Omission to Pursue Remedy. No single or partial waiver by a party of any right, power or remedy, or delay or omission by any party in the exercise of any right, power or remedy which they may have shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. Any waiver given by any party of any right, power or remedy in any one instance shall only be effective in that specific instance, and only by the party expressly giving such waiver, and only for the purpose for which given, and will not be construed as a waiver of any right, power or remedy on any future occasion. No waiver of any term, covenant or provision of this Agreement, or consent given hereunder, shall be effective unless given in writing by the party to be bound thereby.

Section 7.5           Amendment. This Agreement may not be modified, amended, terminated or revoked, in whole or in part, except by an agreement in writing signed each of by the Company, Parent and each of the Exchanging Shareholders.

Section 7.6           Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given to any party hereto if personally delivered or if sent by telecopy or other electronic means, receipt confirmed, or by registered or certified mail, return receipt requested, or by recognized courier service, postage or other charges prepaid addressed as follows:

(a)	If to the Company:

[_________] Corporation
[_________]
[_________]
Attention: [________]
Facsimile: [________]

e-mail: [_________]

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(b)	If to Parent:

Yatra Online, Inc.
[______________]
[______________]
Attention: [________]
Facsimile: [________]

e-mail: [_________]

with a copy to (but which shall not constitute notice to the Company):

Goodwin Proctor LLP
100 Northern Avenue

Boston, Massachusetts 02210
Attention: [_________]
Facsimile: [_________]

e-mail: [__________]

(c)          If to any Exchanging Shareholder, at the address specified on Exhibit C hereto or an applicable Joinder Agreement;

or to such other address as may be specified from time to time by the parties in a notice to the other parties given as herein provided. Such notice or communication will be deemed to have been given as of the date so personally delivered, telecopied, mailed or sent by courier.

Section 7.7           Successors and Assigns: Joinder Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Notwithstanding the foregoing, neither Parent nor the Company shall have the right to assign its rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of all of the other parties hereto, and any such assignment without such consent shall be void and have no effect on the rights of the Exchanging Shareholders hereunder. Any Exchanging Shareholder shall be entitled to assign any or all of his, her or its rights hereunder in conjunction with the assignment or transfer of his, her or its Class F Common Stock or the right to receive Ordinary Shares to a third party (a “Permitted Transferee”). All Permitted Transferees shall be required as a condition to any such assignment or transfer, to become a party to this Agreement as an Exchanging Shareholder by executing a Joinder Agreement and Parent and the Company shall counter sign and deliver to such Permitted Transferee an executed Joinder Agreement promptly following receipt of a validly executed Joinder Agreement from such Permitted Transferee. Notwithstanding anything to the contrary contained in this Section 7.7, if a holder of shares of Class F Common Stock shall have entered into a lock-up or similar agreement or an arrangement with the Company with respect to any such holder’s shares of capital stock of the Company, then such agreement or arrangement shall also apply to the holder with respect to it shares of Class F Common Stock mutatis mutandis.

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Section 7.8           Specific Performance: Remedies. Each party acknowledges and agrees that the other parties would be damaged irreparably and would not have an adequate remedy at law if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, in addition to any other remedy to which he, she or it may be entitled at law or in equity, each party will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of any of the provisions of this Agreement and to enforce specifically this Agreement and its provisions, without bond or other security being required. Except as expressly provided herein, the rights and remedies created by this Agreement are cumulative and in addition to any other rights and remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies or a waiver of the right to pursue any other right or remedy to which such party may be entitled.

Section 7.9           Governing Law. This Agreement shall be construed according to and governed by the laws of the State of New York without regard to principles of conflict of laws.

Section 7.10         Submission To Jurisdiction. In any action or proceeding among the parties arising out of or relating to this Agreement, each of the parties (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of any New York federal court sitting in the Borough of Manhattan of the City of New York; (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any such action in any court other than a New York federal court sitting in the Borough of Manhattan of the City of New York, or, if (and only if) such court finds it lacks jurisdiction, any New York state court sitting in the Borough of Manhattan of the City of New York, and appellate courts thereof.

Section 7.11         Waiver Of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT.

Section 7.12         Entire Agreement. This Agreement, the Contribution Agreement and the documents or instruments referred to herein and therein, including any exhibits and schedules attached hereto and thereto, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement and such other agreements supersede all prior agreements and the understandings among the parties with respect to such subject matter.

Section 7.13         Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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Section 7.14         Counterparts. This Agreement may be executed (including by facsimile or other electronic transmission) in one or more separate counterparts, each such counterpart being deemed an original instrument, and all such counterparts will together constitute the same agreement.

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, all as of the date first above written.

[____________] CORPORATION

By:
Name:
Title:

YATRA ONLINE, INC.

By:
Name:
	Title:	Authorized Signatory

EXCHANGING SHAREHOLDERS:

[__________]

By:
Name:
Title:

[Signature Page to Exchange and Support Agreement]

EXHIBIT A

Form of Exchange Notice

To:	[_____________] Corporation

[_____________]

[_____________]

Date: [            ]

Ladies and Gentlemen:

Pursuant to the Exchange and Support Agreement, dated ___________, 2016, the undersigned hereby requests [______] Corporation to exchange the number of shares of Class F Common Stock set forth below for Reciprocal Ordinary Shares and (ii) deliver such Reciprocal Ordinary Shares to the Designated Recipient set forth below.

DESCRIPTION OF SHARES TENDERED

Certificate Number(s)	Class F Common Stock Total Number of Shares Represented by Certificates	Number of Shares Exchanged	Certificate Number(s)	Number of Shares Redeemed(1)

(1)    Unless otherwise indicated, it will be assumed that all shares represented by the certificates described above are being exchanged or redeemed, as applicable.

DELIVERY OF RECIPROCAL ORDINARY SHARES

Name, address and Taxpayer ID Number of Designated Recipient	Number of Shares of Reciprocal Ordinary Shares to be Delivered

(1)    Unless otherwise indicated, it will be assumed in each case that Reciprocal Ordinary Shares shall be delivered in certificate form to the Designated Recipient.

A-1

Proposed Exchanged Date (minimum 5 and maximum 45 calendar days in advance):

For each Designated Recipient of Reciprocal Ordinary Shares taking delivery by book-entry transfer made to an account maintained by the depositary with the book-entry transfer facility, complete the following (only participants in the book-entry transfer facility may receive Reciprocal Ordinary Shares by book-entry transfer):

Name of Designated Recipient (must exactly match name supplied above	Name of Institution Receiving Reciprocal Ordinary Shares	Account Number	Transaction Code Number

Name and signature of Exchanging Shareholder:
(print name)

(signature)

A-2

EXHIBIT B
Form of Share Notice

To:	Yatra Online, Inc.

[___________]

[___________]

Date: [                               ]

Gentlemen:

Pursuant to the Exchange and Support Agreement, dated [_________], 2016, on behalf of the Exchanging Shareholder, the Company hereby directs Parent to issue [_________] of Reciprocal Ordinary Shares to the Company in exchange for the number of shares Class F Common Stock set forth in the executed Exchange Notice attached hereto.

Very Truly Yours,

[_________] CORPORATION

By:
Name:
Title:

B-1

EXHIBIT C
Exchanging Shareholder Notices

Name	Address

C-1